                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-110437


PROSPECTUS SUPPLEMENT DATED JULY 26, 2004
                                         (TO PROSPECTUS DATED DECEMBER 17, 2003)

                                 $1,183,656,000

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                           RAMP SERIES 2004-RS7 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-RS7

OFFERED CERTIFICATES

The trust will consist primarily of three groups of one- to four-family first lien mortgage loans. The trust will issue ten classes of senior certificates, the Class A Certificates, that are offered under this prospectus supplement.


CREDIT ENHANCEMENT

Credit enhancement for the offered certificates consists of:

o    excess cash flow and overcollateralization;

o    cross-collateralization; and

o two certificate guaranty insurance policies issued by Financial Guaranty Insurance Company for the Class A Certificates.


                                   [FGIC LOGO]

-----------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS PROSPECTUS SUPPLEMENT.
-----------------------------------------------------------------------------

The prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor, in connection with offers and sales of the offered certificates in market-making transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Residential Funding Securities Corporation will offer the offered certificates to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 99.56% of the aggregate certificate principal balance of the offered certificates, plus accrued interest on the Class A-I Certificates, other than the Class A-I-1 Certificates, and the Class A-III Certificates, before deducting expenses.

BEAR, STEARNS & CO. INC.
                             CITIGROUP
                                            JPMORGAN
                                                             GMAC RFC SECURITIES

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Summary.....................................................................S-3
Risk Factors...............................................................S-14
   Risks Associated with the
   Mortgage Loans..........................................................S-14
   Limited Obligations.....................................................S-18
   Liquidity Risks.........................................................S-18
   Bankruptcy Risks........................................................S-18
   Special Yield and Prepayment
      Considerations.......................................................S-19
   Risk of Interest Shortfalls ............................................S-22
Introduction ..............................................................S-25
Description of the Mortgage Pool ..........................................S-25
   General.................................................................S-25
   Mortgage Loan Characteristics--Group I Loans............................S-26
   Group II Loans .........................................................S-32
   Group II-A Loan Characteristics ........................................S-34
   Group II-B Loan Characteristics ........................................S-44
   Group III Loans.........................................................S-53
   Group III Loan Characteristics..........................................S-55
   Compliance with Local, State and Federal Laws...........................S-62
   Standard Hazard Insurance and
      Primary Mortgage Insurance...........................................S-63
   Product Types...........................................................S-64
   Residential Funding ....................................................S-68
   Servicing ..............................................................S-68
   Additional Information .................................................S-69
The Certificate Insurer....................................................S-69
Description of the Certificates............................................S-71
   General.................................................................S-71
   Book-Entry Certificates.................................................S-72
   Glossary of Terms.......................................................S-75
   Distributions on the Offered Certificates...............................S-84
   Multiple Loan Group Structure...........................................S-85
   Interest Distributions..................................................S-85
   Determination of One-Month LIBOR........................................S-86
   Principal Distributions.................................................S-87
   Overcollateralization Provisions........................................S-88


                                                                           PAGE
                                                                           ----
   Allocation of Losses....................................................S-92
   Advances................................................................S-95
   Reports to Certificateholders...........................................S-95
   Limited Mortgage Loan Purchase Right....................................S-96
   Description of the Certificate Guaranty
      Insurance Policies...................................................S-96
Yield and Prepayment Considerations........................................S-98
   General.................................................................S-98
   Prepayment Considerations...............................................S-98
   Allocation of Principal Payments.......................................S-100
   Realized Losses and Interest Shortfalls................................S-101
   Pass-Through Rates.....................................................S-102
   Purchase Price.........................................................S-103
   Class A-I-6 Certificates Yield Considerations..........................S-103
   Final Scheduled Distribution Dates.....................................S-104
   Weighted Average Life..................................................S-104
Pooling and Servicing Agreement...........................................S-117
   General................................................................S-117
   The Master Servicer....................................................S-117
   Servicing and Other Compensation
     and Payment of Expenses..............................................S-120
   Voting Rights..........................................................S-120
   Termination............................................................S-120
Method of Distribution....................................................S-121
Material Federal Income Tax Considerations................................S-123
State and Other Tax Consequences..........................................S-126
ERISA Considerations .....................................................S-126
Legal Investment..........................................................S-126
Experts...................................................................S-127
Legal Matters.............................................................S-127
Ratings...................................................................S-127
ANNEX I.....................................................................I-1
APPENDIX A.................................................................AX-1

                                     SUMMARY

The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust.....................   RAMP Series 2004-RS7 Trust.

Title of the offered certificates...   Mortgage Asset-Backed Pass-Through
                                       Certificates, Series 2004-RS7.

Depositor...........................   Residential Asset Mortgage Products,
                                       Inc., an affiliate of Residential Funding
                                       Corporation.

Master servicer.....................   Residential Funding Corporation.

Trustee  ...........................   JPMorgan Chase Bank.

Certificate Insurer.................   Financial Guaranty Insurance Company.

Mortgage pool.......................   7,199 fixed-rate and adjustable-rate
                                       mortgage loans with an aggregate
                                       principal balance of approximately
                                       $1,190,000,739 as of the close of
                                       business on the day prior to the cut-off date, secured by first liens on one- to four- family residential properties.

Cut-off date........................   July 1, 2004.

Closing date........................   On or about July 29, 2004.

Distribution dates..................   Beginning on August 25, 2004 and
                                       thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.

Form of offered certificates........   Book-entry.

                                       See "Description of the
                                       Certificates--Book-Entry Certificates" in this prospectus supplement.

Minimum denominations...............   Class A Certificates, $25,000.

ERISA Considerations................   The Class A Certificates may be eligible
                                       for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations.

                                       See "ERISA Considerations" in this
                                       prospectus supplement and in the
                                       prospectus.

Legal investment....................   The offered certificates will not be
                                       "mortgage related securities" for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement Act of 1984.

                                       See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

                                                        OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                INITIAL
                                     INITIAL CERTIFICATE         RATING
                  PASS-THROUGH            PRINCIPAL              (S&P/                                            FINAL SCHEDULED
   CLASS              RATE                 BALANCE              MOODY'S)               DESIGNATIONS              DISTRIBUTION DATE
------------------------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
------------------------------------------------------------------------------------------------------------------------------------
A-I-1           Adjustable Rate     $          130,076,000      AAA/Aaa              Senior/Insured/              August 25, 2022
                                                                                     Adjustable Rate
------------------------------------------------------------------------------------------------------------------------------------
A-I-2                4.000%         $           40,738,000      AAA/Aaa         Senior/Insured/Fixed Rate       September 25, 2025
------------------------------------------------------------------------------------------------------------------------------------
A-I-3                4.450%         $           46,701,000      AAA/Aaa         Senior/Insured/Fixed Rate          July 25, 2028
------------------------------------------------------------------------------------------------------------------------------------
A-I-4                5.350%         $           87,155,000      AAA/Aaa         Senior/Insured/Fixed Rate          June 25, 2032
------------------------------------------------------------------------------------------------------------------------------------
A-I-5                5.900%         $           55,330,000      AAA/Aaa         Senior/Insured/Fixed Rate          July 25, 2034
------------------------------------------------------------------------------------------------------------------------------------
A-I-6                5.220%         $           40,000,000      AAA/Aaa          Senior/Insured/Lockout/           July 25, 2034
                                                                                        Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-II-A          Adjustable Rate     $          346,990,000      AAA/Aaa         Senior/Insured/Adjustable          July 25, 2034
                                                                                           Rate
------------------------------------------------------------------------------------------------------------------------------------
A-II-B1         Adjustable Rate     $          152,897,000      AAA/Aaa         Senior/Insured/Adjustable         March 25, 2027
                                                                                           Rate
------------------------------------------------------------------------------------------------------------------------------------
A-II-B2         Adjustable Rate     $          159,394,000      AAA/Aaa         Senior/Insured/Adjustable          July 25, 2034
                                                                                           Rate
------------------------------------------------------------------------------------------------------------------------------------
A-III            Variable Rate      $          124,375,000      AAA/Aaa          Senior/Insured/Variable           July 25, 2034
                                                                                           Rate
------------------------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:         $        1,183,656,000
------------------------------------------------------------------------------------------------------------------------------------
Total offered certificates:         $        1,183,656,000
------------------------------------------------------------------------------------------------------------------------------------
                                                      Non-Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
SB-I                  N/A           $                  177        N/A                  Subordinate                      --
------------------------------------------------------------------------------------------------------------------------------------
SB-II                 N/A           $            6,344,562        N/A                  Subordinate                      --
------------------------------------------------------------------------------------------------------------------------------------
R-I                   N/A                    N/A                  N/A                    Residual                       --
------------------------------------------------------------------------------------------------------------------------------------
R-II                  N/A                    N/A                  N/A                    Residual                       --
------------------------------------------------------------------------------------------------------------------------------------
R-III                 N/A                    N/A                  N/A                    Residual                       --
------------------------------------------------------------------------------------------------------------------------------------
R-IV                  N/A                    N/A                  N/A                    Residual                       --
------------------------------------------------------------------------------------------------------------------------------------
Total Class SB and
 Class R Certificates:              $            6,344,739
------------------------------------------------------------------------------------------------------------------------------------
Total offered and
 non-offered certificates:          $        1,190,000,739
------------------------------------------------------------------------------------------------------------------------------------

                                       S-5

OTHER INFORMATION:

CLASS A-I-1:

The pass-through rate on the Class A-I-1 Certificates will be the lesser of:

     o    one-month LIBOR plus 0.17% per annum and

     o the weighted average of the net mortgage rates of the mortgage loans in loan group I, adjusted to an actual over 360-day rate.

CLASS A-I-4, CLASS A-I-5 AND CLASS A-I-6:

The pass-through rates on the Class A-I-4, Class A-I-5 and Class A-I-6 Certificates will be the lesser of the applicable fixed rate per annum indicated on page S-5 and the weighted average of the net mortgage rates of the mortgage loans in loan group I.

Starting on the second distribution date after the first possible optional termination date for the mortgage loans in loan group I, the fixed rate indicated above for the Class A-I-5 Certificates will increase by a per annum rate equal to 0.50%.

CLASS A-II-A, CLASS A-II-B1 AND CLASS A-II-B2:

The pass-through rates on the Class A-II-A, Class A-II-B1 and Class A-II-B2 Certificates will be the least of:

     o    one-month LIBOR plus the related margin,

     o    14% per annum and

     o the weighted average of the net mortgage rates of the mortgage loans in loan group II, adjusted to an actual over 360-day rate.


                              RELATED MARGIN

CLASS                                    (1)                  (2)
-----                                    ---                  ---

A-II-A............................      0.31%                0.62%

A-II-B1...........................      0.15%                0.30%

A-II-B2...........................      0.33%                0.66%

-----
(1)      Initially.
(2) On or after the second distribution date after the first possible optional termination date for the mortgage loans in loan group II and loan group III.

CLASS A-III:

The pass-through rate on the Class A-III Certificates will be a per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans in loan group III, multiplied by a fraction equal to the aggregate stated principal balance of the group III loans, divided by the certificate principal balance of the Class A-III Certificates.

THE TRUST

The depositor will establish a trust with respect to the Series 2004-RS7 Certificates. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. In addition, the trust will include two certificate guaranty insurance policies issued by the certificate insurer for the benefit of the Class A Certificates. Each certificate will represent a partial ownership interest in the trust.


THE MORTGAGE POOL

The mortgage loans to be deposited into the trust will be divided into three loan groups. Loan group I consists of fixed rate mortgage loans and loan group II and loan group III consist of adjustable rate mortgage loans. Loan group II will be divided into two sub-groups, loan group II-A and loan group II-B. The mortgage loans to be deposited in the trust have the following characteristics as of the cut-off date:

LOAN GROUP I

                                        WEIGHTED
                          RANGE          AVERAGE
                          -----          -------
Principal balance       $22,425         $170,285*
                        to
                        $1,700,000

Mortgage rate           4.625% to       6.7636%
                        11.900%

Remaining term          118 to          347
to stated maturity      360
(months)

*Indicates average principal balance


LOAN GROUP II-A

                                        WEIGHTED
                          RANGE          AVERAGE
                          -----          -------
Principal balance       $30,459         $139,498*
                        to
                        $335,725

Mortgage rate           2.750%          7.3913%
                        to
                        10.600%

Remaining term          178  to         358
to stated maturity      360
(months)

*Indicates average principal balance


LOAN GROUP II-B

                                        WEIGHTED
                          RANGE          AVERAGE
                          -----          -------
Principal balance       $32,894         $161,539*
                        to
                        $1,300,000

Mortgage rate           3.500% to       7.3904%
                        11.600%


Remaining term          177 to          359
to stated maturity      360
(months)

*Indicates average principal balance

The interest rate on each mortgage loan in loan group II will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

LOAN GROUP III

                                       WEIGHTED
                         RANGE          AVERAGE
                         -----          -------
Principal              $37,800         $319,694*
balance                to
                       $1,495,000

Mortgage rate          3.875% to       5.0273%
                       7.500%

Remaining term         354  to         358
to stated              360
maturity
(months)

*Indicates average principal balance


The interest rate on each mortgage loan in loan group III will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

A substantial majority of the mortgage loans were acquired under Residential Funding's negotiated conduit asset program. Substantially all of these mortgage loans have one or more of the following characteristics:

o    they do not comply with Residential Funding's other programs;

o    they have current loan-to-value ratios of up to 107%;

o they were not originated in accordance with any standard secondary market underwriting guidelines; and/or

o    the related mortgagors have delinquency histories or low credit scores.

See "Risk Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.


PAYMENTS ON THE CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each distribution date, the trustee will make distributions to investors. The Class A-I Certificates will relate to and will receive payments primarily from loan group I. The Class A-II Certificates will relate to and will receive payments primarily from loan group
II. The Class A-II-A Certificates will relate to and will receive payments primarily from loan sub-group II-A and the Class A-II-B Certificates will relate to and will receive payments primarily from loan sub- group II-B. The Class A-III Certificates will relate to and will receive payments primarily from loan group III. The amounts available for distribution will be calculated on a loan group by loan group basis and will include:

o collections of monthly payments on the related mortgage loans, including prepayments and other unscheduled collections plus

o any amounts received from the related certificate guaranty insurance policy, plus

o advances for delinquent payments on the mortgage loans in the related loan group minus

o fees and expenses of the subservicers and the master servicer for the applicable loan group, including reimbursement for advances minus

o the allocable premium paid to the certificate insurer for the related certificate guaranty insurance policy.

See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.


PRIORITY OF PAYMENTS. Payments to the certificateholders will be made from the available amount from each loan group as follows:

o Distribution of interest to the related offered certificates in the priority described in this prospectus supplement

o Distribution of principal to the related offered certificates in the priority described in this prospectus supplement

Any amounts remaining will generally constitute the excess cash flow for that loan group. The Class A-I Certificates will relate to and will receive payments primarily from the excess cash flow from loan group I. The Class A-II Certificates and Class A-III Certificates will relate to and will receive payments primarily from the excess cash flow for loan group II. There will be no excess cash flow for loan group III. Excess cash flow will be distributed as follows:

o Distribution of principal to the related offered certificates and subsequently, to the non-related offered certificates from the excess interest on the mortgage loans, to cover some realized losses, in the priority described in this prospectus supplement

o Reimbursement to the certificate insurer for prior draws made on a certificate guaranty insurance policy allocable to the related, and then the non-related offered certificates

o Distribution of additional principal to the related offered certificates and subsequently, to the non-related offered certificates from the excess interest on the mortgage loans, until the required level of overcollateralization is reached

o Payment to the related offered certificates and subsequently, to the non-related offered certificates, in respect of prepayment interest shortfalls

o Payment to the Class A-II Certificates in respect of basis risk shortfalls and payment to certain Class A-I Certificates in respect of interest shortfalls due to application of the cap on the related pass-through rate, in the priority described in this prospectus supplement

o Payment to the related offered certificates and subsequently, to the non-related offered certificates, in respect of current relief act shortfalls allocated thereto

o Payment to the related offered certificates and subsequently, to the non-related offered certificates, in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed

o    Distribution of any remaining funds to the non-offered certificates


INTEREST DISTRIBUTIONS. The amount of interest owed to each class of offered certificates on each distribution date will equal:

o    The pass-through rate for that class of certificates multiplied by

o The principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o In the case of the Class A-I-2, Class A-I- 3, Class A-I-4, Class A-I-5, Class A-I-6 and Class A-III Certificates, 1/12th, and in the case of the Class A-I-1 Certificates and Class A-II Certificates, the actual number of days in the related interest accrual period, divided by 360, minus

o    The share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.


ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the various classes of offered certificates as described in this prospectus supplement.

In addition, the offered certificates will receive a distribution of principal to the extent of any excess cash flow available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization for the related loan group is reached. Each class of offered certificates also may receive a distribution of principal to cover losses and to increase the amount of overcollateralization from the excess cash flow from the non-related loan group. Also, payments of principal on the offered certificates will be made from draws on the related certificate guaranty insurance policy to cover losses on the mortgage loans allocated to the offered certificates.

See "Description of the Certificates-- Principal Distributions" in this prospectus supplement.


CREDIT ENHANCEMENT

The credit enhancement for the benefit of the offered certificates consists of:

EXCESS CASH FLOW. Because more interest with respect to the mortgage loans in loan group I and loan group II is payable by the mortgagors than is necessary to pay the interest on the related offered certificates each month, there may be excess cash flow with respect to those loan groups. Some of this excess cash flow may be used to protect the related and non-related offered certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses or by reimbursing the principal portion of any realized losses previously allocated to the offered certificates that remain unreimbursed if the required amount of overcollateralization for the related loan group is reached. There will be no excess cash flow with respect to the mortgage loans in loan group III.


OVERCOLLATERALIZATION. On the closing date, the trust will issue an aggregate principal amount of offered certificates related to each loan group which is less than the aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date. In addition, on each distribution date, to the extent not used to cover losses, excess cash flow with respect to loan group I and loan group II will be used first, to pay principal to the related offered certificates and then to the non-related offered certificates, further reducing the aggregate principal amount of the offered certificates below the aggregate principal balance of the mortgage loans in the related loan group. The excess amount of the aggregate principal balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess cash flow. If the level of overcollateralization falls below what is required, the excess cash flow with respect to loan group I and loan group II will be paid first to the related offered certificates and then to the non-related offered certificates as principal to the extent described in this prospectus supplement. This will reduce the principal balance of the offered certificates faster than the principal balance of the related mortgage loans, until the required level of overcollateralization is reached with respect to each loan group.

CERTIFICATE GUARANTY INSURANCE POLICY. On the closing date, the certificate insurer will issue two certificate guaranty insurance policies in favor of the trustee, one policy for the benefit of the holders of the Class A-I Certificates and the other policy for the benefit of the holders of the Class A-II Certificates and Class A-III Certificates. Each certificate guaranty insurance policy will unconditionally and irrevocably guarantee shortfalls in amounts available to pay the interest distribution amount for the related offered certificates on any distribution date, will cover any losses allocated to the related offered certificates if not covered by excess cash flow or overcollateralization and will guarantee the outstanding certificate principal balance of the related offered certificates on the distribution date in July 2034. However, the certificate guaranty insurance policies will not provide coverage for some interest shortfalls.

See "Description of the Certificates-- Description of the Certificate Guaranty Insurance Policies" in this prospectus supplement.


LIMITATIONS ON CREDIT ENHANCEMENT. Not all realized losses will be allocated as described above under the heading "Credit Enhancement". Realized losses in excess of the amount set forth in this prospectus supplement will be allocated to the offered certificates, as described in this prospectus supplement. Any loss allocated to the offered certificates will be covered by the certificate guaranty insurance policy.


ADVANCES

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates-- Advances" in this prospectus supplement.


OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans in loan group I as of the related determination date is less than 10% of its aggregate principal balance as of the cut-off date, the master servicer may, but will not be required to:

o purchase from the trust all of the remaining mortgage loans in loan group I and cause an early retirement of the related certificates;

     or

o    purchase all of the certificates related to loan group I.

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans in loan group II and loan group III as of the related determination date is less than 10% of their aggregate principal balance as of the cut-off date, the master servicer may, but will not be required to:

o purchase from the trust all of the remaining mortgage loans in loan group II and loan group III and cause an early retirement of the related certificates;

     or

o    purchase all of the certificates related to loan group II and loan group
     III.

An optional purchase of the certificates related to any loan group will cause the outstanding principal balance of the applicable certificates to be paid in full with accrued interest and the related REMIC to be retired. However, no purchase of the mortgage loans of any loan group or the certificates related to a loan group will be permitted if it would result in a draw on the certificate guaranty insurance policy with respect to the related loan group, and no purchase of the mortgage loans of any loan group or the certificates related to a loan group will be permitted if the certificate insurer can show a reasonable probability that it would result in a draw on the certificate guaranty insurance policy with respect to any other loan group unless, in either case, the certificate insurer consents to the termination.

See "Pooling and Servicing Agreement-- Termination" in this prospectus supplement.


RATINGS

When issued, the offered certificates will receive the ratings listed on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.


LEGAL INVESTMENT

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.


ERISA CONSIDERATIONS

The offered certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.


TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of the reserve fund, as four REMICs. The offered certificates will each represent ownership of a regular interest in a REMIC, together with, in the case of certain certificates, the contractual right to receive payments from a reserve fund to cover certain interest shortfalls. The offered certificates generally will be treated as debt instruments for federal income tax purposes. Offered certificateholders will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder's usual method of accounting. For federal income tax purposes, the residual certificates will represent the sole residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS


  MANY OF THE MORTGAGE LOANS      The mortgage loans were evaluated pursuant to
  HAVE UNDERWRITING EXCEPTIONS    the program described in this prospectus
  AND OTHER ATTRIBUTES THAT       supplement. See "Description of the Mortgage
  MAY INCREASE RISK OF LOSS ON    Pool--Product Types" in this prospectus
  THE MORTGAGE LOANS.             supplement. The mortgage loans are ineligible
                                  for inclusion in other securitizations
                                  conducted by Residential Funding or any one of its affiliates using the standard selection criteria for those securitizations. The mortgage loans include loans that:

                                  o    have factors and characteristics that
                                       cause the loan to be ineligible for
                                       inclusion in another securitization
                                       conducted by Residential Funding or any
                                       one of its affiliates, other than on an
                                       exception basis;

                                  o    have current loan-to-value ratios of up
                                       to 107%;

                                  o have borrowers with low credit scores as described in this prospectus supplement;

                                  o    were not originated pursuant to any
                                       particular secondary mortgage market
                                       program; as a result many of the mortgage loans have exceptions such as high loan-to-value ratios at origination or no primary mortgage insurance policy;

                                  o are currently delinquent, but not greater than 59 days delinquent; and

                                  o    have delinquency histories that do not
                                       comply with the standard requirements for other securitizations conducted by Residential Funding or any one of its affiliates.

                                  The foregoing characteristics of the mortgage loans may adversely affect the performance of the mortgage pool and the value of the offered certificates as compared to other mortgage pools and other series of mortgage pass-through certificates issued by Residential Funding and its affiliates.

                                  Investors should note that 1.7% and 20.3% of the mortgage loans which have credit scores in loan group I and loan group II, respectively, were made to borrowers that have credit scores of less than 600. These mortgage loans and mortgage loans with higher loan-to-value ratios may present a greater risk of loss. 42.6%, 98.0% and 9.0% of the mortgage loans in loan group I, loan group II and loan group III respectively, are mortgage loans with loan-to-value ratios at origination in excess of 80%, that are not insured by a primary mortgage insurance policy.

  THE MORTGAGE LOANS WERE         The mortgage loans included in the trust were
  UNDERWRITTEN IN ACCORDANCE      originally underwritten in accordance with a
  WITH A VARIETY OF               variety of underwriting standards under
  UNDERWRITING STANDARDS AND      several different programs. The standards
  PROGRAMS, WHICH MAY INCREASE    under which the mortgage loans were
  THE RISK OF LOSS ON THE         underwritten are less stringent than the
  MORTGAGE LOANS.                 underwriting standards applied by other first
                                  mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac, or pursuant to the other programs of Residential Funding or its affiliates. See "Description of the Mortgage Pool--Product Types." As a result, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

  THE RETURN ON YOUR              The Servicemembers Civil Relief Act, formerly
  CERTIFICATES COULD BE           known as the Soldiers' and Sailors' Civil
  REDUCED BY SHORTFALLS DUE TO    Relief Act of 1940, or Relief Act, provides
  THE RELIEF ACT.                 relief to borrowers who enter active military
                                  service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations of the United
                                  States may increase the number of borrowers who may be in active military service, including persons in reserve status who may be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will reduce the amount of interest payable on each class of offered certificates on a pro rata basis. The master servicer is not required to advance these shortfalls and these shortfalls will not be covered by overcollateralization, subordination or any other form of credit enhancement, except that interest shortfalls as a result of the application of the Relief Act in an interest accrual period may be covered by excess cashflow in that interest accrual period in the manner and priority described under "Description of the Certificates--
                                  Overcollateralization Provisions" in this prospectus supplement. The certificate guaranty insurance policies will not cover any interest shortfalls as a result of the application of the Relief Act.

                                  The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

                                  We do not know how many mortgage loans have been or may be affected by the application of the Relief Act.

                                  See "Certain Legal Aspects of the
                                  Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

  THE MORTGAGE POOL IS NOT        The mortgage pool consists of a variety of
  HOMOGENEOUS. AS A RESULT, IT    mortgage loans, including a variety of
  MAY BE DIFFICULT TO             underwriting standards, credit quality,
  ANTICIPATE THE PERFORMANCE      mortgage loan types, payment terms, property
  OF THE MORTGAGE POOL.           types and originators. In addition, the
                                  adjustable rate mortgage loans have a wide range of interest rates, indices, initial adjustment dates and periodic adjustment dates. As a result, the loss and delinquency experience of the mortgage loans may differ substantially from the characteristics of more homogeneous pools, and may be difficult to project. See "Description of the Mortgage
                                  Pool" in this prospectus supplement.

  SOME OF THE MORTGAGE LOANS      Some of the mortgage loans included in the
  ARE DELINQUENT OR HAVE BEEN     trust are either currently delinquent or have
  DELINQUENT IN THE PAST,         been delinquent in the past. As of the cut-off
  WHICH MAY INCREASE THE RISK     date, 0.1% and 0.2% of the mortgage loans in
  OF LOSS ON THE MORTGAGE         loan group I and loan group II, respectively,
  LOANS.                          are 30 to 59 days delinquent in payment of
                                  principal and interest. Mortgage loans with a history of delinquencies are more likely to experience delinquencies in the future, even if these mortgage loans are current as of the cut-off date. See "Description of the Mortgage
                                  Pool--Mortgage Loan Characteristics--Group I
                                  Loans" and "--Group II Loans--Mortgage Loan
                                  Characteristics" in this prospectus
                                  supplement.

  THE RETURN OF THE OFFERED       One risk associated with investing in
  CERTIFICATES MAY BE             mortgage-backed securities is created by any
  PARTICULARLY SENSITIVE TO       concentration of the related properties in one
  CHANGES IN REAL ESTATE          or more specific geographic regions.
  MARKETS IN SPECIFIC REGIONS.    Approximately 27.0% of the mortgage loans in
                                  loan group I are located in California.
                                  Approximately 10.2% of the mortgage loans in loan group II are located in Florida.
                                  Approximately 46.3% and 14.2% of the mortgage loans in loan group III are located in California and Florida, respectively. If the regional economy or housing market weakens in Florida, California or in any other region having a significant concentration of properties underlying the mortgage loans in any loan group, the mortgage loans in that region may experience high rates of loss and delinquency resulting in losses allocated to the related offered certificates. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages or terrorist actions or acts of war.

  RISKS ASSOCIATED WITH LOANS     Approximately 5.5% of the Group II Loans may
  SECURED BY PROPERTY IN          fall within the scope of certain provisions of
  ILLINOIS.                       an Illinois statute governing interest rates
                                  and origination fees. The scope and
                                  application of this Illinois law has recently been called into question by an Illinois appellate court decision. To the extent it is determined that any mortgage loan was originated in violation of Illinois law, the seller will be required to cure the breach, or repurchase or substitute for the mortgage loan. Any such repurchase may result in a faster return of principal at a time when you might not be able to invest those funds at an interest rate as high as the applicable pass-through-rate. See "Description of the
                                  Mortgage Pool--Compliance with Local State and
                                  Federal Laws" in this prospectus supplement.

  SOME OF THE MORTGAGE LOANS      Approximately 8.6%, 4.4% and 65.0% of the
  HAVE AN INITIAL INTEREST        group I loans, group II loans and group III
  ONLY PERIOD, WHICH MAY          loans, respectively, will have an initial
  INCREASE THE RISK OF LOSS       interest only period of not greater than ten
  AND DELINQUENCY ON THESE        years. During this period, the payment made by
  MORTGAGE LOANS.                 the related borrower will be less than it
                                  would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period.
                                  As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

                                  After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                  Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency, default and prepayment experience of these mortgage loans.

LIMITED OBLIGATIONS

  CREDIT ENHANCEMENT IS           The only credit enhancement for the offered
  LIMITED.                        certificates will be the excess cash flow,
                                  cross-collateralization, overcollateralization
                                  and the related certificate guaranty insurance policy, in each case as described in this prospectus supplement.

                                  None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the offered certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement, the holders of the offered certificates will bear the risk of these losses.

                                  In addition, if there is a default under the certificate guaranty insurance policy, the offered certificates will bear losses on the mortgage loans in excess of the available credit enhancement. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

  PAYMENTS ON THE MORTGAGE        The offered certificates represent interests
  LOANS ARE THE PRIMARY SOURCE    only in the RAMP 2004-RS7 Trust. The offered
  OF PAYMENTS ON YOUR             certificates do not represent an interest in
  CERTIFICATES.                   or obligation of the depositor, the master
                                  servicer, the trustee or any of their
                                  affiliates. If proceeds from the assets of the RAMP 2004-RS7 Trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the master servicer, the trustee or any of their affiliates.

LIQUIDITY RISKS

  YOU MAY HAVE TO HOLD YOUR       A secondary market for your offered
  CERTIFICATES TO MATURITY IF     certificates may not develop. Even if a
  THEIR MARKETABILITY IS          secondary market does develop, it may not
  LIMITED.                        continue, or it may be illiquid. Illiquidity
                                  means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.
                                  Illiquidity can have an adverse effect on the market value of the offered certificates.

BANKRUPTCY RISKS

  BANKRUPTCY PROCEEDINGS COULD    The transfer of the mortgage loans from the
  DELAY OR REDUCE DISTRIBUTIONS   seller to the depositor is intended by the
  ON THE OFFERED CERTIFICATES.    parties to be and has been documented as a
                                  sale; however, the seller will treat the transfer of the mortgage loans as a secured financing for accounting purposes. If the seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the offered certificates. The risk of such a recharacterization with respect to the mortgage loans may be increased by the seller's treatment of the transfer of these mortgage loans as a secured financing for accounting purposes. See "Description of the Certificates--Limited Mortgage Loan Purchase
                                  Right" in this prospectus supplement.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

  THE YIELD TO MATURITY ON        The yield to maturity on your certificates
  YOUR CERTIFICATES WILL VARY     will depend on a variety of factors,
  DEPENDING ON VARIOUS            including:
  FACTORS.

                                  o the rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations and repurchases due to breaches of representations and warranties,

                                  o    the allocation of principal payments
                                       among the various classes of
                                       certificates,

                                  o    the rate and timing of realized losses
                                       and interest shortfalls on the mortgage
                                       loans,

                                  o    the pass-through rate for your
                                       certificates and

                                  o    the purchase price you paid for your
                                       certificates.

                                  The rates of prepayments and defaults are two of the most important and least predictable of these factors.

                                  In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

  THE RATE OF PREPAYMENTS ON      Since mortgagors can generally prepay their
  THE MORTGAGE LOANS WILL VARY    mortgage loans at any time, the rate and
  DEPENDING ON FUTURE MARKET      timing of principal payments on the offered
  CONDITIONS AND OTHER FACTORS.   certificates are highly uncertain. Generally,
                                  when market interest rates increase,
                                  mortgagors are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the pass-through rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the pass- through rate.

                                  Refinancing programs, which may involve
                                  soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs may be conducted by the master servicer or any of its affiliates, the subservicers or a third party.

                                  Approximately 31.6%, 66.9% and 18.5% of the mortgage loans in loan group I, loan group II and loan group III respectively, provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of The Mortgage Pool--Mortgage Loan Characteristics--Group I Loans," "--Group II Loans--Mortgage Loan Characteristics", "--Group III Loans--Mortgage Loan Characteristics" and "Yield and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

  THE CLASS A-I CERTIFICATES      The Class A-I Certificates are subject to
  ARE SUBJECT TO DIFFERENT        various priorities for payment of principal as
  PAYMENT PRIORITIES.             described in this prospectus supplement.
                                  Distributions of principal on the Class A-I
                                  Certificates having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage pool. Those classes of Class A-I Certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on such classes.

  THE CLASS A-II-B                The Class A-II-B Certificates are subject to
  CERTIFICATES ARE SUBJECT TO     various priorities for payment of principal as
  DIFFERENT PAYMENT               described in this prospectus supplement.
  PRIORITIES.                     Distributions of principal on the Class A-II-B
                                  Certificates having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage pool. Those classes of Class A-II-B Certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on such classes.

  THE CLASS A-I-6 CERTIFICATES    It is not expected that the Class A-I-6
  MAY NOT RECEIVE THEIR PRO       Certificates will receive any distributions of
  RATA PORTION OF PRINCIPAL       principal until the distribution date in
  PAYMENTS.                       August 2007. Until the distribution date in
                                  August 2010, the Class A-I-6 Certificates may receive a portion of principal payments that is smaller than its pro rata share of principal payments. On or after the distribution date in August 2011, the Class
                                  A-I-6 Certificates will receive an amount greater than its pro rata share of principal payments.

                                  See "Description of the
                                  Certificates--Principal Distributions" in this prospectus supplement.

  THE PASS-THROUGH RATES ON       The pass-through rates on the Class A-I-1,
  THE CLASS A-I-1, CLASS          Class A-I-4, Class A-I-5, Class A-I-6
  A-I-4, CLASS A-I-5 AND CLASS    Certificates are subject to a cap equal to the
  A-I-6 CERTIFICATES ARE          weighted average of the net mortgage rates on
  SUBJECT TO A WEIGHTED           the mortgage loans in loan group I, adjusted,
  AVERAGE NET RATE CAP.           in the case of the Class A-I-1 Certificates,
                                  to an actual over 360-day rate. Therefore, the prepayment of the mortgage loans in loan group
                                  I with higher mortgage rates may result in lower pass-through rates on the Class A-I-1, Class A-I-4, Class A-I-5 and Class A-I-6
                                  Certificates.

                                  To the extent amounts available to any class of Class A-I Certificates are limited by the related weighted average net rate cap, the difference between that weighted average net rate cap and the fixed or adjustable pass-through rate on that class of Class A-I Certificates will create a shortfall that will carry forward with interest thereon. Any resulting shortfall will not be payable by the related certificate guaranty insurance policy and will only be payable from the excess cash flow to the extent available for that purpose as described in this prospectus supplement. These shortfalls may remain unpaid on the optional termination date for the mortgage loans in loan group I or on the final distribution date. Also, in this situation, the amount of excess cash flow from the mortgage loans in loan group I may be substantially reduced.

  THE PASS-THROUGH RATES ON       The pass-through rates on the Class A-II
  THE CLASS A-II CERTIFICATES     Certificates are subject to a cap equal to the
  ARE SUBJECT TO A CAP.           lesser of 14% and the weighted average of the
                                  net mortgage rates on the mortgage loans in loan group II, adjusted to an actual over 360-day rate. Therefore, the prepayment of the related mortgage loans in loan group II with higher mortgage rates may result in lower pass-through rates on the Class A-II
                                  Certificates.

                                  To the extent the weighted average net
                                  mortgage rate of the mortgage loans in loan group II is paid to the Class A-II Certificates, the difference between the weighted average net mortgage rate and the lesser of (a) One-Month LIBOR plus the related margin and (b) 14% will create a shortfall that will carry forward with interest thereon. Any resulting shortfall will not be payable by the certificate guaranty insurance policy and will only be payable from the excess cash flow, to the extent available for that purpose as described in this prospectus supplement. These shortfalls may remain unpaid on the optional termination date for the mortgage loans in loan group II or on the final distribution date.

  THE PASS-THROUGH RATE ON THE    The pass-through rate on the Class A-III
  CLASS A-III CERTIFICATES IS     Certificates is equal to the weighted average
  BASED ON AN ADJUSTED            of the net mortgage rates on the group III
  WEIGHTED AVERAGE NET            loans, multiplied by a fraction equal to the
  MORTGAGE RATE ON THE RELATED    aggregate scheduled principal balance of the
  MORTGAGE LOANS.                 group III loans over the aggregate certificate
                                  principal balance of the Class A-III
                                  Certificates. As a result, the yield on the Class A-III Certificates will be sensitive to changes in the mortgage rates on the group III loans, and will be adversely affected by prepayments on the group III loans with higher mortgage rates.

RISK OF INTEREST SHORTFALLS

  THE CLASS A-I-4, CLASS A-I-5    To the extent the weighted average net
  AND CLASS A-I-6 CERTIFICATES    mortgage rate of the mortgage loans in loan
  MAY NOT ALWAYS RECEIVE          group I is paid to the Class A-I-4, Class
  INTEREST AT THEIR FIXED         A-I-5 or Class A-I-6 Certificates, the
  PASS- THROUGH RATE.             difference between that weighted average net
                                  mortgage rate and the fixed pass- through rate on the Class A-I-4, Class A-I-5 or Class A-I-6
                                  Certificates, as applicable, will create a shortfall that will carry forward with interest thereon. Any resulting shortfall will only be payable from the excess cash flow as and to the extent described in this prospectus supplement and will not be covered by the certificate guaranty insurance policy. These shortfalls may remain unpaid on the optional termination date for the mortgage loans in loan group I or on the final distribution date.

  THE CLASS A-I-1 CERTIFICATES    The Class A-I-1 Certificates and Class A-II
  AND CLASS A-II CERTIFICATES     Certificates may not always receive interest
  MAY NOT ALWAYS RECEIVE          at a rate equal to One-Month LIBOR plus the
  INTEREST BASED ON ONE-MONTH     applicable margin. If the weighted average net
  LIBOR PLUS THE RELATED          mortgage rate on the mortgage loans in loan
  MARGIN.                         group I, adjusted to an actual over 360-day
                                  rate, is less than One- Month LIBOR plus 0.17% per annum, the interest rate on the Class
                                  A-I-1 Certificates will be reduced to that weighted average net mortgage rate. If the weighted average net mortgage rate on the mortgage loans in loan group II, adjusted to an actual over 360-day rate, is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) 14% per annum, the interest rate on the Class A-II Certificates will be reduced to that weighted average net mortgage rate. Thus, the yields to investors in the Class A-I-1 Certificates and Class A- II
                                  Certificates will be sensitive to fluctuations in the level of

                                  One-Month LIBOR and will be adversely affected by the application of the weighted average net mortgage rate on the mortgage loans in loan group I or the weighted average net mortgage rate on the mortgage loans in loan group II, as applicable.

                                  The prepayment of the mortgage loans in loan group I with higher net mortgage rates may result in a lower related weighted average net mortgage rate. If on any distribution date the application of the related weighted average net mortgage rate on the mortgage loans in loan group I results in an interest payment lower than One-Month LIBOR plus 0.17% per annum with respect to the Class A-I-1 Certificates during the related interest accrual period, the value of those Certificates may be temporarily or permanently reduced.

                                  The prepayment of the mortgage loans in loan group II with higher net mortgage rates may result in a lower related weighted average net mortgage rate. If on any distribution date the application of the related weighted average net mortgage rate on the mortgage loans in loan group II results in an interest payment lower than the lesser of (a) One-Month LIBOR plus the related margin and (b) 14% per annum with respect to the Class A-II Certificates during the related interest accrual period, the value of those Certificates may be temporarily or permanently reduced.

                                  Investors in the Class A-I-1 Certificates should be aware that the mortgage rates on the mortgage loans in loan group I have fixed interest rates. Consequently, the weighted average net mortgage rate on the mortgage loans in loan group I during the related due period may be less than the interest that would accrue on the Class A-I-1 Certificates at the rate of One- Month LIBOR plus 0.17% per annum. In a rising interest rate environment, the Class A-I-1 Certificates may receive interest at the weighted average net mortgage rate of the mortgage loans in loan group I for a protracted period of time. In addition, in this situation, there would be little or no excess cash flow from the mortgage loans in loan group I to cover losses and to build overcollateralization.

                                  Investors in the Class A-II Certificates should be aware that the mortgage rates on the mortgage loans in loan group II are generally adjustable semi-annually or annually based on the related index, and sometimes after a fixed interest rate period. Consequently, the weighted average net mortgage rate on the mortgage loans in loan group II during the related due period will be sensitive to fluctuations in the levels of the related indices on the mortgage loans in loan group II, and may be less than interest that would accrue on the Class A-II

                                  Certificates at the per annum rate of the lesser of (a) One- Month LIBOR plus the related margin and (b) 14% per annum. In a rising interest rate environment, the Class A-II Certificates may receive interest at the lesser of (a) the weighted average net mortgage rate of the mortgage loans in loan group II or (b) 14% per annum for a protracted period of time. In addition, in this situation, there would be little or no excess cash flow from the mortgage loans in loan group II to cover losses and to build overcollateralization.


  THE RECORDING OF MORTGAGES      The mortgages or assignments of mortgage for
  IN THE NAME OF MERS MAY         some of the mortgage loans have been or may be
  AFFECT THE YIELD ON THE         recorded in the name of Mortgage Electronic
  OFFERED CERTIFICATES.           Registration Systems, Inc., or MERS, solely as
                                  nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.

                                  The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                  For additional information regarding MERS and the MERS(R) System, See "Description of the Mortgage Pool--General" and "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

                                  INTRODUCTION

         The depositor will establish a trust with respect to Series 2004-RS7 on the closing date, under a pooling and servicing agreement, dated as of July 1, 2004, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust three groups of mortgage loans secured by first lien one- to four-family residential properties that, in the aggregate, will constitute a mortgage pool.

         You can find a listing of definitions for capitalized terms used both in the prospectus and this prospectus supplement under the caption "Glossary" in the prospectus and under the caption "Description of the Certificates--Glossary of Terms" in this prospectus supplement.


                        DESCRIPTION OF THE MORTGAGE POOL
GENERAL

         The mortgage pool will consist of 7,199 mortgage loans with an aggregate unpaid principal balance of $1,190,000,739 as of the cut-off date after deducting payments due during the month of July 2004. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties except with respect to approximately 0.7% and 0.4% of the mortgage loans in Loan Group I and Loan Group III, respectively, which are interests in shares issued by a cooperative apartment corporation and the related proprietary lease. See "Certain Legal Aspects of the Loans--The Mortgage Loans--Cooperative Loans" in the prospectus. The mortgage pool will consist of three groups of mortgage loans, Loan Group I, Loan Group II and Loan Group III. The mortgage loans in the three groups are referred to as the Group I Loans, Group II Loans and Group III Loans. Approximately 6.6% and 16.0% of the mortgage loans in Loan Group I and Loan Group II, respectively, have a due date other than the first of each month. The mortgage loans in Loan Group I have fixed interest rates, and the mortgage loans in Loan Group II and Loan Group III have adjustable interest rates. The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years, except in the case of approximately 5.7% and 0.1% of the mortgage loans in Loan Group I and Loan Group II, respectively, which have terms to maturity of not more than 15 years, from the date of origination or modification.

         The Group II Loans will consist of two sub-groups of mortgage loans, Loan Group II-A and Loan Group II-B. The mortgage loans in the two sub-groups are referred to as the Group II-A Loans and the Group II-B Loans. The Group II-A Loans will consist of adjustable rate first lien mortgage loans which had principal balances at origination which were less than or equal to the conforming balance. The conforming balance for mortgage loans secured by a single family property is $333,700 for all mortgage loans other than those originated in Alaska and Hawaii, for which it is $500,550. For two-, three- and four- family properties the maximum balance is $427,150, $516,300 or $641,650, respectively, or $640,725, $774,450 and $962,475, respectively, if the property is located in Alaska or Hawaii. The Group II-B Loans will consist of adjustable-rate first lien mortgage loans which had principal balances at origination which were less than, equal to or greater than the conforming balance.

         As to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages determined as of the cut-off date after deducting payments due during the month of July 2004, unless otherwise indicated.

         Residential Funding will make some representations and warranties regarding the mortgage loans sold by it as of the date of issuance of the certificates. Further, Residential Funding will be required to repurchase or substitute for any mortgage loan sold by it as to which a breach of its representations and warranties relating to that mortgage loan occurs if the breach materially adversely affects the interests of the certificateholders in the mortgage loan. See "Description of the Securities--Representations with Respect to Loans" and "--Repurchases of Loans" in the prospectus.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 92.9%, 82.8% and 99.2% of the Group I Loans, Group II Loans and Group III Loans, respectively, were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.


MORTGAGE LOAN CHARACTERISTICS--GROUP I LOANS

         The Group I Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of July 2004:

         o The Group I Loans consist of 2,349 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $400,000,177.

         o The Net Mortgage Rates of the Group I Loans range from 4.165% to 11.190%, with a weighted average of approximately 6.2871%.

         o The mortgage rates of the Group I Loans range from 4.625% to11.900%, with a weighted average of approximately 6.7636%.

         o The Group I Loans had individual principal balances at origination of at least $22,425 but not more than $1,700,000 with an average principal balance at origination of approximately $170,610 .

         o Approximately 15.9% of the Group I Loans were purchased from First National Bank of Nevada. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than 7.4% of the Group I Loans to Residential Funding. Approximately 28.5% of the Group I Loans were purchased from HomeComings Financial Network, Inc., an affiliate of Residential Funding.

         o None of the Group I Loans will have been originated prior to August 27, 2002, or will have a maturity date later than July 1, 2034.

         o No Group I Loans will have a remaining term to stated maturity as of the cut-off date of less than 118 months.

         o The weighted average remaining term to stated maturity of the Group I Loans as of the cut- off date will be approximately 347 months. The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 349 months.

         o As of the cut-off date, approximately 0.1% of the Group I Loans are currently 30 to 59 days delinquent in payment of principal and interest. For a description of the methodology used to categorize Group I Loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement. In addition, some of the Group I Loans have had delinquency problems in the past.

         o        None of the Group I Loans are Buy-Down Loans.

         o        None of the Group I Loans are subject to the Homeownership
                  Act.

         o With respect to approximately 8.5% and 0.1% of the Group I Loans, the related mortgage note provides for an interest-only period of ten years and five years, respectively.

         o Approximately 99.3% of the Group I Loans are secured by first liens on fee simple interests in one- to four-family residential properties and approximately 0.7% of the Group I Loans are secured by cooperative loans.

         o None of the Group I Loans provide for deferred interest or negative amortization.

         o The Group I Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

         o Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly- owned subsidiary of Residential Funding, with respect to approximately 99.9% of the Group I Loans.

         Approximately 31.6% of the Group I Loans provide for payment of a prepayment charge. As to some of those Group I Loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that Group I Loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the Group I Loans may be waived and in any case will not be available for distribution on the offered certificates. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.

         Set forth below is a description of additional characteristics of the Group I Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group I Loans are as of the cut-off date, after deducting payments of principal due in the month of July 2004, and are rounded to the nearest dollar.

                CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS




                            NUMBER OF                                                               WEIGHTED AVERAGE
                             GROUP I        PRINCIPAL       PERCENTAGE OF          AVERAGE              LOAN-TO-
CREDIT SCORE RANGE            LOANS          BALANCE        GROUP I LOANS     PRINCIPAL BALANCE       VALUE RATIO
------------------------   -----------   ---------------   ---------------   -------------------   -----------------
500 - 519 ..............          1       $    113,612            0.03%            $113,612               80.00%
520 - 539 ..............          1             55,172            0.01               55,172               65.00
540 - 559 ..............          8          1,031,143            0.26              128,893               63.68
560 - 579 ..............         14          1,457,754            0.36              104,125               90.61
580 - 599 ..............         37          4,287,337            1.07              115,874               89.01
600 - 619 ..............         50          5,939,792            1.48              118,796               88.49
620 - 639 ..............        156         22,259,621            5.56              142,690               85.88
640 - 659 ..............        178         28,970,803            7.24              162,757               84.33
660 - 679 ..............        297         51,288,584           12.82              172,689               81.16
680 - 699 ..............        370         63,558,184           15.89              171,779               84.61
700 - 719 ..............        373         62,984,680           15.75              168,860               83.95
720 - 739 ..............        329         55,502,506           13.88              168,701               86.20
740 - 759 ..............        249         44,922,906           11.23              180,413               83.65
760 or greater .........        286         57,628,082           14.41              201,497               82.61
                                ---       ------------          ------             --------               -----
 Total .................      2,349       $400,000,177          100.00%            $170,285               84.01%
                              =====       ============          ======

--------
 o For some of the Group I Loans, the Credit Score was updated prior to the cut-off date.


     As of the cut-off date, the weighted average Credit Score of the Group I Loans will be approximately 706.


        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS




                                                                                                              WEIGHTED
                                      NUMBER OF                                    AVERAGE      WEIGHTED       AVERAGE
                                       GROUP I      PRINCIPAL    PERCENTAGE OF    PRINCIPAL      AVERAGE      LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS        BALANCE     GROUP I LOANS     BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------------ ----------- -------------- --------------- ------------ -------------- ------------
100,000 or less ....................      908     $ 67,064,044        16.77%     $   73,859  699                91.85%
100,001 to 200,000 .................      912      128,521,252        32.13         140,922  701                91.31
200,001 to 300,000 .................      243       59,013,981        14.75         242,856  698                86.98
300,001 to 400,000 .................      122       42,445,113        10.61         347,911  707                79.23
400,001 to 500,000 .................       62       27,823,331         6.96         448,763  710                73.23
500,001 to 600,000 .................       35       18,951,238         4.74         541,464  717                74.04
600,001 to 700,000 .................       24       15,602,131         3.90         650,089  715                72.77
700,001 to 800,000 .................       14       10,489,832         2.62         749,274  711                63.86
800,001 to 900,000 .................       10        8,570,351         2.14         857,035  728                62.03
900,001 to 1,000,000 ...............       11       10,608,431         2.65         964,403  744                71.33
1,000,001 to 1,100,000 .............        1        1,045,477         0.26       1,045,477  692                75.00
1,200,001 to 1,300,000 .............        2        2,539,079         0.63       1,269,539  713                63.39
1,300,001 to 1,400,000 .............        2        2,675,604         0.67       1,337,802  745                54.88
1,400,001 to 1,500,000 .............        2        2,950,313         0.74       1,475,156  750                66.97
1,600,001 to 1,700,000 .............        1        1,700,000         0.42       1,700,000  740                55.00
                                          ---     ------------       ------      ----------  ---                -----
 Total .............................    2,349     $400,000,177       100.00%     $  170,285  706                84.01%
                                        =====     ============       ======

                    NET MORTGAGE RATES OF THE GROUP I LOANS




                                                                                                               WEIGHTED
                             NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                              GROUP I        PRINCIPAL          GROUP I        PRINCIPAL        AVERAGE        LOAN-TO-
NET MORTGAGE RATES(%)          LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
4.0000 4.4999 ...........          8       $  2,037,296            0.51%       $254,662     693                  61.08%
4.5000 4.9999 ...........         48         19,327,635            4.83         402,659     724                  61.57
5.0000 5.4999 ...........        231         87,929,786           21.98         380,648     719                  71.12
5.5000 5.9999 ...........        267         60,950,441           15.24         228,279     710                  80.94
6.0000 6.4999 ...........        449         70,671,532           17.67         157,398     708                  86.40
6.5000 6.9999 ...........        416         55,300,187           13.83         132,933     700                  92.28
7.0000 7.4999 ...........        476         54,826,361           13.71         115,181     701                  94.81
7.5000 7.9999 ...........        224         25,537,640            6.38         114,007     689                  95.73
8.0000 8.4999 ...........        139         14,763,537            3.69         106,212     689                  96.45
8.5000 8.9999 ...........         38          3,632,069            0.91          95,581     636                  93.86
9.0000 9.4999 ...........         25          2,675,386            0.67         107,015     611                  95.45
9.5000 9.9999 ...........         15          1,398,123            0.35          93,208     615                  98.06
10.0000 10.4999 .........         11            853,099            0.21          77,554     606                  97.02
10.5000 10.9999 .........          1             49,914            0.01          49,914     616                  95.00
11.0000 11.4999 .........          1             47,172            0.01          47,172     600                 100.00
                                 ---       ------------          ------        --------     ---                 ------
 Total ..................      2,349       $400,000,177          100.00%       $170,285     706                  84.01
                               =====       ============          ======

     As of the cut-off date, the weighted average Net Mortgage Rate of the Group I Loans will be approximately 6.2871% per annum.


                      MORTGAGE RATES OF THE GROUP I LOANS




                                                                                                               WEIGHTED
                             NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                              GROUP I        PRINCIPAL          GROUP I        PRINCIPAL        AVERAGE        LOAN-TO-
MORTGAGE RATES(%)              LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
4.5000 4.9999 ...........          8       $  2,037,296            0.51%       $254,662     693                  61.08%
5.0000 5.4999 ...........         48         19,327,635            4.83         402,659     724                  61.57
5.5000 5.9999 ...........        234         89,072,345           22.27         380,651     719                  71.58
6.0000 6.4999 ...........        264         59,868,989           14.97         226,776     710                  80.58
6.5000 6.9999 ...........        458         72,612,827           18.15         158,543     707                  86.72
7.0000 7.4999 ...........        391         50,715,612           12.68         129,707     704                  91.98
7.5000 7.9999 ...........        493         57,674,395           14.42         116,987     700                  94.65
8.0000 8.4999 ...........        210         23,969,792            5.99         114,142     688                  95.82
8.5000 8.9999 ...........        147         15,632,285            3.91         106,342     684                  96.20
9.0000 9.4999 ...........         31          3,101,936            0.78         100,062     658                  94.77
9.5000 9.9999 ...........         30          2,839,856            0.71          94,662     603                  94.87
10.0000 10.4999 .........         18          1,854,067            0.46         103,004     619                  95.83
10.5000 10.9999 .........         13          1,049,102            0.26          80,700     601                  96.93
11.0000 11.4999 .........          3            196,867            0.05          65,622     595                  98.73
11.5000 11.9999 .........          1             47,172            0.01          47,172     600                 100.00
                                 ---       ------------          ------        --------     ---                 ------
 Total ..................      2,349       $400,000,177          100.00%       $170,285     706                  84.01%
                               =====       ============          ======

     As of the cut-off date, the weighted average mortgage rate of the Group I Loans will be approximately 6.7636% per annum

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS




                                                                                          AVERAGE P       WEIGHTED
                                       NUMBER OF         PRINCIPAL      PERCENTAGE OF      RINCIPAL       AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO(%)      GROUP I LOANS        BALANCE       GROUP I LOANS      BALANCE      CREDIT SCORE
---------------------------------   ---------------   --------------   ---------------   -----------   -------------
0.01 50.00 ......................           60         $ 17,226,396           4.31%       $287,107     708
50.01 55.00 .....................           19            5,019,869           1.25         264,204     718
55.01 60.00 .....................           39           14,309,314           3.58         366,905     714
60.01 65.00 .....................           36           11,385,221           2.85         316,256     701
65.01 70.00 .....................           76           29,588,703           7.40         389,325     706
70.01 75.00 .....................           91           26,479,314           6.62         290,981     702
75.01 80.00 .....................          410           87,271,387          21.82         212,857     710
80.01 85.00 .....................           81           11,868,581           2.97         146,526     699
85.01 90.00 .....................          206           29,859,094           7.46         144,947     695
90.01 95.00 .....................          378           49,261,812          12.32         130,322     690
95.01 100.00 ....................          914          112,297,278          28.07         122,864     711
100.01 105.00 ...................           39            5,433,207           1.36         139,313     720
                                           ---         ------------         ------        --------     ---
 Total ..........................        2,349         $400,000,177         100.00%       $170,285     706
                                         =====         ============         ======

     The weighted average loan-to-value ratio at origination of the Group I Loans will be approximately 84.01%.


     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS




                                                                                                          WEIGHTED
                        NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                         GROUP I        PRINCIPAL          GROUP I        PRINCIPAL        AVERAGE        LOAN-TO-
STATE                     LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
--------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
California .........        252       $107,916,635           26.98%       $428,241          719             70.22%
Florida ............        398         54,126,903           13.53         135,997          696             87.83
Texas ..............        200         22,527,105            5.63         112,636          696             94.20
Illinois ...........         82         13,201,606            3.30         160,995          695             88.16
Arizona ............         72         12,860,694            3.22         178,621          706             90.64
Other ..............      1,345        189,367,234           47.34         140,793          703             88.82
                          -----       ------------          ------        --------          ---             -----
Total ..............      2,349       $400,000,177          100.00%       $170,285          706             84.01%
                          =====       ============          ======

--------
 o Other includes states and the District of Columbia with under 3% concentrations individually.


     No more than 0.7% of the Group I Loans will be secured by mortgaged properties located in any one zip code area in the state of California, and no more than 0.4% of the Group I Loans will be secured by mortgaged properties located in any other one zip code area outside of California.


                  MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS


                                                                                                                   WEIGHTED
                                 NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                  GROUP I        PRINCIPAL          GROUP I        PRINCIPAL        AVERAGE        LOAN-TO-
LOAN PURPOSE                       LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-----------------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
Purchase ....................      1,524       $221,824,080           55.46%       $145,554         711              90.85%
Rate/Term Refinance .........        218         56,935,359           14.23         261,171         709              71.60
Equity Refinance ............        607        121,240,738           30.31         199,738         694              77.32
                                   -----       ------------          ------        --------         ---              -----
 Total ......................      2,349       $400,000,177          100.00%       $170,285         706              84.01%
                                   =====       ============          ======

                     OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                                                                 WEIGHTED
                               NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                GROUP I        PRINCIPAL          GROUP I        PRINCIPAL        AVERAGE        LOAN-TO-
OCCUPANCY                        LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
---------------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
Primary Residence .........      1,453       $303,096,147           75.77%       $208,600          701             81.59%
Second/Vacation ...........         48          9,181,968            2.30         191,291          731             79.11
NonOwner Occupied .........        848         87,722,062           21.93         103,446          720             92.87
                                 -----       ------------          ------        --------          ---             -----
 Total ....................      2,349       $400,000,177          100.00%       $170,285          706             84.01%
                                 =====       ============          ======

                 MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                                                               WEIGHTED
                                          NUMBER OF                   PERCENTAGE    AVERAGE      WEIGHTED       AVERAGE
                                           GROUP I      PRINCIPAL     OF GROUP I   PRINCIPAL      AVERAGE      LOAN-TO-
PROPERTY TYPE                               LOANS        BALANCE         LOANS      BALANCE    CREDIT SCORE   VALUE RATIO
---------------------------------------- ----------- --------------- ------------ ----------- -------------- ------------
Singlefamily detached ..................    1,677     $276,707,579       69.18%    $165,002        704           84.40%
Planned Unit Developments
 (detached) ............................      315       69,547,910       17.39      220,787        711           80.96
Twotofour family units .................      159       22,364,958        5.59      140,660        711           88.43
Condo LowRise (less than 5 stories).....      122       18,434,884        4.61      151,106        702           85.50
Planned Unit Developments
 (attached) ............................       58        7,895,106        1.97      136,123        701           87.78
Cooperative Units ......................        4        2,665,221        0.67      666,305        738           64.38
Condo MidRise (5 to 8 stories) .........        6        1,169,050        0.29      194,842        752           83.19
Condo HighRise (9 stories or more)......        4          855,587        0.21      213,897        729           82.06
Townhouse ..............................        4          359,882        0.09       89,970        715           90.32
                                            -----     ------------      ------     --------        ---           -----
 Total .................................    2,349     $400,000,177      100.00%    $170,285        706           84.01%
                                            =====     ============      ======

            MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                                                                     WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                    GROUP I        PRINCIPAL          GROUP I        PRINCIPAL        AVERAGE        LOAN-TO-
DOCUMENTATION TYPE                   LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
Full Documentation ............   1,345          $211,797,263           52.95%       $157,470          709             86.98%
Reduced Documentation .........   1,004           188,202,914           47.05         187,453          701             80.66
                                  -----          ------------          ------        --------          ---             -----
 Total ........................   2,349          $400,000,177          100.00%       $170,285          706             84.01%
                                  =====          ============          ======

                 PREPAYMENT PENALTY TERMS OF THE GROUP I LOANS

                                                                                                   WEIGHTED
                           NUMBER OF                   PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                            GROUP I      PRINCIPAL        GROUP I      PRINCIPAL      AVERAGE      LOAN-TO-
PREPAYMENT PENALTY TERM      LOANS        BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------- ----------- --------------- --------------- ----------- -------------- ------------
None ....................    1,449     $273,423,142         68.36%     $188,698        712           80.46%
12 Months ...............       68       10,270,491          2.57       151,037        688           89.85
24 Months ...............       48        7,991,241          2.00       166,484        686           98.94
36 Months ...............      505       66,202,587         16.55       131,094        690           95.23
60 Months ...............      276       41,718,919         10.43       151,156        697           85.11
Other ...................        3          393,797          0.10       131,266        717           89.65
                             -----     ------------        ------      --------        ---           -----
Total ...................    2,349     $400,000,177        100.00%     $170,285        706           84.01%
                             =====     ============        ======

--------
 o Other represents not 0, 12, 24, 36 or 60 months and not more than 60 months.

               INTEREST ONLY BY PRODUCT TYPE OF THE GROUP I LOANS




                                                                                                                        WEIGHTED
                                              NUMBER OF                  PERCENTAGE OF      AVERAGE       WEIGHTED       AVERAGE
                                               GROUP I      PRINCIPAL       GROUP I        PRINCIPAL      AVERAGE      LOAN-TO-
CATEGORY                                        LOANS        BALANCE         LOANS          BALANCE     CREDIT SCORE   VALUE RATIO
-------------------------------------------- ----------- -------------- --------------- -------------- -------------- ------------
Alternet Exceptions (non-IO) ...............      304    $ 37,366,613          9.34%        $122,916        644           92.43%
Interest Only Alternet Exceptions ..........        1         280,600          0.07          280,600        696           92.00
Expanded Criteria Exceptions (non-IO) ......    1,510     240,278,405         60.07          159,125        709           82.67
Interest Only Expanded Criteria Exceptions .       80      32,871,221          8.22          410,890        718           74.33
Home Solutions Exceptions (non-IO) .........      390      54,453,709         13.61          139,625        717           99.50
Jumbo A Exceptions (non-IO) ................       62      33,573,677          8.39          541,511        721           68.83
Interest Only Jumbo A Exceptions ...........        2       1,175,950          0.29          587,975        748           74.49
                                                -----    ------------        ------         --------        ---           -----
 Total .....................................    2,349    $400,000,177        100.00%        $170,285        706           84.01%
                                                =====    ============        ======

GROUP II LOANS

     MORTGAGE RATE ADJUSTMENT. The mortgage rate on each Group II Loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such Group II Loan as set forth in the related mortgage note. The mortgage rate on a Group II Loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that Group II Loan in the related mortgage note. The minimum mortgage rate for each Group II Loan will be equal to the greater of the note margin or the note floor. The minimum mortgage rates on the Group II Loans will range from 1.500% to 11.610%, with a weighted average minimum mortgage rate as of the cut-off date of 7.4020%. The maximum mortgage rates on the Group II Loans will range from 9.625% to 22.000%, with a weighted average maximum mortgage rate as of the cut-off date of 13.4653%.

     For approximately 4.5% of the Group II Loans, the index will be the One-Year LIBOR Index. All of the mortgage loans with an index based on the One-Year LIBOR Index adjust annually. The One-Year LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

     For approximately 0.1% of the Group II Loans, the index will be the One-Year U.S. Treasury Index. The One-Year U.S. Treasury Index will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15 (519) as most recently available as of the date thirty or forty-five days prior to the adjustment date. Those average yields reflect the yields for the week prior to that week. All of the mortgage loans with an index based on the One-Year U.S. Treasury Index adjust annually.

     For approximately 95.5% of the Group II Loans, the index will be the Sixth-Month LIBOR Index. All of the mortgage loans with an index based on the Six-Month LIBOR Index adjust semi-annually. The Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal or as posted by Fannie Mae and are most recently available:

     o as of the first business day of the month immediately preceding the month in which the adjustment date occurs;

     o   as of the date forty-five days prior to the adjustment date;

     o   as of the date fifteen business days prior to the adjustment date; or

     o as of the 15th day of the month which is two months prior to the month in which the adjustment date occurs.

     The "reference date" is the date as of which each of the One-Year LIBOR Index, One-Year U.S. Treasury Index or the Six-Month LIBOR Index is determined.


     The One-Year LIBOR Index, One-Year U.S. Treasury Index and Six-Month LIBOR Index are each referred to in this prospectus supplement as an index. In the event that the related index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

     The initial mortgage rate in effect on a Group II Loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

     GROUP II-A LOAN CHARACTERISTICS. The Group II-A Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of July 2004:




                                                                       ONE-YEAR U.S.
                                                 SIX-MONTH LIBOR         TREASURY          ONE-YEAR LIBOR
                                                      INDEX                INDEX               INDEX
                                                 MORTGAGE LOANS       MORTGAGE LOANS       MORTGAGE LOANS          TOTAL
Number of Mortgage Loans ...................     2,442                    1                   66               2,509
Net Mortgage Rates
 Weighted average ..........................          6.7904%              4.1250%              4.5106%             6.7065%
 Range .....................................   2.13% to 9.85%       4.13% to 4.13%       3.13% to 8.00%      2.13% to 9.85%
Mortgage Rates
 Weighted average ..........................           7.4821%              4.6250%              5.0137%             7.3913%
 Range .....................................   2.75% to 10.60%      4.63% to 4.63%       3.63% to 8.50%      2.75% to 10.60%
Note Margins
 Weighted average ..........................           7.4169%              2.7500%              2.5659%             7.2391%
 Range .....................................   1.50% to 11.32%      2.75% to 2.75%       2.25% to 6.25%      1.50% to 11.32%
Minimum Mortgage Rates
 Weighted average ..........................          7.6649%              2.7500%              2.6162%             7.4799%
 Range .....................................   1.50% to 11.32       2.75% to 2.75%       2.25% to 7.38%      1.50% to 11.32%
Minimum Net Mortgage Rates
 Weighted average ..........................           6.9732%              2.2500%              2.1131%             6.7950%
 Range .....................................   0.88% to 10.57%      2.25% to 2.25%       1.75% to 6.63%      0.88% to 10.57%
Maximum Mortgage Rates
 Weighted average ..........................           13.5617%             10.6250%             10.9987%            13.4674%
 Range .....................................   10.40% to 17.45%     10.63% to 10.63%     9.63% to 14.50%     9.63% to 17.45%
Maximum Net Mortgage Rates
 Weighted average ..........................          12.8700%             10.1250%             10.4957%            12.7826%
 Range .....................................   9.78% to 16.70%      10.13% to 10.13%     9.13% to 14.00%     9.13% to 16.70%
Periodic Caps
 Weighted average ..........................          1.0352%              2.0000%              1.9824%             1.0699%
 Range .....................................   1.00% to 6.00%       2.00% to 2.00%       1.00% to 2.00%      1.00% to 6.00%
WA months to next interest rate
adjustment date after July 1, 2004 .........               25                   35                   34                  26

     The Group II-A Loans consist of 2,509 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $350,000,101.

   o The Group II-A Loans had individual principal balances at origination of at least $30,500 but not more than $336,000, with an average principal balance at origination of approximately $139,653.

   o Approximately 15.7% and 13.5% of the Group II-A Loans were purchased from EFC Holdings Corporation and Decision One Mortgage Company LLC, respectively. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than 4.9% of the Group II-A Loans to Residential Funding. Approximately 23.0% of the Group II-A Loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

   o None of the Group II-A Loans will have been originated prior to January 23, 1998, or will have a maturity date later than July 1, 2034.


   o No Group II-A Loans will have a remaining term to stated maturity as of the cut-off date of less than 178 months.


   o The weighted average remaining term to stated maturity of the Group II-A Loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the Group II-A Loans as of the cut-off date will be approximately 360 months.


   o As of the cut-off date, approximately 0.1% of the Group II-A Loans are currently 30 to 59 days delinquent in payment of principal and interest. For a description of the methodology used to categorize Group II-A Loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement. In addition, some of the Group II-A Loans have had delinquency problems in the past.


   o None of the Group II-A Loans are Buy-Down Loans.


   o None of the Group II-A Loans are subject to the Homeownership Act.


   o With respect to approximately 1.7%, 0.9% and 0.4% of the Group II-A Loans, the related mortgage note provides for an interest only period of three years, five years and ten years, respectively.


   o All of the Group II-A Loans are secured by first liens on fee simple interests in one-to-four family residential properties.


   o None of the Group II-A Loans provide for deferred interest or negative amortization.


   o The Group II-A Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.


   o Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding, with respect to all of the Group II-A Loans.

     Approximately 67.7% of the Group II-A Loans provide for a payment of a prepayment charge. As to those Group II-A Loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to three years following the origination of that Group II-A Loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the Group II-A Loans may be waived and in any case will not be available for distribution on the certificates. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.


     Set forth below is a description of additional characteristics of the Group II-A Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group II-A Loans are approximate percentages by aggregate principal balance of the Group II-A Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group II-A Loans are as of the cut-off date, after deducting payments of principal due in the month of July 2004, and are rounded to the nearest dollar.

               CREDIT SCORE DISTRIBUTION OF THE GROUP II-A LOANS

                                                                                              WEIGHTED
                             NUMBER OF                       PERCENTAGE OF      AVERAGE        AVERAGE
                            GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL      LOAN-TO-
CREDIT SCORE RANGE             LOANS          BALANCE            LOANS          BALANCE      VALUE RATIO
------------------------   ------------   ---------------   ---------------   -----------   ------------
500 519 ................          11       $  1,576,920            0.45%       $143,356         72.41%
520 539 ................           8          1,201,170            0.34         150,146         82.68
540 559 ................          53          5,544,949            1.58         104,622         87.78
560 579 ................         189         22,707,453            6.49         120,145         93.44
580 599 ................         311         38,249,826           10.93         122,990         96.69
600 619 ................         454         62,407,385           17.83         137,461         96.62
620 639 ................         492         66,941,439           19.13         136,060         96.77
640 659 ................         351         50,667,264           14.48         144,351         96.53
660 679 ................         214         30,767,258            8.79         143,772         94.71
680 699 ................         163         26,220,275            7.49         160,861         95.18
700 719 ................          97         16,089,640            4.60         165,873         93.52
720 739 ................          73         12,124,201            3.46         166,085         94.49
740 759 ................          42          7,018,699            2.01         167,112         94.41
760 or greater .........          51          8,483,622            2.42         166,346         92.49
                               -----       ------------          ------        --------         -----
Total ..................       2,509       $350,000,101          100.00%       $139,498         95.50%
                               =====       ============          ======

--------
 o For some of the Group II-A Loans, the Credit Score was updated prior to the cut-off date.

     As of the cut-off date, the weighted average Credit Score of the Group II-A Loans will be approximately 639.


       ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II-A LOANS

                                                                                                              WEIGHTED
                                       NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A     PRINCIPAL      GROUP II-A    PRINCIPAL      AVERAGE      LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)       LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------------ ------------ -------------- --------------- ----------- -------------- ------------
100,000 or less ....................       811     $ 61,473,185        17.56%     $ 75,799        626           95.82%
100,001 to 200,000 .................     1,286      183,913,523        52.55       143,012        636           96.27
200,001 to 300,000 .................       349       84,612,101        24.17       242,442        652           93.75
300,001 to 400,000 .................        63       20,001,292         5.71       317,481        656           94.94
                                         -----     ------------       ------      --------        ---           -----
Total ..............................     2,509     $350,000,101       100.00%     $139,498        639           95.50%
                                         =====     ============       ======

                  NET MORTGAGE RATES OF THE GROUP II-A LOANS

                                                                                                              WEIGHTED
                            NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                           GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL        AVERAGE        LOAN-TO-
NET MORTGAGE RATES(%)         LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-----------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
2.0000 2.4999 .........           1       $    133,250            0.04%       $133,250          760             61.00%
3.0000 3.4999 .........           4            769,883            0.22         192,471          712             84.66
3.5000 3.9999 .........          16          3,313,919            0.95         207,120          681             81.63
4.0000 4.4999 .........          41          8,429,365            2.41         205,594          703             81.98
4.5000 4.9999 .........          59         10,097,868            2.89         171,150          699             93.10
5.0000 5.4999 .........         112         18,853,617            5.39         168,336          685             96.41
5.5000 5.9999 .........         204         32,711,411            9.35         160,350          668             94.64
6.0000 6.4999 .........         358         53,251,578           15.21         148,747          649             94.99
6.5000 6.9999 .........         464         63,574,481           18.16         137,014          638             95.83
7.0000 7.4999 .........         548         72,210,516           20.63         131,771          627             96.49
7.5000 7.9999 .........         417         52,926,287           15.12         126,922          614             97.32
8.0000 8.4999 .........         253         30,627,610            8.75         121,058          602             97.48
8.5000 8.9999 .........          19          1,664,801            0.48          87,621          565             89.35
9.0000 9.4999 .........           9          1,095,695            0.31         121,744          587             93.43
9.5000 9.9999 .........           4            339,818            0.10          84,954          586             93.95
                              -----       ------------          ------        --------          ---             -----
 Total ................       2,509       $350,000,101          100.00%       $139,498          639             95.50%
                              =====       ============          ======

     As of the cut-off date, the weighted average Net Mortgage Rate of the Group II-A Loans will be approximately 6.7065% per annum


                     MORTGAGE RATES OF THE GROUP II-A LOANS

                                                                                                                  WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE         WEIGHTED          AVERAGE
                             GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL     AVERAGE CREDIT      LOAN-TO-
MORTGAGE RATES(%)               LOANS          BALANCE            LOANS          BALANCE           SCORE         VALUE RATIO
-------------------------   ------------   ---------------   ---------------   -----------   ----------------   ------------
2.5000 2.9999 ...........           1       $    133,250            0.04%       $133,250            760             61.00%
3.5000 3.9999 ...........           4            769,883            0.22         192,471            712             84.66
4.0000 4.4999 ...........          15          3,215,802            0.92         214,387            682             81.68
4.5000 4.9999 ...........          35          7,344,879            2.10         209,854            706             80.93
5.0000 5.4999 ...........          39          6,313,247            1.80         161,878            708             88.98
5.5000 5.9999 ...........         108         18,727,971            5.35         173,407            691             96.54
6.0000 6.4999 ...........         144         23,979,121            6.85         166,522            673             94.92
6.5000 6.9999 ...........         348         52,788,521           15.08         151,691            655             95.14
7.0000 7.4999 ...........         366         50,916,679           14.55         139,117            640             95.40
7.5000 7.9999 ...........         581         78,797,566           22.51         135,624            631             96.25
8.0000 8.4999 ...........         414         51,764,485           14.79         125,035            619             97.15
8.5000 8.9999 ...........         378         46,897,952           13.40         124,069            604             97.29
9.0000 9.4999 ...........          57          6,384,622            1.82         112,011            590             95.33
9.5000 9.9999 ...........          12          1,198,761            0.34          99,897            587             93.14
10.0000 10.4999 .........           5            603,929            0.17         120,786            596            100.00
10.5000 10.9999 .........           2            163,434            0.05          81,717            575             87.42
                                -----       ------------          ------        --------            ---            ------
 Total ..................       2,509       $350,000,101          100.00%       $139,498            639             95.50%
                                =====       ============          ======

     As of the cut-off date, the weighted average mortgage rate of the Group II-A Loans will be approximately 7.3913% per annum

             ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II-A LOANS

                                      NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED
                                     GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL       AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO(%)         LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE
---------------------------------   ------------   ---------------   ---------------   -----------   -------------
00.01 50.00 .....................           5       $    428,653            0.12%       $ 85,731           608
50.01 55.00 .....................           2            540,000            0.15         270,000           743
55.01 60.00 .....................           5          1,008,530            0.29         201,706           646
60.01 65.00 .....................           4            540,174            0.15         135,044           664
65.01 70.00 .....................          12          1,696,638            0.48         141,387           661
70.01 75.00 .....................          16          3,026,656            0.86         189,166           636
75.01 80.00 .....................         112         17,499,547            5.00         156,246           664
80.01 85.00 .....................          53          6,331,609            1.81         119,464           613
85.01 90.00 .....................         279         40,946,017           11.70         146,760           635
90.01 95.00 .....................         660         89,000,861           25.43         134,850           623
95.01 100.00 ....................       1,354        187,875,085           53.68         138,756           646
100.01 105.00 ...................           6          1,007,650            0.29         167,942           653
105.01 110.00 ...................           1             98,680            0.03          98,680           730
                                        -----       ------------          ------        --------           ---
 Total ..........................       2,509       $350,000,101          100.00%       $139,498           639
                                        =====       ============          ======

     The weighted average loan-to-value ratio at origination of the Group II-A Loans will be approximately 95.50%


    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II-A LOANS

                                                                                                              WEIGHTED
                             NUMBER OF                      PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                            GROUP II-A       PRINCIPAL        GROUP II-A      PRINCIPAL        AVERAGE        LOAN-TO-
STATE                          LOANS          BALANCE           LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
------------------------   ------------   --------------   ---------------   -----------   --------------   ------------
Florida ................         231       $ 34,957,779           9.99%       $151,332           645            95.18%
California .............         100         22,723,157           6.49         227,232           664            91.67
Texas ..................         158         19,432,694           5.55         122,992           629            95.29
Illinois ...............         126         18,071,694           5.16         143,426           645            96.62
Michigan ...............         130         17,394,234           4.97         133,802           635            96.30
Arizona ................         112         16,917,986           4.83         151,053           644            95.41
Minnesota ..............          88         14,833,960           4.24         168,568           654            95.42
Georgia ................          94         13,772,317           3.93         146,514           629            97.26
Virginia ...............          75         12,559,337           3.59         167,458           648            94.39
Ohio ...................         113         12,545,189           3.58         111,019           626            97.07
Indiana ................         123         12,348,373           3.53         100,393           633            96.80
Missouri ...............          88         11,343,039           3.24         128,898           641            96.93
Wisconsin ..............          93         10,930,224           3.12         117,529           628            96.53
North Carolina .........          96         10,921,589           3.12         113,767           617            95.72
Other ..................         882        121,248,527          34.64         137,470           637            95.47
                               -----       ------------         ------        --------           ---            -----
 Total .................       2,509       $350,000,101         100.00%       $139,498           639            95.50%
                               =====       ============         ======

--------
 o Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than 0.3% of the Group II-A Loans will be secured by mortgaged properties located in any one zip code area in the state of Florida, and no more than 0.3% of the Group II-A Loans will be secured by mortgaged properties located in any other one zip code area outside of Florida.

                 MORTGAGE LOAN PURPOSE OF THE GROUP II-A LOANS

                                                                                                                    WEIGHTED
                                  NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                 GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL        AVERAGE        LOAN-TO-
LOAN PURPOSE                        LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-----------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
Purchase ....................       1,675       $227,935,389           65.12%       $136,081           641            96.48%
Rate/Term Refinance .........         132         18,211,299            5.20         137,964           650            91.21
Equity Refinance ............         702        103,853,413           29.67         147,939           633            94.11
                                    -----       ------------          ------        --------           ---            -----
 Total ......................       2,509       $350,000,101          100.00%       $139,498           639            95.50%
                                    =====       ============          ======

                    OCCUPANCY TYPES OF THE GROUP II-A LOANS

                                                                                                                  WEIGHTED
                                NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                               GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL        AVERAGE        LOAN-TO-
OCCUPANCY                         LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
---------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
Primary Residence .........       2,380       $333,720,952           95.35%       $140,219          638             95.97%
Second/Vacation ...........          51          7,721,091            2.21         151,394          668             91.16
NonOwner Occupied .........          78          8,558,057            2.45         109,719          677             81.39
                                  -----       ------------          ------        --------          ---             -----
 Total ....................       2,509       $350,000,101          100.00%       $139,498          639             95.50%
                                  =====       ============          ======

               MORTGAGED PROPERTY TYPES OF THE GROUP II-A LOANS

                                                                                                                   WEIGHTED
                                           NUMBER OF                     PERCENTAGE     AVERAGE      WEIGHTED       AVERAGE
                                          GROUP II-A     PRINCIPAL     OF GROUP II-A   PRINCIPAL      AVERAGE      LOAN-TO-
PROPERTY TYPE                                LOANS        BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
---------------------------------------- ------------ --------------- --------------- ----------- -------------- ------------
Singlefamily detached ..................     2,058     $276,010,708         78.86%     $134,116        637           95.82%
Planned Unit Developments
 (detached) ............................       205       36,873,354         10.54       179,870        638           95.26
Condo LowRise (less than 5 stories).....       114       16,242,700          4.64       142,480        660           93.65
Twotofour family units .................        53        8,764,488          2.50       165,368        666           91.96
Planned Unit Developments
 (attached) ............................        53        8,726,979          2.49       164,660        649           94.38
Townhouse ..............................        15        2,051,511          0.59       136,767        639           95.63
Condo MidRise (5 to 8 stories) .........         4          585,975          0.17       146,494        717           94.94
Manufactured Home ......................         4          380,379          0.11        95,095        632           75.76
Condo HighRise (9 stories or more)......         3          364,006          0.10       121,335        664           97.19
                                             -----     ------------        ------      --------        ---           -----
 Total .................................     2,509     $350,000,101        100.00%     $139,498        639           95.50%
                                             =====     ============        ======

           MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II-A LOANS

                                                                                                                      WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                   GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL        AVERAGE        LOAN-TO-
DOCUMENTATION TYPE                    LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
Full Documentation ............       1,896       $251,105,538           71.74%       $132,440           632            97.12%
Reduced Documentation .........         613         98,894,563           28.26         161,329           659            91.41
                                      -----       ------------          ------        --------           ---            -----
 Total ........................       2,509       $350,000,101          100.00%       $139,498           639            95.50%
                                      =====       ============          ======

               PREPAYMENT PENALTY TERMS OF THE GROUP II-A LOANS




                                                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                             GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL        AVERAGE        LOAN-TO-
PREPAYMENT PENALTY TERM         LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
None ....................         788       $112,944,567           32.27%       $143,331           643            93.28%
12 Months ...............          81         12,151,717            3.47         150,021           646            94.54
24 Months ...............       1,197        163,328,785           46.67         136,448           632            96.76
36 Months ...............         439         60,852,509           17.39         138,616           651            96.44
Other ...................           4            722,523            0.21         180,631           618            97.55
                                -----       ------------          ------        --------           ---            -----
 Total ..................       2,509       $350,000,101          100.00%       $139,498           639            95.50%
                                =====       ============          ======

  Other means not 0, 12, 24 or 36 months and not more than 36 months


             INTEREST ONLY BY PRODUCT TYPE OF THE GROUP II-A LOANS

                                                                                                                      WEIGHTED
                                              NUMBER OF                   PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                             GROUP II-A     PRINCIPAL       GROUP II-A    PRINCIPAL      AVERAGE      LOAN-TO-
CATEGORY                                        LOANS        BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------------------- ------------ --------------- --------------- ----------- -------------- ------------
Alternet Exceptions (non-IO) ..............     2,267     $308,410,091         88.12%     $136,043        631           95.91%
Interest Only Alternet Exceptions .........        12        2,369,606          0.68       197,467        662           99.52
Expanded Criteria Exceptions
 (non-IO) .................................        27        4,780,950          1.37       177,072        724           90.23
Interest Only Expanded Criteria
 Exceptions ...............................        10        2,245,000          0.64       224,500        728           76.62
Home Solutions Exceptions
 (non-IO) .................................       132       20,482,008          5.85       155,167        693           99.95
Interest Only Home Solutions
 Exceptions ...............................         4          739,000          0.21       184,750        735           98.71
Jumbo A Exceptions (non-IO) ...............        32        5,868,355          1.68       183,386        692           81.36
Interest Only Jumbo A Exceptions ..........        23        5,015,799          1.43       218,078        711           80.57
Seasoned Loans (non-IO) ...................         2           89,291          0.03        44,646        612           55.29
                                                -----     ------------        ------      --------        ---           -----
 Total ....................................     2,509     $350,000,101        100.00%     $139,498        639           95.50%
                                                =====     ============        ======

                MAXIMUM MORTGAGE RATES OF THE GROUP II-A LOANS

                                                                                                                  WEIGHTED
                                NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                               GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL        AVERAGE        LOAN-TO-
MAXIMUM MORTGAGE RATES(%)         LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
---------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
9.0000 9.9999 .............           3       $    596,683            0.17%       $198,894           715            86.01%
10.0000 10.9999 ...........          48         10,207,465            2.92         212,656           696            81.20
11.0000 11.9999 ...........         146         24,634,231            7.04         168,728           695            94.59
12.0000 12.9999 ...........         472         74,064,445           21.16         156,916           662            95.05
13.0000 13.9999 ...........         901        125,248,162           35.79         139,010           636            95.80
14.0000 14.9999 ...........         762         94,425,848           26.98         123,918           614            96.98
15.0000 15.9999 ...........         164         19,618,201            5.61         119,623           599            97.02
16.0000 16.9999 ...........          12          1,152,130            0.33          96,011           592            96.02
17.0000 17.9999 ...........           1             52,936            0.02          52,936           597           100.00
                                  -----       ------------          ------        --------           ---           ------
 Total ....................       2,509       $350,000,101          100.00%       $139,498           639            95.50%
                                  =====       ============          ======

     As of the cutoff date, the weighted average Maximum Mortgage Rate of the Group II-A Loans will be approximately 13.4674% per annum.

          NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP II-A LOANS

                                                                                                               WEIGHTED
                                       NUMBER OF                   PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A     PRINCIPAL       GROUP II-A    PRINCIPAL      AVERAGE      LOAN-TO-
NEXT INTEREST RATE ADJUSTMENT DATE       LOANS        BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------------ ------------ --------------- --------------- ----------- -------------- ------------
August 2004 ........................         1     $     46,935          0.01%     $ 46,935         646          70.00%
October 2004 .......................         1           42,357          0.01        42,357         574          39.00
November 2004 ......................         1          173,200          0.05       173,200         701          80.00
December 2004 ......................         6        1,293,410          0.37       215,568         740          88.69
January 2005 .......................         1          110,850          0.03       110,850         726          80.00
June 2005 ..........................         2          289,701          0.08       144,851         639          90.20
September 2005 .....................         1          185,607          0.05       185,607         606         100.00
October 2005 .......................         1          117,812          0.03       117,812         639          90.00
November 2005 ......................         4          617,459          0.18       154,365         623          93.40
December 2005 ......................         3          426,453          0.12       142,151         650         101.07
January 2006 .......................         1          157,947          0.05       157,947         687          97.00
February 2006 ......................         6          701,836          0.20       116,973         626          89.23
March 2006 .........................        13        2,138,231          0.61       164,479         648          97.15
April 2006 .........................        81       10,824,778          3.09       133,639         626          93.36
May 2006 ...........................       690       95,197,717         27.20       137,968         640          97.49
June 2006 ..........................       891      120,336,896         34.38       135,058         630          96.31
July 2006 ..........................       222       30,068,812          8.59       135,445         624          94.74
October 2006 .......................         2          179,637          0.05        89,818         653          90.31
November 2006 ......................         1          139,489          0.04       139,489         630         100.00
December 2006 ......................         1           77,846          0.02        77,846         589          84.00
January 2007 .......................         4          614,927          0.18       153,732         688          87.97
February 2007 ......................         1          207,187          0.06       207,187         658          80.00
March 2007 .........................         1          137,841          0.04       137,841         756          95.00
April 2007 .........................        21        3,222,540          0.92       153,454         630          90.55
May 2007 ...........................       191       30,695,339          8.77       160,709         661          93.31
June 2007 ..........................       260       37,358,874         10.67       143,688         659          93.49
July 2007 ..........................       101       14,448,922          4.13       143,059         646          91.84
June 2014 ..........................         1          187,500          0.05       187,500         727          90.00
                                         -----     ------------        ------      --------         ---         ------
Total ..............................     2,509     $350,000,101        100.00%     $139,498         639          95.50%
                                         =====     ============        ======      ========         ===         ======

     As of the cutoff date, the weighted average Months to Next Interest Rate Adjustment Date of the Group II-A Loans will be approximately 26 months

                      NOTE MARGINS OF THE GROUP II-A LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                             GROUP II-A       PRINCIPAL         GROUP II-A      PRINCIPAL        AVERAGE        LOAN-TO-
NOTE MARGINS(%)                 LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
1.5000 1.9999 ...........           1       $    133,250            0.04%       $133,250          760             61.00%
2.0000 2.4999 ...........          60         11,973,693            3.42         199,562          703             79.63
2.5000 2.9999 ...........           8          1,285,330            0.37         160,666          688             86.21
3.0000 3.4999 ...........           8          1,273,100            0.36         159,137          757             92.83
3.5000 3.9999 ...........          19          3,566,736            1.02         187,723          727             92.11
4.0000 4.4999 ...........           7          1,100,122            0.31         157,160          701             96.97
4.5000 4.9999 ...........          15          2,888,258            0.83         192,551          691             92.36
5.0000 5.4999 ...........          42          6,765,637            1.93         161,087          698             97.67
5.5000 5.9999 ...........         122         20,320,563            5.81         166,562          682             97.31
6.0000 6.4999 ...........         221         35,569,618           10.16         160,948          664             97.41
6.5000 6.9999 ...........         260         38,912,032           11.12         149,662          648             96.25
7.0000 7.4999 ...........         335         45,774,327           13.08         136,640          645             94.48
7.5000 7.9999 ...........         381         51,756,021           14.79         135,843          634             95.03
8.0000 8.4999 ...........         465         59,773,822           17.08         128,546          619             95.92
8.5000 8.9999 ...........         351         43,658,849           12.47         124,384          600             96.92
9.0000 9.4999 ...........         151         17,612,030            5.03         116,636          598             97.76
9.5000 9.9999 ...........          49          6,117,147            1.75         124,840          602             99.01
10.0000 10.4999 .........          11          1,270,724            0.36         115,520          596             98.38
10.5000 10.9999 .........           1             61,945            0.02          61,945          585            100.00
11.0000 11.4999 .........           2            186,898            0.05          93,449          587            100.00
                                -----       ------------          ------        --------          ---            ------
Total ...................       2,509       $350,000,101          100.00%       $139,498          639             95.50%
                                =====       ============          ======

     As of the cut-off date, the weighted average note margin of the Group II-A Loans will be approximately 7.239% per annum.

     GROUP II-B LOAN CHARACTERISTICS. The Group II-B Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of July 2004:

                                                                           ONE-YEAR LIBOR
                                                SIX-MONTH LIBOR INDEX          INDEX
                                                    MORTGAGE LOANS         MORTGAGE LOANS           TOTAL
Number of Mortgage Loans ...................             1,904                       46                1,950
Net Mortgage Rates
 Weighted average ..........................           6.8346%                  4.4843%              6.7066%
 Range .....................................   2.88% to 10.85%           3.38% to 8.00%      2.88% to 10.85%
Mortgage Rates
 Weighted average ..........................           7.5288%                   4.9887%             7.3904%
 Range .....................................   3.50% to 11.60%           3.88% to 8.50%      3.50% to 11.60%
Note Margins
 Weighted average ..........................           7.2207%                  2.4842%              6.9627%
 Range .....................................   2.25% to 11.61%           2.25% to 6.25%      2.25% to 11.61%
Minimum Mortgage Rates
 Weighted average ..........................           7.5938%                  2.4842%              7.3156%
 Range .....................................   2.25% to 11.61%           2.25% to 6.25%      2.25% to 11.61%
Minimum Net Mortgage Rates
 Weighted average ..........................           6.8996%                  1.9798%              6.6317%
 Range .....................................   1.63% to 10.86%           1.75% to 5.75%      1.63% to 10.86%
Maximum Mortgage Rates
 Weighted average ..........................           13.6075%                10.9551%             13.4630%
 Range .....................................   10.75% to 22.00%         9.88% to 14.50%      9.88% to 22.00%
Maximum Net Mortgage Rates
 Weighted average ..........................           12.9133%                10.4508%             12.7792%
 Range .....................................   10.25% to 21.25%         9.38% to 14.00%      9.38% to 21.25%
Periodic Caps
 Weighted average ..........................            1.0475%                 2.1166%              1.1058%
 Range .....................................     1.00% to 6.00%          1.00% to 6.00%       1.00% to 6.00%
WA months to next interest rate
adjustment date after July 1, 2004 .........                 25                      40                   26

     The Group II-B Loans consist of 1,950 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $315,000,237.

   o The Group II-B Loans had individual principal balances at origination of at least $32,940 but not more than $1,300,000, with an average principal balance at origination of approximately $161,729.

   o Approximately 17.6% and 14.5% of the Group II-B Loans were purchased from EFC Holdings Corporation and Decision One Mortgage Company LLC, respectively. No non-affiliate of Residential Funding sold more than 8.6% of the Group II-B Loans to Residential Funding. Approximately 16.7% of the Group II-B Loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

   o None of the Group II-B Loans will have been originated prior to August 19, 2003, or will have a maturity date later than July 1, 2034.

   o No Group II-B Loans will have a remaining term to stated maturity as of the cut-off date of less than 177 months.

   o The weighted average remaining term to stated maturity of the Group II-B Loans as of the cut-off date will be approximately 359 months. The weighted average original term to maturity of the Group II-B Loans as of the cut-off date will be approximately 360 months.

   o As of the cut-off date, 0.3% of the Group II-B Loans are currently 30 to 59 days delinquent in payment of principal and interest. For a description of the methodology used to categorize Group II-B Loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement. In addition, some of the Group II-B Loans have had delinquency problems in the past.

   o None of the Group II-B Loans are Buy-Down Loans.

   o None of the Group II-B Loans are subject to the Homeownership Act.

   o With respect to approximately 3.5%, 1.2% and 1.2% of the Group II-B Loans, the related mortgage note provides for an interest only period of three years, five years and ten years, respectively.

   o All of the Group II-B Loans are secured by first liens on fee simple interests in one-to-four family residential properties.

   o None of the Group II-B Loans provide for deferred interest or negative amortization.

   o The Group II-B Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

   o Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding, with respect to all of the Group II-B Loans.

     Approximately 66.0% of the Group II-B Loans provide for a payment of a prepayment charge. As to some of those Group II-B Loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that Group II-B Loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the Group II-B Loans may be waived and in any case will not be available for distribution on the certificates. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In connection with the Group II-B Loans secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

     Set forth below is a description of additional characteristics of the Group II-B Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group II-B Loans are approximate percentages by aggregate principal balance of the Group II-B Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group II-B Loans are as of the cut-off date, after deducting payments of principal due in the month of July 2004, and are rounded to the nearest dollar.



               CREDIT SCORE DISTRIBUTION OF THE GROUP II-B LOANS

                                                                                              WEIGHTED
                             NUMBER OF                       PERCENTAGE OF      AVERAGE        AVERAGE
                            GROUP II-B       PRINCIPAL         GROUP II-B      PRINCIPAL      LOAN-TO-
CREDIT SCORE RANGE             LOANS          BALANCE            LOANS          BALANCE      VALUE RATIO
------------------------   ------------   ---------------   ---------------   -----------   ------------
499 or less ............           2       $    188,901            0.06%       $ 94,451         61.78%
500 519 ................           6            683,598            0.22         113,933         74.47
520 539 ................          13          1,578,760            0.50         121,443         79.08
540 559 ................          48          6,098,589            1.94         127,054         88.83
560 579 ................         125         15,459,019            4.91         123,672         93.08
580 599 ................         310         41,699,177           13.24         134,513         96.70
600 619 ................         321         47,546,094           15.09         148,119         96.64
620 639 ................         322         48,716,609           15.47         151,294         96.55
640 659 ................         249         40,206,846           12.76         161,473         95.33
660 679 ................         169         32,097,542           10.19         189,926         95.16
680 699 ................         132         25,308,400            8.03         191,730         93.02
700 719 ................          90         17,724,763            5.63         196,942         93.76
720 739 ................          74         17,252,642            5.48         233,144         93.32
740 759 ................          47         10,405,353            3.30         221,390         94.75
760 or greater .........          42         10,033,945            3.19         238,903         87.27
                               -----       ------------          ------        --------         -----
 Total .................       1,950       $315,000,237          100.00%       $161,539         94.84%
                               =====       ============          ======

--------
 o For some of the Group II-B Loans, the Credit Score was updated prior to the cut-off date.


     As of the cut-off date, the weighted average Credit Score of the Group II-B Loans will be approximately 645.


       ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II-B LOANS

                                                                                                               WEIGHTED
                                       NUMBER OF                  PERCENTAGE OF     AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B     PRINCIPAL      GROUP II-B     PRINCIPAL      AVERAGE      LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)       LOANS        BALANCE         LOANS         BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------------ ------------ -------------- --------------- ------------ -------------- ------------
100,000 or less ....................       543     $ 43,090,444        13.68%     $   79,356        626          96.35%
100,001 to 200,000 .................       996      141,935,768        45.06         142,506        632          97.09
200,001 to 300,000 .................       228       55,923,234        17.75         245,277        654          95.57
300,001 to 400,000 .................       117       41,947,150        13.32         358,523        670          92.15
400,001 to 500,000 .................        50       21,828,485         6.93         436,570        667          89.45
500,001 to 600,000 .................        11        6,130,815         1.95         557,347        714          78.18
600,001 to 700,000 .................         1          679,200         0.22         679,200        755          80.00
700,001 to 800,000 .................         3        2,165,142         0.69         721,714        724          75.23
1,200,001 to 1,300,000 .............         1        1,300,000         0.41       1,300,000        681          64.00
                                         -----     ------------       ------      ----------        ---          -----
 Total .............................     1,950     $315,000,237       100.00%     $  161,539        645          94.84%
                                         =====     ============       ======

                  NET MORTGAGE RATES OF THE GROUP II-B LOANS

                              NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED           WEIGHTED
                             GROUP II-B       PRINCIPAL         GROUP II-B      PRINCIPAL        AVERAGE       AVERAGE LOAN-TO-
NET MORTGAGE RATES(%)           LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE       VALUE RATIO
-------------------------   ------------   ---------------   ---------------   -----------   --------------   -----------------
2.5000 2.9999 ...........           1       $    194,600            0.06%       $194,600           790               65.00%
3.0000 3.4999 ...........           2          1,019,116            0.32         509,558           707               80.00
3.5000 3.9999 ...........          14          5,139,240            1.63         367,089           714               81.50
4.0000 4.4999 ...........          16          6,137,681            1.95         383,605           728               82.10
4.5000 4.9999 ...........          39         13,340,318            4.24         342,059           695               84.09
5.0000 5.4999 ...........         130         26,324,476            8.36         202,496           689               93.64
5.5000 5.9999 ...........         193         36,067,617           11.45         186,879           663               95.09
6.0000 6.4999 ...........         266         45,047,746           14.30         169,352           654               95.35
6.5000 6.9999 ...........         267         41,615,651           13.21         155,864           648               94.46
7.0000 7.4999 ...........         348         52,258,352           16.59         150,168           631               96.53
7.5000 7.9999 ...........         237         32,971,436           10.47         139,120           623               97.53
8.0000 8.4999 ...........         219         28,379,466            9.01         129,587           605               97.56
8.5000 8.9999 ...........         163         20,130,201            6.39         123,498           604               98.32
9.0000 9.4999 ...........          49          5,867,920            1.86         119,753           587               96.04
9.5000 9.9999 ...........           1            117,910            0.04         117,910           585              100.00
10.0000 10.4999 .........           3            259,496            0.08          86,499           533               79.35
10.5000 10.9999 .........           2            129,013            0.04          64,506           560               77.50
                                -----       ------------          ------        --------           ---              ------
 Total ..................       1,950       $315,000,237          100.00%       $161,539           645               94.84%
                                =====       ============          ======

     As of the cut-off date, the weighted average Net Mortgage Rate of the Group II-B Loans will be approximately 6.7066% per annum.

                    MORTGAGE RATES OF THE GROUP II-B LOANS

                              NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED           WEIGHTED
                             GROUP II-B       PRINCIPAL         GROUP II-B      PRINCIPAL        AVERAGE       AVERAGE LOAN-TO-
MORTGAGE RATES(%)               LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE       VALUE RATIO
-------------------------   ------------   ---------------   ---------------   -----------   --------------   -----------------
3.5000 3.9999 ...........           3       $  1,213,716            0.39%       $404,572            721              77.59%
4.0000 4.4999 ...........          14          5,139,240            1.63         367,089            714              81.50
4.5000 4.9999 ...........          15          5,966,134            1.89         397,742            729              81.73
5.0000 5.4999 ...........          25          9,312,875            2.96         372,515            698              79.38
5.5000 5.9999 ...........         108         23,905,399            7.59         221,346            697              93.18
6.0000 6.4999 ...........         158         29,035,437            9.22         183,769            669              96.03
6.5000 6.9999 ...........         263         47,638,045           15.12         181,133            653              94.92
7.0000 7.4999 ...........         223         34,523,145           10.96         154,812            651              94.32
7.5000 7.9999 ...........         380         58,198,656           18.48         153,154            636              95.95
8.0000 8.4999 ...........         218         29,553,017            9.38         135,564            628              97.30
8.5000 8.9999 ...........         255         34,928,135           11.09         136,973            609              97.47
9.0000 9.4999 ...........         160         20,163,626            6.40         126,023            606              98.47
9.5000 9.9999 ...........         117         14,424,167            4.58         123,283            597              97.06
10.0000 10.4999 .........           5            492,228            0.16          98,446            590              97.92
10.5000 10.9999 .........           3            241,752            0.08          80,584            571              95.79
11.0000 11.4999 .........           2            192,112            0.06          96,056            536              77.40
11.5000 11.9999 .........           1             72,554            0.02          72,554            527              60.00
                                -----       ------------          ------        --------            ---              -----
 Total ..................       1,950       $315,000,237          100.00%       $161,539            645              94.84%
                                =====       ============          ======

     As of the cut-off date, the weighted average mortgage rate of the Group II-B Loans will be approximately 7.3904% per annum.


             ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II-B LOANS

                                                                                                      AVERAGE      WEIGHTED
                                   NUMBER OF GROUP II-B     PRINCIPAL     PERCENTAGE OF GROUP II-B   PRINCIPAL     AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO(%)            LOANS             BALANCE                LOANS             BALANCE    CREDIT SCORE
--------------------------------- ---------------------- --------------- -------------------------- ----------- -------------
00.01 50.00 .....................              2          $    659,932          0.21          %      $329,966         663
50.01 55.00 .....................              2               994,738          0.32                  497,369         754
55.01 60.00 .....................              5             1,415,801          0.45                  283,160         619
60.01 65.00 .....................              5             2,316,845          0.74                  463,369         668
65.01 70.00 .....................             10             3,110,180          0.99                  311,018         645
70.01 75.00 .....................             16             3,964,608          1.26                  247,788         689
75.01 80.00 .....................             81            20,095,944          6.38                  248,098         684
80.01 85.00 .....................             40             7,344,239          2.33                  183,606         610
85.01 90.00 .....................            187            33,525,747         10.64                  179,282         638
90.01 95.00 .....................            444            64,348,644         20.43                  144,929         626
95.01 100.00 ....................          1,157           176,823,904         56.13                  152,830         649
100.01 105.00 ...................              1               399,656          0.13                  399,656         709
                                           -----          ------------        ----------             --------         ---
Total ...........................          1,950          $315,000,237        100.00%                $161,539         645
                                           =====          ============

     The weighted average loan-to-value ratio at origination of the Group II-B Loans will be approximately 94.84%

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II-B LOANS

                                                                                                          WEIGHTED
                         NUMBER OF                      PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                        GROUP II-B       PRINCIPAL        GROUP II-B      PRINCIPAL        AVERAGE        LOAN-TO-
STATE                      LOANS          BALANCE           LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
--------------------   ------------   --------------   ---------------   -----------   --------------   ------------
California .........         105       $ 34,076,160          10.82%       $324,535           683            88.34%
Florida ............         198         32,967,629          10.47         166,503           645            94.72
Illinois ...........         110         18,408,951           5.84         167,354           650            96.40
Texas ..............         131         16,289,585           5.17         124,348           631            96.66
Virginia ...........          74         14,677,600           4.66         198,346           659            92.00
Georgia ............          92         13,435,311           4.27         146,036           628            96.01
Michigan ...........          93         12,292,583           3.90         132,178           624            94.95
Arizona ............          73         11,377,037           3.61         155,850           640            98.05
Ohio ...............          92         10,584,479           3.36         115,049           629            97.19
Maryland ...........          41         10,339,762           3.28         252,189           676            95.79
Indiana ............          82          9,986,603           3.17         121,788           630            96.53
Minnesota ..........          50          9,556,752           3.03         191,135           632            95.90
Other ..............         809        121,007,784          38.42         149,577           641            95.61
                           -----       ------------         ------        --------           ---            -----
Total ..............       1,950       $315,000,237         100.00%       $161,539           645            94.84%
                           =====       ============         ======

--------
 o Other includes states and the District of Columbia with under 3% concentrations individually.


     No more than 0.5% of the Group II-B Loans will be secured by mortgaged properties located in any one zip code area in the state of Washington, and no more than 0.5% of the Group II-B Loans will be secured by mortgaged properties located in any other one zip code area outside of Washington.


                 MORTGAGE LOAN PURPOSE OF THE GROUP II-B LOANS

                                                                                                                    WEIGHTED
                                  NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                 GROUP II-B       PRINCIPAL         GROUP II-B      PRINCIPAL        AVERAGE        LOAN-TO-
LOAN PURPOSE                        LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-----------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
Purchase ....................       1,323       $208,265,782           66.12%       $157,419           647            96.53%
Rate/Term Refinance .........          88         14,991,470            4.76         170,358           652            88.83
Equity Refinance ............         539         91,742,986           29.12         170,210           641            91.98
                                    -----       ------------          ------        --------           ---            -----
Total .......................       1,950       $315,000,237          100.00%       $161,539           645            94.84%
                                    =====       ============          ======

                    OCCUPANCY TYPES OF THE GROUP II-B LOANS

                                                                                                                  WEIGHTED
                                NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                               GROUP II-B       PRINCIPAL         GROUP II-B      PRINCIPAL        AVERAGE        LOAN-TO-
OCCUPANCY                         LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
---------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
Primary Residence .........       1,883       $304,838,793           96.77%       $161,890            644           95.17%
Second/Vacation ...........          19          3,771,664            1.20         198,509            696           91.44
NonOwner Occupied .........          48          6,389,780            2.03         133,120            681           80.77
                                  -----       ------------          ------        --------            ---           -----
Total .....................       1,950       $315,000,237          100.00%       $161,539            645           94.84%
                                  =====       ============          ======

                MORTGAGED PROPERTY TYPES OF THE GROUP II-B LOANS

                                                                                                                    WEIGHTED
                                      NUMBER OF                                          AVERAGE      WEIGHTED       AVERAGE
                                     GROUP II-B     PRINCIPAL          PERCENTAGE       PRINCIPAL      AVERAGE      LOAN-TO-
PROPERTY TYPE                           LOANS        BALANCE      OF GROUP II-B LOANS    BALANCE    CREDIT SCORE   VALUE RATIO
----------------------------------- ------------ --------------- --------------------- ----------- -------------- ------------
Singlefamily detached .............     1,580     $244,224,894            77.53%        $154,573         642          94.96%
Planned Unit Developments
 (detached) .......................       188       38,789,659            12.31          206,328         650          94.07
Condo LowRise (less than 5 stories)        82       12,177,114             3.87          148,501         670          95.27
Twotofour family units ............        43        9,485,778             3.01          220,599         674          95.88
Planned Unit Developments
 (attached) .......................        37        6,135,284             1.95          165,818         651          94.60
Townhouse .........................        12        2,536,613             0.81          211,384         646          90.96
Condo MidRise (5 to 8 stories) ....         6        1,367,718             0.43          227,953         659          91.55
Leasehold .........................         1          153,350             0.05          153,350         613         100.00
Condo HighRise (9 stories or more).         1          129,827             0.04          129,827         673         100.00
                                        -----     ------------           ------         --------         ---         ------
Total .............................     1,950     $315,000,237           100.00%        $161,539         645          94.84%
                                        =====     ============           ======

           MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II-B LOANS

                                                                                                                      WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                   GROUP II-B       PRINCIPAL         GROUP II-B      PRINCIPAL        AVERAGE        LOAN-TO-
DOCUMENTATION TYPE                    LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------------   ------------   ---------------   ---------------   -----------   --------------   ------------
Full Documentation ............       1,492       $219,399,987           69.65%       $147,051          633             96.99%
Reduced Documentation .........         458         95,600,250           30.35         208,734          674             89.89
                                      -----       ------------          ------        --------          ---             -----
Total .........................       1,950       $315,000,237          100.00%       $161,539          645             94.84%
                                      =====       ============          ======

               PREPAYMENT PENALTY TERMS OF THE GROUP II-B LOANS

                                                                                                          WEIGHTED
                                                              PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                               NUMBER OF        PRINCIPAL       GROUP II-B    PRINCIPAL      AVERAGE      LOAN-TO-
PREPAYMENT PENALTY TERM    GROUP II-B LOANS      BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------- ------------------ --------------- --------------- ----------- -------------- ------------
None ....................          592        $107,100,610         34.00%     $180,913        654           91.80%
12 Months ...............           53           8,758,406          2.78       165,253        654           96.30
24 Months ...............          954         142,684,332         45.30       149,564        637           96.84
36 Months ...............          327          52,157,841         16.56       159,504        647           95.76
60 Months ...............           22           3,884,403          1.23       176,564        702           89.01
Other ...................            2             414,645          0.13       207,323        681          100.00
                                 -----        ------------        ------      --------        ---          ------
Total ...................        1,950        $315,000,237        100.00%     $161,539        645           94.84%
                                 =====        ============        ======

--------
 o Other represents not 0, 12, 24, 36 or 60 months and not more than 60 months.

             INTEREST ONLY BY PRODUCT TYPE OF THE GROUP II-B LOANS

                                                                                                                    WEIGHTED
                                                                        PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                         NUMBER OF        PRINCIPAL       GROUP II-B    PRINCIPAL      AVERAGE      LOAN-TO-
CATEGORY                             GROUP II-B LOANS      BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
----------------------------------- ------------------ --------------- --------------- ----------- -------------- ------------
Alternet Exceptions (non-IO) ......        1,740        $263,123,197         83.53%     $151,220         634          95.79%
Interest Only Alternet Exceptions .            9           2,177,702          0.69       241,967         653          99.08
Expanded Criteria Exceptions
 (non-IO) .........................           30           7,055,549          2.24       235,185         728          85.07
Interest Only Expanded Criteria
 Exceptions .......................           14           4,452,321          1.41       318,023         737          86.54
Home Solutions Exceptions
 (non-IO) .........................          122          23,365,501          7.42       191,521         693          99.86
Interest Only Home Solutions
 Exceptions .......................            4           1,126,915          0.36       281,729         754          97.10
Jumbo A Exceptions (non-IO) .......            8           2,710,086          0.86       338,761         726          76.11
Interest Only Jumbo A Exceptions ..           23          10,988,968          3.49       477,781         695          74.62
                                           -----        ------------        ------      --------         ---          -----
 Total ............................        1,950        $315,000,237        100.00%     $161,539         645          94.84%
                                           =====        ============        ======

                MAXIMUM MORTGAGE RATES OF THE GROUP II-B LOANS

                                                                                                               WEIGHTED
                                                                   PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                    NUMBER OF        PRINCIPAL       GROUP II-B    PRINCIPAL      AVERAGE      LOAN-TO-
MAXIMUM MORTGAGE RATES(%)       GROUP II-B LOANS      BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------ ------------------ --------------- --------------- ----------- -------------- ------------
9.0000 9.9999 ................            1        $    599,116          0.19%     $599,116         732          80.00%
10.0000 10.9999 ..............           29          11,492,961          3.65       396,309         724          79.21
11.0000 11.9999 ..............          127          30,498,450          9.68       240,145         697          90.73
12.0000 12.9999 ..............          416          76,868,247         24.40       184,779         661          94.95
13.0000 13.9999 ..............          573          89,628,386         28.45       156,420         642          95.12
14.0000 14.9999 ..............          478          65,336,296         20.74       136,687         621          97.38
15.0000 15.9999 ..............          262          33,899,987         10.76       129,389         603          97.89
16.0000 16.9999 ..............           60           6,268,677          1.99       104,478         591          97.44
17.0000 17.9999 ..............            3             264,666          0.08        88,222         534          72.63
22.0000 22.9999 ..............            1             143,450          0.05       143,450         582          95.00
                                      -----        ------------        ------      --------         ---          -----
Total ........................        1,950        $315,000,237        100.00%     $161,539         645          94.84%
                                      =====        ============        ======

     As of the cutoff date, the weighted average Maximum Mortgage Rate of the Group II-B Loans will be approximately 13.4630% per annum.

          NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP II-B LOANS

                                                                                                                       WEIGHTED
                                                                           PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                            NUMBER OF        PRINCIPAL       GROUP II-B    PRINCIPAL      AVERAGE      LOAN-TO-
NEXT INTEREST RATE ADJUSTMENT DATE      GROUP II-B LOANS      BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-------------------------------------- ------------------ --------------- --------------- ----------- -------------- ------------
November 2004 ........................            2        $    406,066          0.13%     $203,033         724          92.54%
December 2004 ........................           11           3,826,313          1.21       347,847         720          83.09
June 2005 ............................            1             599,116          0.19       599,116         732          80.00
October 2005 .........................            1             139,534          0.04       139,534         586         100.00
November 2005 ........................            4             801,923          0.25       200,481         641          97.11
December 2005 ........................            2             576,521          0.18       288,260         649          98.97
January 2006 .........................            4             794,226          0.25       198,556         714          97.85
February 2006 ........................            5             661,239          0.21       132,248         596          96.03
March 2006 ...........................           15           2,542,493          0.81       169,500         653          95.10
April 2006 ...........................           69          10,949,220          3.48       158,684         632          94.40
May 2006 .............................          480          80,019,205         25.40       166,707         649          97.93
June 2006 ............................          690         100,253,175         31.83       145,294         635          96.37
July 2006 ............................          253          36,996,610         11.74       146,232         618          93.69
September 2006 .......................            1             356,744          0.11       356,744         581          80.00
December 2006 ........................            1              84,554          0.03        84,554         615          85.00
March 2007 ...........................            2             312,512          0.10       156,256         581          84.42
April 2007 ...........................           16           2,652,900          0.84       165,806         644          94.97
May 2007 .............................          155          29,035,432          9.22       187,325         673          91.16
June 2007 ............................          143          27,924,386          8.86       195,275         666          92.42
July 2007 ............................           92          14,442,831          4.59       156,987         645          89.75
June 2014 ............................            3           1,625,238          0.52       541,746         748          63.30
                                              -----        ------------        ------      --------         ---         ------
Total ................................        1,950        $315,000,237        100.00%     $161,539         645          94.84%
                                              =====        ============        ======

     As of the cutoff date, the weighted average Months to Next Interest Rate Adjustment Date of the Group II-B Loans will be approximately 26 months.

                     NOTE MARGINS OF THE GROUP II-B LOANS

                                                                                                         WEIGHTED
                                                             PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                               NUMBER OF        PRINCIPAL      GROUP II-B    PRINCIPAL      AVERAGE      LOAN-TO-
NOTE MARGINS(%)            GROUP II-B LOANS      BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------- ------------------ -------------- --------------- ----------- -------------- ------------
2.0000 2.4999 ...........           39        $ 16,281,905         5.17%     $417,485   712                75.05%
2.5000 2.9999 ...........           11           2,673,690         0.85       243,063   734                84.77
3.0000 3.4999 ...........            8           1,739,376         0.55       217,422   721                90.09
3.5000 3.9999 ...........           22           4,967,978         1.58       225,817   720                91.78
4.0000 4.4999 ...........            4             925,695         0.29       231,424   674                91.96
4.5000 4.9999 ...........           11           2,450,845         0.78       222,804   707                99.40
5.0000 5.4999 ...........           23           5,324,948         1.69       231,519   703                91.56
5.5000 5.9999 ...........          118          24,455,309         7.76       207,248   687                97.62
6.0000 6.4999 ...........          230          44,605,892        14.16       193,939   673                98.13
6.5000 6.9999 ...........          248          42,306,308        13.43       170,590   655                96.31
7.0000 7.4999 ...........          235          36,709,160        11.65       156,209   637                93.77
7.5000 7.9999 ...........          270          41,638,511        13.22       154,217   630                94.30
8.0000 8.4999 ...........          221          28,184,420         8.95       127,531   612                95.55
8.5000 8.9999 ...........          229          29,146,346         9.25       127,277   603                96.79
9.0000 9.4999 ...........          169          20,895,908         6.63       123,644   590                97.16
9.5000 9.9999 ...........           82           9,650,108         3.06       117,684   593                97.87
10.0000 10.4999 .........           18           2,100,604         0.67       116,700   594                99.75
10.5000 10.9999 .........            8             690,380         0.22        86,297   600                99.27
11.0000 11.4999 .........            3             184,929         0.06        61,643   577                84.31
11.5000 11.9999 .........            1              67,925         0.02        67,925   510                85.00
                                 -----        ------------       ------      --------   ---                -----
Total ...................        1,950        $315,000,237       100.00%     $161,539   645                94.84%
                                 =====        ============       ======

     As of the cut-off date, the weighted average note margin of the Group II-B Loans will be approximately 6.9627% per annum


GROUP III LOANS

     MORTGAGE RATE ADJUSTMENT. The mortgage rate on each Group III Loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such Group III Loan as set forth in the related mortgage note. The mortgage rate on a Group III Loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that Group III Loan in the related mortgage note. The minimum mortgage rate for each Group III Loan will be equal to the greater of the note margin or the note floor. The minimum mortgage rates on the Group III Loans will range from 2.250% to 5.990%, with a weighted average minimum mortgage rate as of the cut-off date of 2.4646%. The maximum mortgage rates on the Group III Loans will range from 8.875% to 13.500%, with a weighted average maximum mortgage rate as of the cut-off date of 10.2457%.

     For approximately 75.1% of the Group III Loans, the index will be the One-Year LIBOR Index. All of the mortgage loans with an index based on the One-Year LIBOR Index adjust annually. The One-Year LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

     For approximately 0.6% of the Group III Loans, the index will be the One-Year U.S. Treasury Index. The One-Year U.S. Treasury Index will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15 (519) as most recently available as of the date thirty or forty-five days prior to the adjustment date. Those average yields reflect the yields for the week prior to that week. All of the mortgage loans with an index based on the One-Year U.S. Treasury Index adjust annually.

     For approximately 24.3% of the Group III Loans, the index will be the Sixth-Month LIBOR Index. All of the mortgage loans with an index based on the Six-Month LIBOR Index adjust semi-annually. The Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal or as posted by Fannie Mae and are most recently available:

   o as of the first business day of the month immediately preceding the month in which the adjustment date occurs;

   o as of the date forty-five days prior to the adjustment date;

   o as of the date fifteen business days prior to the adjustment date; or

   o as of the 15th day of the month which is two months prior to the month in which the adjustment date occurs.

     The "reference date" is the date as of which each of the One-Year LIBOR Index, One-Year U.S. Treasury Index or the Six-Month LIBOR Index is determined.


     The One-Year LIBOR Index, One-Year U.S. Treasury Index and Six-Month LIBOR Index are each referred to in this prospectus supplement as an index. In the event that the related index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

     The initial mortgage rate in effect on a Group III Loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

     Group III Loan Characteristics. The Group III Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of July 2004:




                                                                     ONE-YEAR U.S.
                                                SIX-MONTH LIBOR        TREASURY         ONE-YEAR LIBOR
                                                     INDEX               INDEX              INDEX
                                                 MORTGAGE LOANS     MORTGAGE LOANS      MORTGAGE LOANS          TOTAL
Number of Mortgage Loans ...................              167                   1                223                  391
Net Mortgage Rates
 Weighted average ..........................          5.4207%             4.3750%            4.2389%              4.5270%
 Range .....................................   3.75% to 7.00%      4.38% to 4.38%     3.38% to 5.63%      3.38% to 7.00%
Mortgage Rates
 Weighted average ..........................          5.9219%             4.8750%            4.7389%              5.0273%
 Range .....................................   4.25% to 7.50%      4.88% to 4.88%     3.88% to 6.13%      3.88% to 7.50%
Note Margins
 Weighted average ..........................          3.1265%             2.2500%            2.2516%              2.4643%
 Range .....................................   2.25% to 5.74%      2.25% to 2.25%     2.25% to 3.25%      2.25% to 5.74%
Minimum Mortgage Rates
 Weighted average ..........................          3.1278%             2.2500%            2.2516%              2.4646%
 Range .....................................   2.25% to 5.99%      2.25% to 2.25%     2.25% to 3.25%      2.25% to 5.99%
Minimum Net Mortgage Rates
 Weighted average ..........................          2.6266%             1.7500%            1.7516%              1.9643%
 Range .....................................   1.75% to 5.24%      1.75% to 1.75%     1.75% to 2.75%      1.75% to 5.24%
Maximum Mortgage Rates
 Weighted average ..........................         11.7673%             9.8750%            9.7561%             10.2457%
 Range .....................................  9.50% to 13.50%     9.88% to 9.88%     8.88% to 11.88%     8.88% to 13.50%
Maximum Net Mortgage Rates
 Weighted average ..........................         11.2661%             9.3750%            9.2561%              9.7454%
 Range .....................................  9.00% to 13.00%     9.38% to 9.38%     8.38% to 11.38%     8.38% to 13.00%
Periodic Caps
 Weighted average ..........................          1.8405%             2.0000%            2.0000%              1.9612%
 Range .....................................   1.00% to 2.00%      2.00% to 2.00%      2.00 to 2.00%       1.00% to 2.00%
WA months to next interest rate
adjustment date after July 1, 2004 .........               60                  58                 59                   59

     The Group III Loans consist of 391 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $125,000,224.

   o The Group III Loans had individual principal balances at origination of at least $37,800 but not more than $1,495,000, with an average principal balance at origination of approximately $319,886.

   o Approximately 61.0% and 20.1% of the Group III Loans were purchased from RBC Mortgage Company and Pinnacle Corporation, respectively. No non-affiliate of Residential Funding sold more than 3.7% of the Group III Loans to Residential Funding. Approximately 6.7% of the Group III Loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

   o None of the Group III Loans will have been originated prior to December 2, 2003, or will have a maturity date later than July 1, 2034.

   o No Group III Loans will have a remaining term to stated maturity as of the cut-off date of less than 354 months.

   o The weighted average remaining term to stated maturity of the Group III Loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the Group III Loans as of the cut-off date will be approximately 360 months.

   o None of the Group III Loans are Buy-Down Loans.

   o None of the Group III Loans are subject to the Homeownership Act.

   o With respect to approximately 0.3%, 63.8%, 0.7% and 0.3% of the Group III Loans, the related mortgage note provides for an interest only period of three years, five years, seven years and ten years, respectively.

   o Approximately 99.6% of the Group III Loans are secured by first liens on fee simple interests in one-to-four family residential properties and approximately 0.4% of the Group III Loans are secured by cooperative loans.

   o None of the Group III Loans provide for deferred interest or negative amortization.

   o The Group III Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

   o Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding, with respect to all of the Group III Loans.

     Approximately 18.5% of the Group III Loans provide for a payment of a prepayment charge. As to some of those Group III Loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that Group III Loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the Group III Loans may be waived and in any case will not be available for distribution on the certificates. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Set forth below is a description of additional characteristics of the Group III Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group III Loans are approximate percentages by aggregate principal balance of the Group III Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group III Loans are as of the cut-off date, after deducting payments of principal due in the month of July 2004, and are rounded to the nearest dollar.

               CREDIT SCORE DISTRIBUTION OF THE GROUP III LOANS

                                                                                             WEIGHTED
                            NUMBER OF                       PERCENTAGE OF      AVERAGE        AVERAGE
                            GROUP III       PRINCIPAL         GROUP III       PRINCIPAL      LOAN-TO-
CREDIT SCORE RANGE            LOANS          BALANCE            LOANS          BALANCE      VALUE RATIO
------------------------   -----------   ---------------   ---------------   -----------   ------------
620 639 ................        11        $  3,787,630            3.03%       $344,330         76.86%
640 659 ................        16           3,694,055            2.96         230,878         83.94
660 679 ................        29           7,425,643            5.94         256,057         79.35
680 699 ................        75          21,354,463           17.08         284,726         78.97
700 719 ................        76          24,818,270           19.85         326,556         77.44
720 739 ................        67          23,103,420           18.48         344,827         77.26
740 759 ................        45          16,582,574           13.27         368,502         77.47
760 or greater .........        72          24,234,169           19.39         336,586         72.83
                               ---        ------------          ------        --------         -----
Total ..................       391        $125,000,224          100.00%       $319,694         77.07%
                               ===        ============          ======

--------
 o For some of the Group III Loans, the Credit Score was updated prior to the cut-off date.


     As of the cut-off date, the weighted average Credit Score of the Group III Loans will be approximately 722.


       ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP III LOANS

                                                                                                               WEIGHTED
                                      NUMBER OF                   PERCENTAGE OF     AVERAGE      WEIGHTED       AVERAGE
                                      GROUP III     PRINCIPAL       GROUP III      PRINCIPAL      AVERAGE      LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS        BALANCE          LOANS         BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------------ ----------- --------------- --------------- ------------ -------------- ------------
100,000 or less ....................      44      $  3,470,264          2.78%     $   78,870       712           81.12%
100,001 to 200,000 .................     121        17,837,335         14.27         147,416       715           83.17
200,001 to 300,000 .................      73        17,539,719         14.03         240,270       719           81.67
300,001 to 400,000 .................      59        20,321,971         16.26         344,440       725           79.04
400,001 to 500,000 .................      24        10,789,071          8.63         449,545       721           75.41
500,001 to 600,000 .................      18         9,740,794          7.79         541,155       736           75.59
600,001 to 700,000 .................      14         9,062,681          7.25         647,334       710           75.33
700,001 to 800,000 .................       9         6,947,854          5.56         771,984       700           73.20
800,001 to 900,000 .................      10         8,429,944          6.74         842,994       719           71.45
900,001 to 1,000,000 ...............       9         8,830,492          7.06         981,166       738           75.37
1,000,001 to 1,100,000 .............       6         6,467,000          5.17       1,077,833       755           67.92
1,100,001 to 1,200,000 .............       1         1,200,000          0.96       1,200,000       729           66.00
1,300,001 to 1,400,000 .............       1         1,400,000          1.12       1,400,000       731           70.00
1,400,001 to 1,500,000 .............       2         2,963,100          2.37       1,481,550       700           68.95
                                         ---      ------------        ------      ----------       ---           -----
Total ..............................     391      $125,000,224        100.00%     $  319,694       722           77.07%
                                         ===      ============        ======

                   NET MORTGAGE RATES OF THE GROUP III LOANS

                                                                                                             WEIGHTED
                           NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                           GROUP III       PRINCIPAL         GROUP III       PRINCIPAL        AVERAGE        LOAN-TO-
NET MORTGAGE RATES(%)        LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-----------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
3.0000 3.4999 .........         1        $    799,700            0.64%       $799,700     725                  73.00%
3.5000 3.9999 .........        21          13,250,201           10.60         630,962     742                  71.25
4.0000 4.4999 .........       147          64,016,653           51.21         435,487     722                  75.41
4.5000 4.9999 .........        45          13,957,826           11.17         310,174     731                  74.18
5.0000 5.4999 .........        84          18,503,127           14.80         220,275     712                  81.02
5.5000 5.9999 .........        63           9,666,222            7.73         153,432     709                  87.43
6.0000 6.4999 .........        23           3,779,542            3.02         164,328     697                  87.67
6.5000 6.9999 .........         5             623,248            0.50         124,650     686                  86.40
7.0000 7.4999 .........         2             403,705            0.32         201,852     693                  96.24
                              ---        ------------          ------        --------     ---                  -----
Total .................       391        $125,000,224          100.00%       $319,694     722                  77.07%
                              ===        ============          ======

     As of the cut-off date, the weighted average Net Mortgage Rate of the Group III Loans will be approximately 4.5270% per annum


                     MORTGAGE RATES OF THE GROUP III LOANS




                                                                                                             WEIGHTED
                           NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                           GROUP III       PRINCIPAL         GROUP III       PRINCIPAL        AVERAGE        LOAN-TO-
MORTGAGE RATES(%)            LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-----------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
3.5000 3.9999 .........         1        $    799,700            0.64%       $799,700     725                  73.00%
4.0000 4.4999 .........        21          13,250,201           10.60         630,962     742                  71.25
4.5000 4.9999 .........       147          64,016,653           51.21         435,487     722                  75.41
5.0000 5.4999 .........        45          13,957,826           11.17         310,174     731                  74.18
5.5000 5.9999 .........        84          18,503,127           14.80         220,275     712                  81.02
6.0000 6.4999 .........        63           9,666,222            7.73         153,432     709                  87.43
6.5000 6.9999 .........        23           3,779,542            3.02         164,328     697                  87.67
7.0000 7.4999 .........         5             623,248            0.50         124,650     686                  86.40
7.5000 7.9999 .........         2             403,705            0.32         201,852     693                  96.24
                              ---        ------------          ------        --------     ---                  -----
Total .................       391        $125,000,224          100.00%       $319,694     722                  77.07%
                              ===        ============

     As of the cut-off date, the weighted average mortgage rate of the Group III Loans will be approximately 5.0273% per annum

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP III LOANS

                                     NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED
                                     GROUP III       PRINCIPAL         GROUP III       PRINCIPAL       AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO(%)        LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE
---------------------------------   -----------   ---------------   ---------------   -----------   -------------
00.01 50.00 .....................        10        $  2,038,447            1.63%       $203,845          771
50.01 55.00 .....................         4           1,735,500            1.39         433,875          701
55.01 60.00 .....................        10           3,878,529            3.10         387,853          750
60.01 65.00 .....................        11           6,494,815            5.20         590,438          739
65.01 70.00 .....................        29          15,392,745           12.31         530,784          723
70.01 75.00 .....................        38          17,880,555           14.30         470,541          719
75.01 80.00 .....................       173          57,475,682           45.98         332,229          723
80.01 85.00 .....................        13           2,772,216            2.22         213,247          724
85.01 90.00 .....................        46           7,508,268            6.01         163,223          699
90.01 95.00 .....................        30           5,193,683            4.15         173,123          710
95.01 100.00 ....................        27           4,629,784            3.70         171,473          710
                                        ---        ------------          ------        --------          ---
Total ...........................       391        $125,000,224          100.00%       $319,694          722
                                        ===        ============          ======

     The weighted average loan-to-value ratio at origination of the Group III Loans will be approximately 77.07%


     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP III LOANS

                                                                                                         WEIGHTED
                        NUMBER OF                      PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                        GROUP III       PRINCIPAL        GROUP III       PRINCIPAL        AVERAGE        LOAN-TO-
STATE                     LOANS          BALANCE           LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
--------------------   -----------   --------------   ---------------   -----------   --------------   ------------
California .........       117        $ 57,848,386          46.28%       $494,431          730             73.54%
Florida ............       113          17,790,445          14.23         157,438          714             86.16
Colorado ...........        21           9,894,145           7.92         471,150          725             77.24
Virginia ...........        20           6,427,631           5.14         321,382          693             82.52
Arizona ............        18           4,994,041           4.00         277,447          728             78.29
Illinois ...........        14           4,297,102           3.44         306,936          715             74.02
Maryland ...........        12           3,775,017           3.02         314,585          717             82.95
Other ..............        76          19,973,457          15.98         262,809          713             76.57
                           ---        ------------         ------        --------          ---             -----
Total ..............       391        $125,000,224         100.00%       $319,694          722             77.07%
                           ===        ============         ======

--------
 o Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than 1.9% of the Group III Loans will be secured by mortgaged properties located in any one zip code area in the state of California, and no more than 1.4% of the Group III Loans will be secured by mortgaged properties located in any other one zip code area outside of California.

                 MORTGAGE LOAN PURPOSE OF THE GROUP III LOANS

                                                                                                                  WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                 GROUP III       PRINCIPAL        GROUP III       PRINCIPAL        AVERAGE        LOAN-TO-
LOAN PURPOSE                       LOANS          BALANCE           LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-----------------------------   -----------   --------------   ---------------   -----------   --------------   ------------
Purchase ....................       205        $ 61,070,504          48.86%       $297,905           719            80.46%
Rate/Term Refinance .........        58          21,002,333          16.80         362,109           731            73.86
Equity Refinance ............       128          42,927,387          34.34         335,370           722            73.81
                                    ---        ------------         ------        --------           ---            -----
 Total ......................       391        $125,000,224         100.00%       $319,694           722            77.07%
                                    ===        ============         ======

                    OCCUPANCY TYPES OF THE GROUP III LOANS

                                                                                                                 WEIGHTED
                               NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                               GROUP III       PRINCIPAL         GROUP III       PRINCIPAL        AVERAGE        LOAN-TO-
OCCUPANCY                        LOANS          BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
---------------------------   -----------   ---------------   ---------------   -----------   --------------   ------------
Primary Residence .........       321        $112,955,538           90.36%       $351,886          723             76.47%
Second/Vacation ...........        25           5,879,817            4.70         235,193          724             81.26
NonOwner Occupied .........        45           6,164,869            4.93         136,997          710             83.95
                                  ---        ------------          ------        --------          ---             -----
Total .....................       391        $125,000,224          100.00%       $319,694          722             77.07%
                                  ===        ============          ======

                MORTGAGED PROPERTY TYPES OF THE GROUP III LOANS

                                                                                                                      WEIGHTED
                                          NUMBER OF                                        AVERAGE      WEIGHTED       AVERAGE
                                          GROUP III     PRINCIPAL        PERCENTAGE       PRINCIPAL      AVERAGE      LOAN-TO-
PROPERTY TYPE                               LOANS        BALANCE     OF GROUP III LOANS    BALANCE    CREDIT SCORE   VALUE RATIO
---------------------------------------- ----------- -------------- -------------------- ----------- -------------- ------------
Singlefamily detached ..................     231      $ 77,213,190          61.77%        $334,256         724          76.62%
Planned Unit Developments
 (detached) ............................      91        29,490,457          23.59          324,071         720          77.27
Condo LowRise (less than 5 stories).....      39        10,190,298           8.15          261,290         723          80.49
Twotofour family units .................      12         2,947,723           2.36          245,644         717          75.37
Condo HighRise (9 stories or more)......       5         2,530,027           2.02          506,005         718          70.62
Planned Unit Developments
 (attached) ............................      11         1,948,753           1.56          177,159         704          85.82
Cooperative Units ......................       1           460,060           0.37          460,060         671          76.00
Townhouse ..............................       1           219,717           0.18          219,717         723          68.00
                                             ---      ------------         ------         --------         ---          -----
Total ..................................     391      $125,000,224         100.00%        $319,694         722          77.07%
                                             ===      ============         ======

           MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP III LOANS


                                                                                                                    WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                   GROUP III       PRINCIPAL        GROUP III       PRINCIPAL        AVERAGE        LOAN-TO-
DOCUMENTATION TYPE                   LOANS          BALANCE           LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------------   -----------   --------------   ---------------   -----------   --------------   ------------
Full Documentation ............   121            $ 45,037,531          36.03%       $372,211           718            76.33%
Reduced Documentation .........   270              79,962,693          63.97         296,158           724            77.48
                                  ---            ------------         ------        --------           ---            -----
Total .........................   391            $125,000,224         100.00%       $319,694           722            77.07%
                                  ===            ============         ======

                PREPAYMENT PENALTY TERMS OF THE GROUP III LOANS

                                                                                                                     WEIGHTED
                                                                   PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                                NUMBER OF          PRINCIPAL         GROUP III       PRINCIPAL        AVERAGE        LOAN-TO-
PREPAYMENT PENALTY TERM      GROUP III LOANS        BALANCE            LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
-------------------------   -----------------   ---------------   ---------------   -----------   --------------   ------------
None ....................          248           $101,829,273           81.46%       $410,602           725            74.84%
12 Months ...............            9              1,481,736            1.19         164,637           710            83.50
36 Months ...............           25              5,011,565            4.01         200,463           696            87.47
60 Months ...............          109             16,677,650           13.34         153,006           711            86.96
                                   ---           ------------          ------        --------           ---            -----
Total ...................          391           $125,000,224          100.00%       $319,694           722            77.07%
                                   ===           ============          ======

             INTEREST ONLY BY PRODUCT TYPE OF THE GROUP III LOANS

                                                                                                                      WEIGHTED
                                                                          PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                           NUMBER OF        PRINCIPAL       GROUP III     PRINCIPAL      AVERAGE      LOAN-TO-
CATEGORY                                GROUP III LOANS      BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-------------------------------------- ----------------- --------------- --------------- ----------- -------------- ------------
Interest Only Alternet Exceptions ....          1         $    150,000          0.12%     $150,000   621                57.00%
Expanded Criteria Exceptions
 (non-IO) ............................        143           22,325,811         17.86       156,125   714                85.95
Interest Only Expanded Criteria
 Exceptions ..........................         26            6,518,969          5.22       250,730   715                84.13
Jumbo A Exceptions (non-IO) ..........         69           21,414,468         17.13       310,355   718                74.02
Interest Only Jumbo A Exceptions .....        152           74,590,976         59.67       490,730   726                74.70
                                              ---         ------------        ------      --------   ---                -----
 Total ...............................        391         $125,000,224        100.00%     $319,694   722                77.07%
                                              ===         ============        ======

                 MAXIMUM MORTGAGE RATES OF THE GROUP III LOANS

                                                                                                           WEIGHTED
                                                               PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                NUMBER OF        PRINCIPAL       GROUP III     PRINCIPAL      AVERAGE      LOAN-TO-
MAXIMUM MORTGAGE RATES(%)    GROUP III LOANS      BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
--------------------------- ----------------- --------------- --------------- ----------- -------------- ------------
8.0000 8.9999 .............          1         $    799,700          0.64%     $799,700        725           73.00%
9.0000 9.9999 .............        163           76,298,201         61.04       468,087        726           74.66
10.0000 10.9999 ...........         67           20,087,253         16.07       299,810        723           74.55
11.0000 11.9999 ...........         72           14,832,153         11.87       206,002        717           82.77
12.0000 12.9999 ...........         81           11,955,964          9.56       147,604        706           88.69
13.0000 13.9999 ...........          7            1,026,953          0.82       146,708        688           90.27
                                   ---         ------------        ------      --------        ---           -----
 Total ....................        391         $125,000,224        100.00%     $319,694        722           77.07%
                                   ===         ============        ======

     As of the cutoff date, the weighted average Maximum Mortgage Rate of the Group III Loans will be approximately 10.2457% per annum.

          NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP III LOANS

                                                                                                                    WEIGHTED
                                                                        PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                         NUMBER OF        PRINCIPAL       GROUP III     PRINCIPAL      AVERAGE      LOAN-TO-
NEXT INTEREST RATE ADJUSTMENT DATE    GROUP III LOANS      BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------------------------------ ----------------- --------------- --------------- ----------- -------------- ------------
December 2008 ......................          1         $    156,204          0.12%     $156,204         748          100.00%
January 2009 .......................          2              420,961          0.34       210,480         713           71.72
March 2009 .........................          1              151,843          0.12       151,843         697           72.00
April 2009 .........................          4            1,134,154          0.91       283,538         709           76.96
May 2009 ...........................        182           80,274,267         64.22       441,067         725           74.73
June 2009 ..........................        157           32,241,885         25.79       205,362         715           83.90
July 2009 ..........................         26            6,981,800          5.59       268,531         713           73.13
May 2011 ...........................          3              458,874          0.37       152,958         721           85.16
June 2011 ..........................         13            2,793,737          2.23       214,903         736           74.78
July 2011 ..........................          2              386,500          0.31       193,250         750           69.29
                                            ---         ------------        ------      --------         ---          ------
 Total .............................        391         $125,000,224        100.00%     $319,694         722           77.07%
                                            ===         ============        ======

     As of the cutoff date, the weighted average Months to Next Interest Rate Adjustment Date of the Group III Loans will be approximately 59 months


                      NOTE MARGINS OF THE GROUP III LOANS

                                                                                                                  WEIGHTED
                                                                PERCENTAGE OF      AVERAGE        WEIGHTED         AVERAGE
                              NUMBER OF          PRINCIPAL        GROUP III       PRINCIPAL        AVERAGE        LOAN-TO-
                           GROUP III LOANS        BALANCE           LOANS          BALANCE      CREDIT SCORE     VALUE RATIO
                          -----------------   --------------   ---------------   -----------   --------------   ------------
2.0000 2.4999 .........          235           $ 98,612,022          78.89%       $419,626            725           74.61%
2.5000 2.9999 .........           71             10,034,690           8.03         141,334            713           89.03
3.0000 3.4999 .........            2              1,071,843           0.86         535,922            708           78.87
3.5000 3.9999 .........           82             15,131,669          12.11         184,533            709           85.22
5.5000 5.9999 .........            1                150,000           0.12         150,000            621           57.00
                                 ---           ------------         ------        --------            ---           -----
 Total ................          391           $125,000,224         100.00%       $319,694            722           77.07%
                                 ===           ============         ======

     As of the cut-off date, the weighted average note margin of the Group III Loans will be approximately 2.4643% per annum


COMPLIANCE WITH LOCAL, STATE AND FEDERAL LAWS

     Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

   o None of the mortgage loans are subject to the Homeownership Act;

   o Each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws;

   o None of the mortgage loans in the mortgage pool are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees;

   o None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies; and

   o None of the Group II-A Loans contain prepayment penalties that extend beyond three years after the date of origination. None of the other mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.
     A breach of any of these representations and warranties would require the seller to repurchase or substitute for the affected mortgage loan, if that violation materially and adversely affects the interest of the certificateholders or the certificate insurer in that mortgage loan. Any breach of any of these representations and warranties with respect to a Group II-A Loan and any breach of some other representations and warranties made by Residential Funding with respect to any Group II-A Loan will be deemed to materially and adversely affect the interests of the holders of the Class II-A Certificates. The seller maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans that are subject to the Home Ownership and Equity Protection Act of 1994, referred to as the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

     A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential mortgage loans secured by properties in Illinois with interest rates in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the loan. Prior to this recent court ruling, other courts and regulators had ruled (or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of the Illinois statute.

     Not more than 5.5% and 3.4% of the Group II Loans and Group III Loans, respectively, are secured by properties in the State of Illinois and have interest rates in excess of 8.00% per annum, which means these loans may be subject to the Illinois statute. If any of these mortgage loans are found to have been originated in violation of Illinois law, Residential Funding will be required to cure the breach, or repurchase or substitute for the mortgage loan, if the violation materially and adversely affects the interest of the certificateholders or the Certificate Insurer in that mortgage loan, and to indemnify the trust for any loss resulting from that breach.

     Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires each subservicer to accurately and fully report its borrower credit files to credit repositories in a timely manner.

     See "Certain Legal Aspects of Mortgage Loans and Contracts" in the prospectus.


STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

     The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. See "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties" in the prospectus. 52.2%, 91.4% and 16.1% of the Group I Loans, Group II Loans and Group III Loans, respectively, are mortgage loans with loan-to-value ratios at origination in excess of 80%. In addition, the depositor has represented that, to the best of the depositor's knowledge, each of the mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a primary mortgage guaranty insurance policy, except for 42.6%, 98.0% and 9.0% of the Group I Loans, Group II Loans and Group III Loans, respectively, which are mortgage loans with loan-to-value ratios at origination in excess of 80% that are not so insured. This insurance is allowed to lapse when the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 80% based on the value of the related mortgaged property used at origination. 57.4%, 2.0% and 91.0% of the Group I Loans, Group II Loans and Group III Loans, respectively, are mortgage loans with loan-to-value ratios at origination in excess of 80% that are covered by primary mortgage guaranty insurance. The amount of this insurance covers the amount of the mortgage loan in excess of 75%, or, with respect to 0.4% of the Group I Loans with LTV ratios at origination in excess of 80%, some other percentage of the value of the related mortgaged property used in determining the loan-to-value ratio. Substantially all of such primary mortgage guaranty insurance policies were issued by General Electric Mortgage Insurance Corporation, Republic Mortgage Insurance Company, United Guaranty Residential Insurance Company, Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Company and Radian f/k/a Commonwealth, each a "primary insurer." See "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties" and "--Primary Insurance Policies" in the prospectus.


PRODUCT TYPES

     The Negotiated Conduit Asset Program

     The mortgage loans included in the trust were acquired and evaluated under Residential Funding's "Negotiated Conduit Asset Program" or NCA program. For a description of the NCA program and the evaluation standards for mortgage loans acquired under this program, see "Trust Asset Program--The Negotiated Conduit Asset Program" in the prospectus. These mortgage loans belong to the category of "Program Exceptions."

     For purposes of the following tables, the mortgage loans included under the "Program Exceptions" category have been divided into four sub-categories, based on the Residential Funding program from which the mortgage loan was excluded. Those mortgage loans identified as "Jumbo A Exceptions" were intended for Residential Funding's "Jumbo A" Program as described in its Seller Guide. Under the "Jumbo A" program, Residential Funding purchases "A quality," non-conforming mortgage loans, which are then securitized under the RFMSI shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan made to a borrower with a higher total debt-to-income ratio than that allowed by Residential Funding's "Jumbo A" program.

     Those mortgage loans identified as "Expanded Criteria Exceptions" were intended for Residential Funding's "Expanded Criteria," or "Alt-A" program as described in Residential Funding's Seller Guide. Under the "Expanded Criteria" program, Residential Funding purchases mortgage loans to "A quality" borrowers whose collateral characteristics differ from conforming and jumbo guidelines, which are then securitized under the RALI shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan where the combination of loan-to-value ratio, credit score and documentation type do not meet Residential Funding's "Expanded Criteria" program guidelines.

     Those mortgage loans identified as "AlterNet Exceptions" were intended for Residential Funding's "AlterNet" or "subprime" program. Under the "AlterNet" program, Residential Funding purchases mortgage loans with characteristics that do not meet traditional "A quality" credit requirements, which are then securitized under the RASC shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within Residential Funding's "AlterNet" program guidelines allow.

     Those mortgage loans identified as "Home Solution Exceptions" were intended for Residential Funding's "Home Solution" or "first lien high LTV" Program. Under the "Home Solution" program, Residential Funding purchases first lien "A quality" mortgage loans with loan-to-value ratios up to 107% and for which the related borrowers may have limited cash, may not want to take cash out of their investments, or may want to finance the full value of the home plus closing costs, which are then securitized under the RAMP-RZ shelf. An example of an NCA program loan includes, but is not limited to, a loan made to a borrower who does not meet reserve requirements of the program or total debt-to-income exceeds underwriting guidelines of Residential Funding's "Home Solution" program.

     Certain of the mortgage loans have been originated under "reduced documentation" programs, including "stated income" programs and "no income/no asset" programs, which require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The following tables set forth additional information as of the cut-off date with respect to the mortgage loans with respect to the product types above:


                        GROUP I LOANS BY PRODUCT TYPES

                                                            EXPANDED
                                            ALTERNET        CRITERIA      HOME SOLUTION      JUMBO A
                                           EXCEPTIONS      EXCEPTIONS       EXCEPTIONS      EXCEPTIONS         TOTAL
                                        --------------- ---------------- --------------- --------------- ----------------
Percent of Total ......................          9.41%           68.29%          13.61%           8.69%          100.00%
Principal Balance .....................   $37,647,213     $273,149,626     $54,453,709     $34,749,627     $400,000,177
Number of Loans .......................           305            1,590             390              64            2,349
Average Balance .......................   $   123,433     $    171,792     $   139,625     $   542,963     $    170,285
WA Mortgage Rate ......................          8.06             6.61            7.24            5.82             6.76
WA Age(Months) ........................             2                1               2               2                1
WA Original Maturity (Months) .........           343              349             356             336              349
WA Credit Score .......................           644              710             717             722              706
WA Original LTV .......................         92.43            81.67           99.50           69.02            84.01
Purchase ..............................         47.57%           56.54%          67.69%          36.26%           55.46%
Equity Refinance ......................         45.27%           29.67%          24.71%          27.92%           30.31%
Rate/Term Refinance ...................          7.15%           13.79%           7.60%          35.82%           14.23%
Homecoming Serviced ...................        100.00%           99.80%         100.00%         100.00%           99.87%
Prepayment Penalty ....................         77.23%           19.84%          79.11%           0.68%           31.64%
Current ...............................         99.72%          100.00%         100.00%         100.00%           99.97%

                       GROUP II-A LOANS BY PRODUCT TYPES

                                                           EXPANDED           HOME
                                           ALTERNET        CRITERIA         SOLUTION        JUMBO A       SEASONED
                                          EXCEPTIONS      EXCEPTIONS       EXCEPTIONS      EXCEPTIONS      LOANS          TOTAL
                                       ---------------- --------------  --------------- --------------- ----------- ----------------
Percent of Total .....................          88.79%          2.01%            6.06%           3.11%       0.03%          100.00%
Principal Balance ....................   $310,779,697     $7,025,950      $21,221,008     $10,884,154    $ 89,291     $350,000,101
Number of Loans ......................          2,279             37              136              55           2            2,509
Average Balance ......................   $    136,367     $  189,891      $   156,037     $   197,894    $ 44,646     $    139,498
WA Mortgage Rate .....................           7.58           5.64             6.58            4.63        9.22             7.39
WA Age(Months) .......................              1              1                2               1          53                1
WA Original Maturity(Months) .........            360            360              360             360         360              360
WA Margin ............................           7.59           3.09             5.98            2.35        7.27             7.24
WA Lifetime Cap ......................          13.66          11.64            12.58           10.76       15.67            13.47
WA next Rate Adj (months) ............             25             33               24              32           2               26
WA Reset Frequency (months) ..........              6              8                6              11           6                6
WA Credit Score ......................            632            725              694             701         612              639
WA Original LTV ......................          95.94          85.88            99.90           81.00       55.29            95.50
Purchase .............................          65.44%         73.24%           64.51%          52.68%       0.00%           65.12%
Equity Refinance .....................          30.30%          8.57%           31.78%          20.80%     100.00%           29.67%
Rate/Term Refinance ..................           4.27%         18.19%            3.71%           6.52%       0.00%            5.20%
Homecoming Serviced ..................         100.00%        100.00%          100.00%         100.00%     100.00%          100.00%
Prepayment Penalty ...................          69.97%         48.60%           76.24%           0.00%       0.00%           67.73%
Current ..............................          99.97%        100.00%          100.00%         100.00%     100.00%           99.97%

                       GROUP II-B LOANS BY PRODUCT TYPES




                                                            EXPANDED          HOME
                                           ALTERNET         CRITERIA        SOLUTION        JUMBO A
                                          EXCEPTIONS       EXCEPTIONS      EXCEPTIONS      EXCEPTIONS         TOTAL
                                       ---------------- --------------- --------------- --------------- ----------------
Percent of Total .....................          84.22%           3.65%           7.78%           4.35%          100.00%
Principal Balance ....................   $265,300,899     $11,507,870     $24,492,416     $13,699,054     $315,000,237
Number of Loans ......................          1,749              44             126              31            1,950
Average Balance ......................   $    151,687     $   261,542     $   194,384     $   441,905     $    161,539
WA Mortgage Rate .....................           7.68            5.43            6.65            4.71             7.39
WA Age(Months) .......................              1               1               1               1                1
WA Original Maturity(Months) .........            360             360             360             360              360
WA Margin ............................           7.46            2.93            6.06            2.36             6.96
WA Lifetime Cap ......................          13.76           11.36           12.65           10.92            13.46
WA next Rate Adj (months) ............             25              38              24              32               26
WA Reset Frequency (months) ..........              6               8               6              11                6
WA Credit Score ......................            634             732             696             701              645
WA Original LTV ......................          95.81           85.64           99.74           74.91            94.84
Purchase .............................          66.06%          72.54%          71.23%          52.57%           66.12%
Equity Refinance .....................          29.46%          17.19%          25.23%          39.59%           29.12%
Rate/Term Refinance ..................           4.47%          10.27%           3.54%           7.84%            4.76%
Homecoming Serviced ..................         100.00%         100.00%         100.00%         100.00%          100.00%
Prepayment Penalty ...................          70.08%          49.74%          66.35%           0.00%           66.00%
Current ..............................          99.64%         100.00%         100.00%         100.00%           99.70%


                        GROUP III LOANS BY PRODUCT TYPES

                                                             EXPANDED
                                            ALTERNET         CRITERIA          JUMBO A
                                           EXCEPTIONS       EXCEPTIONS        EXCEPTIONS           TOTAL
Percent of Total ......................         0.12%            23.08%            76.80%            100.00%
Principal Balance .....................     $150,000       $28,844,780       $96,005,444       $125,000,224
Number of Loans .......................            1               169               221                391
Average Balance .......................     $150,000       $   170,679       $   434,414            319,694
WA Mortgage Rate ......................         5.99              5.92              4.76               5.03
WA Age (Months) .......................            3                 1                 2                  2
WA Original Maturity (Months) .........          360               360               360                360
WA Margin .............................         5.74              3.13              2.26               2.46
WA Lifetime Cap .......................        11.99             11.79              9.78              10.25
WA next Rate Adj (months) .............           57                60                59                 59
WA Reset Frequency (months) ...........            6                 7                12                 11
WA Credit Score .......................          621               715               724                722
WA Original LTV .......................        57.00             85.54             74.55              77.07
Purchase ..............................         0.00%            73.86%            41.42%             48.86%
Equity Refinance ......................       100.00%            16.45%            39.62%             34.34%
Rate/Term Refinance ...................         0.00%             9.69%            18.96%             16.80%
Homecoming Serviced ...................       100.00%           100.00%           100.00%            100.00%
Prepayment Penalty ....................       100.00%            78.53%             0.38%             18.54%
Current ...............................       100.00%           100.00%           100.00%            100.00%

RESIDENTIAL FUNDING

     Residential Funding will be responsible for master servicing the mortgage loans. These responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

     Residential Funding and its affiliates are active purchasers of non-conforming and subprime mortgage loans and have sold a substantial amount of mortgage loans that do not present the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential Funding serves as the master servicer for transactions backed by most of these mortgage loans. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.


SERVICING

     Primary servicing will be provided with respect to 99.9% of the Group I Loans and all of the Group II Loans and Group III Loans by HomeComings Financial Network, Inc., a wholly-owned subsidiary of

Residential Funding. HomeComings' servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego, California 92123 and at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204.

     HomeComings specializes in the servicing of sub-prime mortgage loans, the acquisition and management of sub-performing and non-performing mortgage loans and the real property securing these mortgage loans. HomeComings is an approved "Special Servicer" by Standard & Poor's and Fitch Ratings.


ADDITIONAL INFORMATION

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date after deducting payments due during the month of July 2004, except as otherwise noted. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.


                            THE CERTIFICATE INSURER

     The certificate insurer, a New York stock insurance corporation, is a direct, whollyowned subsidiary of FGIC Corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The certificate insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.


     On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in preclosing dividends from the proceeds of dividends it, in turn, had received from the certificate insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the certificate insurer or any claims under any insurance policy, including the certificate guaranty insurance policies, issued by the certificate insurer.


     The certificate insurer is subject to the insurance laws and regulations of the State of New York, where the certificate insurer is domiciled, including
Article 69 of the New York Insurance Law ("Article 69"), a comprehensive financial guaranty insurance statute. The certificate insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles ("SAP") and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty certificate insurer to financial guaranty insurance and certain related lines.

     For the three months ended March 31, 2004, and the years ended December 31, 2003 and December 31, 2002, the certificate insurer had written directly or assumed through reinsurance, guaranties of approximately $11.3 billion, $42.4 billion and $47.9 billion par value of securities, respectively (of which approximately 50%, 79 % and 81 %, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $56.4 million $260.3 million and $232.6 million, respectively. For the three months ended March 31, 2004, the certificate insurer had reinsured, through facultative arrangements, approximately 0.3 % of the risks it had written.

     The following table sets forth the capitalization of the certificate insurer as of December 31, 2002, December 31, 2003 and March 31, 2004 respectively, on the basis of generally accepted accounting principles ("GAAP"). The March 31, 2004 and December 31, 2003 balances reflect the establishment of a new basis in the assets and the liabilities of the certificate insurer resulting from the FGIC Acquisition and the application of purchase accounting. The December 31, 2002 balances are based upon the historical basis of the certificate insurer's assets and liabilities.


                      FINANCIAL GUARANTY INSURANCE COMPANY
                              CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                         DECEMBER 31,     DECEMBER 31,     MARCH 31,
                                             2002             2003           2004
                                        --------------   --------------   ----------
Unearned Premiums ...................       $  684           $  919         $  941
Other Liabilities ...................          255               86            145
Stockholder's Equity
 Common Stock .......................           15               15             15
 Additional Paid-in Capital .........          384            1,858          1,858
 Accumulated Other
  Comprehensive Income ..............           49                2             14
Retained Earnings ...................        1,741               94            133
                                            ------           ------         ------
Total Stockholder's Equity ..........        2,189            1,969          2,020
                                            ------           ------         ------
Total Liabilities
 and Stockholder's Equity ...........       $3,128           $2,974         $3,106
                                            ======           ======         ======

     The audited financial statements of the certificate insurer as of December 31, 2002 and 2003 and for each of the years in the threeyear period ended December 31, 2003, which are included as Exhibit 99.1 to the Current Report on Form 8K filed by the Depositor on July 26, 2004 (SEC file number 333-110437) in connection with the registration statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading "The Certificate Insurer" or in such Exhibit 99.1, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the certificate insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the certificate insurer (if any) included in documents filed by the Depositor with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

     The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making any such determination.

     Copies of the certificate insurer's GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The certificate insurer's telephone number is (212) 3123000.

     NEITHER THE CERTIFICATE INSURER NOR ANY OF ITS AFFILIATES ACCEPTS ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF, NOR HAVE THEY PARTICIPATED IN THE PREPARATION OF, THE PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY INFORMATION OR DISCLOSURE THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE CERTIFICATES, OR OMITTED FROM SUCH DISCLOSURE, OTHER THAN WITH RESPECT TO THE ACCURACY OF INFORMATION REGARDING THE CERTIFICATE INSURER AND THE CERTIFICATE GUARANTY INSURANCE POLICIES SET FORTH UNDER THE HEADING "THE CERTIFICATE INSURER" AND "DESCRIPTION OF THE CERTIFICATE GUARANTY INSURANCE POLICIES" HEREIN. IN ADDITION, THE CERTIFICATE INSURER MAKES NO REPRESENTATION REGARDING THE CERTIFICATES OR THE ADVISABILITY OF INVESTING IN THE CERTIFICATES.


THE CERTIFICATE INSURER'S CREDIT RATINGS

     The financial strength of the certificate insurer is rated "AAA" by Standard & Poor's, a Division of The McGrawHill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the certificate insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the certificate insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the certificates. The certificate insurer does not guarantee the market price or investment value of the certificates nor does it guarantee that the ratings on the certificates will not be revised or withdrawn.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

  The certificates will include the following sixteen classes:

   o the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5 and Class A-I-6 Certificates, referred to collectively in this prospectus supplement as the Class A-I Certificates;

   o the Class A-II-A Certificates;

   o Class A-II-B1 Certificates and Class A-II-B2 Certificates, referred to collectively in this prospectus supplement as the Class A-II-B Certificates, referred to together with the Class A-II-A Certificates in this prospectus supplement as the Class A-II Certificates;

   o Class A-III Certificates, referred to collectively with the Class A-I Certificates and Class A-II Certificates in this prospectus supplement as the Class A Certificates; and

   o the Class SB-I, Class SB-II, Class R-I, Class R-II, Class R-III and Class R-IV Certificates, which are not offered pursuant to this prospectus supplement.

     The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

   o the mortgage loans;

   o those assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account as belonging to the trust;

   o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

   o any applicable primary mortgage insurance policies and standard hazard insurance policies;

   o the certificate guaranty insurance policies;

   o the reserve fund; and

   o all proceeds of the foregoing.
     Scheduled payments on the mortgage loans due on or before July 31, 2004, will not be included in the trust.

     The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess of $25,000.


BOOK-ENTRY CERTIFICATES

     The offered certificates will initially be issued as book-entry certificates. Holders of the offered certificates may elect to hold their certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The book-entry certificates will be issued in one or more securities which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations of $25,000 and integral multiples of $1 in excess of $25,000. Except as described below, no beneficial owner of the certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be holders as that term is used in the pooling and servicing agreement.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     Certificate owners will receive all payments of principal and interest on the certificates from the trustee through DTC and DTC participants. While the certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the certificates and is required to receive and transmit payments of principal and interest on the certificates.

     Participants and indirect participants with whom certificate owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess physical certificates, the DTC rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interest.

     Certificate owners will not receive or be entitled to receive definitive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the certificates, by book-entry transfer, through DTC for the account of the purchasers of the certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Payments on certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

     Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, if (a) the trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the trustee is unable to locate a qualified successor, (b) the trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage interests aggregating at least a majority of the certificate balance of the certificates advise the DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners. Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of this event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for reregistration, the trustee will issue and authenticate definitive certificates, and subsequently, the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex II to this prospectus supplement.

     None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" in the prospectus.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     ACCRUED CERTIFICATE INTEREST--With respect to any class of offered certificates and any distribution date, an amount equal to the interest accrued during the related Interest Accrual Period on its Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate for that distribution date, less any of the following interest shortfalls from the mortgage loans in the related loan group, if any, allocated to that class of certificates for that distribution date, which include:

   o the interest portion of Excess Realized Losses on the mortgage loans in the related loan group;

   o the interest portion of any Advances with respect to the mortgage loans in the related loan group that were made with respect to delinquencies that were ultimately determined to be Excess Realized Losses; and

   o any other interest shortfalls with respect to the mortgage loans, including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, other than Prepayment Interest Shortfalls and the interest portion of Realized Losses, other than Excess Realized Losses.

All of these reductions will be allocated to the related classes of certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions; provided, however, that in the event that any shortfall described in the first two bullet points of the previous sentence is allocated to any class of Class A Certificates, subject to the terms of the related certificate guaranty insurance policy, the amount of the allocated shortfall will be drawn under the certificate guaranty insurance policy and distributed to the holders of the related Class A Certificates. Any shortfall described in the third bullet point of the second preceding sentence will not be covered by the related certificate guaranty insurance policy. In addition, to the extent the Available Distribution Amount relating to a loan group is less than Accrued Certificate Interest on the related Class A Certificates, the shortfall will be covered by the related certificate guaranty insurance policy, subject to its terms. Notwithstanding the foregoing, if payments are not made as required under the related certificate guaranty insurance policy, any of these interest shortfalls may be allocated to the Class A Certificates. See "Description of the Certificates--Description of the Certificate Guaranty Insurance Policies." Distributions of Accrued Certificate Interest may be reduced by Prepayment Interest Shortfalls to the extent not covered by Eligible Master Servicing Compensation or Excess Cash Flow as described in "--Interest Distributions" below. Any Prepayment Interest Shortfalls allocated to the Class A Certificates will not be covered by the related certificate guaranty insurance policy. Accrued Certificate Interest for the Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6 and Class A-III Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest for the Class A-I-1 Certificates and Class A-II Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

     AVAILABLE DISTRIBUTION AMOUNT--For any distribution date and each loan group and sub-group, as applicable, an amount equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

   o the aggregate amount of scheduled payments on the related mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the related master servicing fees and any related subservicing fees in respect of the related mortgage loans and the premium in respect of the related loan group paid to the certificate insurer for that distribution date;

   o unscheduled payments, including mortgagor prepayments on the mortgage loans in the related loan group or sub-group, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, from the related mortgage loans, and proceeds from repurchases of and substitutions for the related mortgage loans occurring during the preceding calendar month, but not including prepayment charges;

   o all Advances made for that distribution date in respect of the related mortgage loans; and

   o any amounts payable in respect of the related loan group under the related certificate guaranty insurance policy.

     In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available Distribution Amount for the related loan group for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the 20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

     CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date and each loan group, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the related mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the related mortgage loans.

     CERTIFICATE PRINCIPAL BALANCE--With respect to any offered certificate as of any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to the certificate, including amounts paid pursuant to a certificate guaranty insurance policy and (b) any reductions in its Certificate Principal Balance deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the certificate guaranty insurance policy. The initial Certificate Principal Balance of the Class SB-I Certificates and Class SB-II Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance of the related mortgage loans over (b) the initial aggregate Certificate Principal Balance of the related Class A Certificates.

     CLASS A-I-6 LOCKOUT DISTRIBUTION AMOUNT--For any distribution date, the product of (x) the Class A-I-6 Lockout Percentage for that distribution date and (y) the Class A-I-6 Pro Rata Distribution Amount for that distribution date. In no event shall the Class A-I-6 Lockout Distribution Amount for a distribution date exceed the Principal Distribution Amount with respect to Loan Group I for that distribution date or the Certificate Principal Balance of the Class A-I-6 Certificates immediately prior to that distribution date.

     CLASS A-I-6 LOCKOUT PERCENTAGE--For each distribution date, the applicable percentage set forth below:

                                                         CLASS A-I-6
                                                           LOCKOUT
                  DISTRIBUTION DATES                     PERCENTAGE
-----------------------------------------------------   ------------
August 2004 through and including July 2007 .........          0%
August 2007 through and including July 2009 .........         45%
August 2009 through and including July 2010 .........         80%
August 2010 through and including July 2011 .........        100%
August 2011 and thereafter ..........................        300%

     CLASS A-I OVERCOLLATERALIZATION DEFICIENCY AMOUNT-- For any distribution date, if after giving effect to all distributions on that distribution date (without regard to any principal payments to be made under the Policies other than any payments in respect of Excess Realized Losses), the aggregate Certificate Principal Balance of the Class AI Certificates exceeds the Stated Principal Balance of the Group I Loans on that distribution date, an amount equal to the excess, if any, of (a) the aggregate Certificate Principal Balance of the Class AI Certificates after giving effect to all distributions to be made on that distribution date (without regard to any principal payments to be made under the Group I Policy) over (b) the aggregate Stated Principal Balance of the Group I Loans.

     CLASS A-II OVERCOLLATERALIZATION DEFICIENCY AMOUNT-- For any distribution date, if after giving effect to all distributions on that distribution date (without regard to any principal payments to be made under the Policies other than any payments in respect of Excess Realized Losses), the aggregate Certificate Principal Balance of the Class AII Certificates exceeds the Stated Principal Balance of the Group II Loans on that distribution date, an amount equal to the excess, if any, of (a) the aggregate Certificate Principal Balance of the Class AII Certificates after giving effect to all distributions to be made on that distribution date (without regard to any principal payments to be made under the Group II/III Policy in respect of the Class AII Certificates) over (b) the aggregate Stated Principal Balance of the Group II Loans.

     CLASS A-III OVERCOLLATERALIZATION DEFICIENCY AMOUNT-- For any distribution date, if after giving effect to all distributions on that distribution date (without regard to any principal payments to be made under the Policies other than any payments in respect of Excess Realized Losses), the aggregate Certificate Principal Balance of the Class AIII Certificates exceeds the Stated Principal Balance of the Group III Loans on that distribution date, an amount equal to the excess, if any, of (a) the aggregate Certificate Principal Balance of the Class AIII Certificates after giving effect to all distributions to be made on that distribution date (without regard to any principal payments to be made under the Group II/III Policy in respect of the Class AIII Certificates) over (b) the aggregate Stated Principal Balance of the Group III Loans.

     CLASS A-I-6 PRO RATA DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-I-6 Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the Class A-I Certificates immediately prior to that distribution date and (y) the Principal Distribution Amount with respect to Loan Group I for that distribution date.

     CLASS A-II-A PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date, the Principal Distribution Amount related to the Group II Loans multiplied by a fraction, the numerator of which is the portion of the Group II Principal Allocation Amount related to the Group II-A Loans for that distribution date and the denominator of which is the Group II Principal Allocation Amount for all of the Group II Loans for that distribution date.

     CLASS A-II-B PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date, the Principal Distribution Amount related to the Group II Loans multiplied by a fraction, the numerator of which is the portion of the Group II Principal Allocation Amount related to the Group II-B Loans for that distribution date and the denominator of which is the Group II Principal Allocation Amount for all of the Group II Loans for that distribution date.

     CLASS A-III ACCRUED CERTIFICATE INTEREST SHORTFALLS--On any distribution date, any Accrued Certificate Interest on the Class A-III Certificates which is not covered by the Available Distribution Amount for the Group III Loans on that distribution date.

     CUMULATIVE INSURANCE PAYMENTS--For any loan group, the aggregate of any payments made with respect to the related Class A Certificates by the certificate insurer under the related certificate guaranty insurance policy, other than in respect of Excess Realized Losses, to the extent not previously reimbursed, plus interest on that amount at the rate set forth in the insurance agreement.

     DEFICIENCY AMOUNT--With respect to any distribution date and the Class AI Certificates, an amount, if any, equal to the sum of (1) the excess, if any, of the Accrued Certificate Interest on the Class AI Certificates for that distribution date over the Group I Available Distribution Amount on that distribution date, (2) any Excess Realized Losses on the Group I Loans, and (3)
(i) with respect to any distribution date that is not the distribution date in July 2034, the Class AI Overcollateralization Deficiency Amount, if any, for that distribution date and (ii) on the distribution date in July 2034, the aggregate Certificate Principal Balance of the Class AI Certificates (after giving effect to all distributions to be made thereon on that distribution date other than any portion thereof consisting of an Insured Payment payable as principal on the Class AI Certificates). With respect to any distribution date and the Class AII Certificates, an amount, if any, equal to the sum of (1) the excess, if any, of the Accrued Certificate Interest on the Class AII Certificates for that distribution date over the Group II Available Distribution Amount on that distribution date, (2) any Excess Realized Losses on the Group II Loans, and (3) (i) with respect to any distribution date that is not the distribution date in July 2034, the Class AII Overcollateralization Deficiency Amount, if any, for that distribution date and (ii) on the distribution date in July 2034, the aggregate Certificate Principal Balance of the Class AII Certificates (after giving effect to all distributions to be made thereon on that distribution date other than any portion thereof consisting of an Insured Payment payable as principal on the Class AII Certificates). With respect to any distribution date and the Class AIII Certificates, an amount, if any, equal to the sum of (1) the excess, if any, of the Accrued Certificate Interest on the Class AIII Certificates for that distribution date over the Group III Available Distribution Amount on that distribution date, (2) any Excess Realized Losses on the Group III Loans, and (3) (i) with respect to any distribution date that is not the distribution date in July 2034, the Class AIII Overcollateralization Deficiency Amount, if any, for that distribution date and (ii) on the distribution date in July 2034, the aggregate Certificate Principal Balance of the Class AIII Certificates (after giving effect to all distributions to be made thereon on that distribution date other than any portion thereof consisting of an Insured Payment payable as principal on the Class AIII Certificates).

     ELIGIBLE MASTER SERVICING COMPENSATION--For any loan group and any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans in that loan group immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date with respect to the mortgage loans in that loan group.

     EXCESS CASH FLOW--For either Loan Group I or Loan Group II and with respect to any distribution date, an amount equal to the sum of (A) the excess of (i) the related Available Distribution Amount for that distribution date over (ii) the sum of (a) the related Interest Distribution Amount for that distribution date and (b) the related Principal Remittance Amount for that distribution date and (B) the related Overcollateralization Reduction Amount, if any, for that distribution date.

     EXCESS OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date and any loan group, the excess, if any, of the related Overcollateralization Amount on that distribution date over the related Required
Overcollateralization Amount.

     EXCESS REALIZED LOSSES--With respect to each loan group, Realized Losses, which, when added to the aggregate of such Realized Losses for all preceding due periods, exceed 12% or 25% of the aggregate Stated Principal Balance of the Group I Loans or Group II Loans and Group III Loans together, respectively, as of the cut-off date.

     GROUP II BASIS RISK SHORTFALL--With respect to the Class A-II Certificates and any distribution date on which the Group II Net WAC Cap Rate is used to determine the Pass-Through Rate of the Class A-II Certificates, an amount equal to the excess of (x) Accrued Certificate Interest for the Class A-II Certificates calculated at a rate (not to exceed 14% per annum) equal to One-Month LIBOR plus the related Margin over (y) Accrued Certificate Interest for the Class A-II Certificates calculated using the Group II Net WAC Cap Rate.

     GROUP II BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT--With respect to each class of Class A-II Certificates and any distribution date, an amount equal to the aggregate amount of Group II Basis Risk Shortfall for that class on that distribution date, plus any unpaid Group II Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related Pass-Through Rate.

     GROUP I NET WAC CAP SHORTFALL CARRY-FORWARD AMOUNT--With respect to any Class A-I-1, Class A-I-4, Class A-I-5 and Class A-I-6 Certificates and any distribution date, an amount equal to the aggregate amount of Group I Net WAC Cap Shortfall for that class on that distribution date, plus any unpaid Group I Net WAC Cap Shortfall from prior distribution dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related Pass-Through Rate.

     GROUP I NET WAC CAP RATE--With respect to any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, and, in the case of the Class A-I-1 Certificates, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.


     GROUP II NET WAC CAP RATE--With respect to any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group II Loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

     GROUP I NET WAC CAP SHORTFALL--With respect to the Class A-I-1, Class A-I-4, Class A-I-5 and Class A-I-6 Certificates and any distribution date on which the Group I Net WAC Cap Rate is used to determine the Pass-Through Rate of that class of Class A-I Certificates, an amount equal to the excess of (x) Accrued Certificate Interest for that class of Class A-I Certificates calculated at a rate equal to the rate determined in clause (i) of the definition of "Pass-Through Rate" for that class of Class A-I Certificates over

(y) Accrued Certificate Interest for that class of Class A-I Certificates calculated using the Group I Net WAC Cap Rate. The certificate guaranty insurance policy will not cover any Group I Net WAC Cap Shortfalls.


     GROUP I POLICY -- The certificate guaranty insurance policy provided by the certificate insurer, dated as of July 29, 2004, with respect to the Class A-I Certificates.


     GROUP II/III POLICY -- The certificate guaranty insurance policy provided by the certificate insurer, dated as of July 29, 2004, with respect to the Class A-II Certificates and Class A-III Certificates.

     GROUP II PRINCIPAL ALLOCATION AMOUNT -- With respect to any distribution date, the sum of (a) the Principal Remittance Amount for that distribution date on the Group II Loans and (b) the aggregate amount of Realized Losses on the Group II Loans in the calendar month preceding that distribution date, to the extent covered by Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below; provided, that on any distribution date on which there is insufficient Excess Cash Flow to cover all Realized Losses on the Group II Loans, in determining the Class A-II-A Principal Distribution Amount and Class A-II-B Principal Distribution Amount, the available Excess Cash Flow will be allocated to the Class A-II-A Certificates and Class A-II-B Certificates, pro rata, based on the principal portion of Realized Losses on the Group II-A Loans the Group II-B Loans, respectively.

     GROUP I STEPDOWN DATE--The distribution date which is the later to occur of (x) the distribution date in February 2007 and (y) the first distribution date on which the aggregate Stated Principal Balance of the Group I Loans as of the end of the related due period is less than one-half of the aggregate Stated Principal Balance of the Group I Loans as of the cut-off date.

     GROUP II STEPDOWN DATE--The distribution date which is the later to occur of (x) the distribution date in February 2007 and (y) the first distribution date on which the aggregate Stated Principal Balance of the Group II Loans and Group III Loans as of the end of the related due period is less than one-half of the aggregate Stated Principal Balance of the Group II Loans and Group III Loans as of the cut-off date.

     INSURED PAYMENT--With respect to any distribution date, (i) any Deficiciency Amount and (ii) any Preference Amount.

     INTEREST ACCRUAL PERIOD--With respect to any distribution date and the Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6 and Class A-III Certificates, the prior calendar month. With respect to any distribution date and the Class A-I-1 Certificates and Class A-II Certificates, (i) with respect to the distribution date in August 2004, the period commencing on the closing date and ending on the day preceding the distribution date in August 2004, and
(ii) with respect to any distribution date after the distribution date in August 2004, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

     INTEREST DISTRIBUTION AMOUNT--For any of Loan Group I, Loan Group II or Loan Group III and any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related Class A Certificates for that distribution date, to the extent of the related Available Distribution Amount for that distribution date, plus any related Accrued Certificate Interest remaining unpaid from any prior distribution date, less any related Prepayment Interest Shortfalls for that distribution date not covered by Eligible Master Servicing Compensation and any related Relief Act Shortfalls for that distribution date. With respect to each Class of Class A-II Certificates and any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such class of Class A-II Certificates for that distribution date, plus any related Accrued Certificate Interest remaining unpaid from any prior distribution date, less any related Prepayment Interest Shortfalls for that distribution date not covered by Eligible Master

Servicing Compensation and any related Relief Act Shortfalls allocated as described herein, allocated among the Class A-II Certificates, in the amounts and priority as follows:

   o first, from the Interest Remittance Amount derived from the related sub-group;

   o second, from the Interest Remittance Amount derived from the nonrelated sub-group after taking into account any payments in respect of interest on the other class of Class A-II Certificates made in first above;

   o third, from the Principal Remittance Amount derived from the related sub-group; and

   o fourth, from the Principal Remittance Amount derived from the nonrelated sub-group after taking into account any payments in respect of interest on the other class of Class A-II Certificates made in third above.

     INTEREST REMITTANCE AMOUNT--With respect to any distribution date, the portion of the Available Distribution Amount for that distribution date attributable to interest received or advanced with respect to the mortgage loans in the related loan group or sub-group.

     MARGIN--With respect to the Class A-I-1 Certificates and any distribution date, 0.17% per annum. With respect to the Class A-II-A Certificates, initially 0.31% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans and Group III Loans, 0.62% per annum. With respect to the Class A-II-B1 Certificates, initially 0.15% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans and Group III Loans, 0.30% per annum. With respect to the Class A-II-B2 Certificates, initially 0.33% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans and Group III Loans, 0.66% per annum.

     NET MORTGAGE RATE--With respect to any mortgage loan, the mortgage rate thereon minus (i) the rates at which the master servicing and subservicing fees are paid and (ii) the rate at which the related premium for the related certificate guaranty insurance policy is paid; provided, that for purposes of this calculation, the rate at which the related premium for the related certificate guaranty insurance policy is paid shall be multiplied by a fraction equal to (x) the aggregate Certificate Principal Balance of the related Class A Certificates over (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

     NOTICE--A written notice in the form attached as an exhibit to the related Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the trustee to the certificate insurer specifying the information set forth herein.

     ONE-MONTH LIBOR--The London interbank offered rate for one-month United States Dollar deposits determined as described in this prospectus supplement.

     OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date and any loan group, the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans in the related loan group before giving effect to distributions of principal to be made on that distribution date, over the aggregate Certificate Principal Balance of the related Class A Certificates as of such date, before taking into account distributions of principal to be made on that distribution date.

     OVERCOLLATERALIZATION FLOOR--As to any loan group, an amount equal to 0.50% of the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date.

     OVERCOLLATERALIZATION INCREASE AMOUNT--With respect to any distribution date and any loan group, an amount equal to the lesser of (i) the Excess Cash Flow available for payment of the Overcollateralization Increase Amount for that loan group and for that distribution date, as provided in clauses fifth, sixth and seventh under "--Overcollateralization Provisions" below (with any amount distributable to the Class A-II Certificates and Class A-III Certificates being made on a pro rata basis) and (ii) the excess, if any, of
(x) the related Required Overcollateralization Amount for that distribution date over (y) the related Overcollateralization Amount for that distribution date.

     OVERCOLLATERALIZATION REDUCTION AMOUNT--With respect to any distribution date and any loan group for which the related Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for that distribution date and (ii) the Principal Remittance Amount for the related loan group for that distribution date.

     PASS-THROUGH RATE -- With respect to the Class A-I-1 Certificates and any distribution date, the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the Group I Net WAC Cap Rate. With respect to the Class A-I-2 Certificates and Class A-I-3 Certificates and any distribution date, the applicable fixed rate per annum listed on page S-5. With respect to the Class A-I-4, Class A-I-5 and Class A-I-6 Certificates and any distribution date, the lesser of (i) the applicable fixed rate per annum listed on page S-5 including, with respect to the Class A-I-5 Certificates, the increase of 0.50% per annum beginning on the second distribution date following the first possible optional termination date for the Group I Loans and (ii) the Group I Net WAC Cap Rate. With respect to the Class A-II-A, Class A-II-B1 and Class A-II-B2 Certificates and any distribution date, the least of (i) One-Month LIBOR plus the related Margin, (ii) 14% per annum and (iii) the Group II Net WAC Cap Rate. With respect to the Class A-III Certificates and any distribution date, a per annum rate equal to the weighted average of the net mortgage rates of the Group III Loans, multiplied by a fraction equal to the aggregate Stated Principal Balance of the Group III Loans, divided by the aggregate Certificate Principal Balance of the Class A-III Certificates. The Pass-Through Rate on the Class A Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at (800) 275-2048.

     POLICY--Each of the Group I Policy and the Group II/III Policy or both, as applicable.

     PREFERENCE AMOUNT--Any amount previously distributed to a certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy court pursuant to the Untied States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final non-appealable order of a court exercising proper jurisdiction.

     PREPAYMENT INTEREST SHORTFALLS--With respect to any distribution date and any loan group, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the related mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Overcollateralization Provisions" and "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The certificate guaranty insurance policies will not cover any Prepayment Interest Shortfalls.

     PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date and with respect to each loan group, the lesser of (a) the sum of (i) the excess of (x) the related Available Distribution Amount over (y) the related Interest Distribution Amount and (ii) any non-related Excess Cash Flow used to pay principal on the related certificates as described under "--Overcollateralization Provisions" below and (b) the sum of the following:

    (i) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group received or Advanced with respect to the related due period;

    (ii) the principal portion of all proceeds of the repurchase of mortgage loans in the related loan group, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

    (iii) the principal portion of all other unscheduled collections received on the mortgage loans in the related loan group during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Liquidation Proceeds, Insurance Proceeds, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

    (iv) the principal portion of any Realized Losses, other than Excess Realized Losses, incurred, or deemed to have been incurred, on any mortgage loans in the related loan group in the calendar month preceding that distribution date to the extent covered by related or non-related Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below; and

    (v) in the case of any loan group, the amount of any related
  Overcollateralization Increase Amount for that distribution date to the extent covered by related or non-related Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below;

    minus

    (vi) in the case of any loan group, the amount of any related
  Overcollateralization Reduction Amount for that distribution date; and

    (vii) the related Capitalization Reimbursement Amount for such distribution date.

     In no event will the Principal Distribution Amount for any loan group on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the related Class A Certificates.

     PRINCIPAL REMITTANCE AMOUNT--With respect to any distribution date and each loan group, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

     RECORD DATE--With respect to any offered certificates, other than the Class A-I-1 Certificates and Class A-II Certificates, the close of business on the last business day of the preceding calendar month. With respect to the Class A-I-1 Certificates and Class A-II Certificates and any distribution date, the close of business on the day prior to that distribution date.

     RELIEF ACT SHORTFALLS--Interest shortfalls on the mortgage loans resulting from the Relief Act or similar legislation or regulations.

     REQUIRED OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date and the Group I Loans, (a) if such distribution date is prior to the Group I Stepdown Date, 2.00% of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date, or (b) if such distribution date is on or after the Group I Stepdown Date, the greater of (i) 4.00% of the then current aggregate Stated Principal Balance of the Group I Loans as of the end of the related Due Period and (ii) the related Overcollateralization Floor; provided, however, that in the event certain trigger events specified in the pooling and servicing agreement are not satisfied, the Required Overcollateralization Amount with respect to the Group I Loans will be an amount equal to the Required Overcollateralization Amount for the Group I Loans for the immediately preceding distribution date. With respect to any distribution date and the Group II Loans, (a) if such distribution date is prior to the Group II Stepdown Date, 5.85% of the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date, or (b) if such distribution date is on or after the Group II Stepdown Date, the greater of (i) 10.00% of the then current aggregate Stated Principal Balance of the Group II Loans and Group III Loans as of the end of the related Due Period minus the Overcollateralization Amount for the Group III Loans and (ii) the related Overcollateralization Floor; provided, however, that in the event certain trigger events specified in the pooling and servicing agreement are not satisfied, the Required Overcollateralization Amount for the Group II Loans for the immediately preceding distribution date. With respect to any distribution date and the Group III Loans, the related Overcollateralization Floor. The Required Overcollateralization Amount for any loan group may be reduced from time to time with notification to the rating agencies and with the consent of the certificate insurer and without the consent of the certificateholders.

     STATED PRINCIPAL BALANCE--For any mortgage loan as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due in the month of the cut-off date, and (ii) any amount by which the outstanding principal balance is increased pursuant to a servicing modification, minus (b) the sum of
(i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the most recent distribution date which were received or with respect to which an Advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

     SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     Distributions on the offered certificates will be made by the trustee beginning in August 2004 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business of the related Record Date. Payments will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, payments will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, New York or Illinois are required or authorized by law to be closed.


MULTIPLE LOAN GROUP STRUCTURE

     The mortgage loans in the trust consist of the Group I Loans, Group II Loans and Group III Loans, as described above under "Description of the Mortgage Pool." Distributions of principal on the Class A-I Certificates, Class A-II Certificates and Class A-III Certificates, will be based primarily on principal received or advanced with respect to the Group I Loans, Group II Loans and Group III loans, respectively. In addition, the Group II Loans will be further divided into two sub-groups, the Group II-A Loans and the Group II-B Loans. The Class A-II-A Certificates will relate to and will receive payments primarily from the Group II-A Loans and the Class A-II-B Certificates will relate to and will receive payments primarily from the Group II-B Loans. However, Excess Cash Flow for the Group I Loans will be available to pay amounts related to the following for the Class A-II Certificates and Class A-III Certificates, and Excess Cash Flow for the Group II Loans will be available to pay amounts related to the following for the Class A-I
Certificates:

   o covering Realized Losses and reimbursing the principal portion of any Realized Losses previously allocated to the offered certificates that remain unreimbursed;

   o creating overcollateralization;

   o covering Prepayment Interest Shortfalls;

   o covering Group I Net WAC Cap Shortfall Carry-Forward Amounts on the Class A-I-1, Class A-I-4, Class A-I-5 and Class A-I-6 Certificates;

   o covering Group II Basis Risk Shortfall Carry-Forward Amounts on the Class A-II Certificates; and

   o reimbursing the certificate insurer for Cumulative Insurance Payments. There will be no Excess Cash Flow with respect to the Group III Loans. See "--Overcollateralization Provisions" in this prospectus supplement.


INTEREST DISTRIBUTIONS

     On each distribution date, holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the related Accrued Certificate Interest thereon for that distribution date to the extent of the related Available Distribution Amount for that distribution date, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, less (1) any related Prepayment Interest Shortfalls for that distribution date not covered by Eligible Master Servicing Compensation from the related and non-related loan group and (2) any related Relief Act Shortfalls for that distribution date, in each case as described below.

     With respect to any distribution date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset as follows:

   o first, by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from that loan group; and

   o second, by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from the non-related loan groups, and only to the extent remaining after covering any Prepayment Interest Shortfalls with respect to the non-related loan groups.

     Any Prepayment Interest Shortfalls which are not so covered will be allocated to the related Class A Certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls, will accrue interest at the applicable Pass-Through Rate, as adjusted from time to time, and will be paid, together with interest thereon, on that distribution date or future distribution dates solely to the extent of any available Excess Cash Flow in the manner described under "--Overcollateralization Provisions" below.

     Relief Act Shortfalls will be allocated to the related Class A Certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls. Relief Act Shortfalls will not be covered by the certificate guaranty insurance policy or from any other source, except that Relief Act Shortfalls arising in an Interest Accrual Period may be covered by Excess Cash Flow for that Interest Accrual Period in the manner described under "--Overcollateralization Provisions" below.

     If the Pass-Through Rate on the Class A-I-1, Class A-I-4, Class A-I-5 or Class A-I-6 Certificates is limited to the Group I Net WAC Cap Rate, Group I Net WAC Cap Shortfalls will occur and will be reimbursed from Excess Cash Flow as and to the extent described in this prospectus supplement. If the Pass-Through Rate on the Class A-II Certificates is limited to the Group II Net WAC Cap Rate, Group II Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow as and to the extent described in this prospectus supplement.

     The ratings assigned to the offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls. The certificate guaranty insurance policies will not cover any of these shortfalls and these shortfalls may remain unpaid on the related optional termination date or final distribution date. See "--Overcollateralization Provisions" and "--Description of the Certificate Guaranty Insurance Policies" below.


DETERMINATION OF ONE-MONTH LIBOR

     The Pass-Through Rate on the Class A-I-1 Certificates and Class A-II Certificates for any Interest Accrual Period, including the initial Interest Accrual Period, will be determined on the second LIBOR business day immediately prior to the commencement of such Interest Accrual Period--the LIBOR rate adjustment date.

     On each LIBOR rate adjustment date, One-Month LIBOR shall be established by the trustee and, as to any Interest Accrual Period, will equal the rate for one month United States Dollar deposits that appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on this page, or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer and the certificate insurer, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer and the certificate insurer, as of 11:00 a.m., London time, on the LIBOR rate adjustment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-I-1 Certificates and Class A-II Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer and the certificate insurer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A-I-1 Certificates and Class A-II Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date; provided however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee, after consultation with the master servicer and the certificate insurer, shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of One-Month LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rate applicable to the Class A-I-1 Certificates and Class A-II Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.


PRINCIPAL DISTRIBUTIONS

     Holders of each class of Class A Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the related Interest Distribution Amount is distributed and in the manner set forth below, a distribution allocable to principal equal to the related Principal Distribution Amount.

     The Principal Distribution Amount with respect to Loan Group I will be distributed to the Class AI1 Certificates through Class A-I-6 Certificates as follows:

   o first, to the Class A-I-6 Certificates, an amount equal to the Class A-I-6 Lockout Distribution Amount for that distribution date, until the Certificate Principal Balance of the Class A-I-6 Certificates has been reduced to zero; and

   o second, to the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5 and Class A-I-6 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

     The Principal Distribution Amount with respect to Loan Group II will be distributed to the Class A-II-A Certificates and Class A-II-B Certificates as follows:

   o first, concurrently, (i) the Class A-II-A Principal Distribution Amount will be distributed on each distribution date to the Class A-II-A Certificates, until the Certificate Principal Balance of that class has been reduced to zero, and (ii) the Class A-II-B Principal Distribution Amount will be distributed on each distribution date, sequentially, to the Class A-II-B1

     Certificates and Class A-II-B2 Certificates, in that order, in each case until the Certificate Principal Balance of that class has been reduced to zero; and

   o second, any remaining Class A-II-A Principal Distribution Amount will be distributed to the remaining classes of Class AII-B Certificates, sequentially, to the Class A-II-B1 Certificates and Class A-II-B2 Certificates, in that order, in each case until the Certificate Principal Balance of that class has been reduced to zero, and any remaining Class A-II-B Principal Distribution Amount will be distributed to the Class AII-A Certificates, until the Certificate Principal Balance of such class has been reduced to zero.

     The Principal Distribution Amount with respect to Loan Group III will be distributed to the Class A-III Certificates until the Certificate Principal Balance of the Class A-III Certificates has been reduced to zero.


OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that, on each distribution date, the Excess Cash Flow for Loan Group I, if any, be applied on that distribution date as an accelerated payment of principal on the Class A-I Certificates and for the other purposes described below but only in the manner and to the extent hereafter described. The pooling and servicing agreement requires that, on each distribution date, the Excess Cash Flow for Loan Group II, if any, be applied on that distribution date as an accelerated payment of principal on the Class A-II Certificates and Class A-III Certificates and for the other purposes described below but only in the manner and to the extent hereafter described. Excess Cash Flow from Loan Group I and Loan Group II will be applied concurrently; meaning, for example, that amounts will be paid with respect to clause first, before determining the amount to be paid to the non-related loan group or loan groups pursuant to clause second.

     Excess Cash Flow for Loan Group I will be applied on any distribution date as follows:

    first, to pay to the holders of the Class A-I Certificates the principal portion of Realized Losses (other than Excess Realized Losses) incurred on the Group I Loans for the preceding calendar month;

    second, to pay to the holders of the Class A-II Certificates and Class A-III Certificates the principal portion of Realized Losses (other than Excess Realized Losses) incurred on Group II Loans and Group III Loans for the preceding calendar month, to the extent these Realized Losses are not covered by the Excess Cash Flow from the Group II Loans, with such amount to be paid on a pro rata basis, based on the uncovered amount of these Realized Losses incurred on the Group II Loans and Group III Loans;

    third, to pay the certificate insurer any Cumulative Insurance Payments in respect of the Class A-I Certificates that remain unpaid as of such distribution date;

    fourth, to pay the certificate insurer any Cumulative Insurance Payments in respect of the Class A-II Certificates and Class A-III Certificates, to the extent not covered by the Excess Cash Flow from the Group II Loans, that remain unpaid as of such distribution date;

    fifth, to pay any Overcollateralization Increase Amount for the Group II Loans and Group III Loans to the Class A-II Certificates and Class A-III Certificates, respectively, pro rata, but only to the extent the aggregate Certificate Principal Balance of the Class A-II Certificates or Class A-III

  Certificates exceeds the aggregate Stated Principal Balance of the Group II Loans or Group III Loans, respectively, after application of the Excess Cash Flow for the Group II Loans;

    sixth, to pay any related Overcollateralization Increase Amount to the Class A-I Certificates;

    seventh, to pay any Overcollateralization Increase Amount for the Class A-II Certificates and Class A-III Certificates not covered pursuant to clause fifth above and to the extent not covered by the Excess Cash Flow for the Group II Loans, pro rata, based on the amounts thereof;

    eighth, to pay the holders of the Class A-I Certificates, based on Accrued Certificate Interest otherwise due thereon, the amount of any related Prepayment Interest Shortfalls allocated thereto with respect to the Group I Loans for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation for the related and non-related loan groups on that distribution date;

    ninth, to pay the holders of the Class A-II Certificates and Class A-III Certificates, pro rata, based on Accrued Certificate Interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group II Loans and Group III Loans, respectively, for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation for the related and non-related loan groups on that distribution date, and to the extent not covered by the Excess Cash Flow for the Group II Loans;

    tenth, to pay to the holders of the Class A-I Certificates, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon;

    eleventh, to pay to the holders of the Class A-II Certificates and Class A-III Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, to the extent not covered by the Excess Cash Flow for the Group II Loans;

    twelfth, to pay to the reserve fund which is available to pay to the holders of the Class A-I-1, Class I-A-4, Class A-I-5 and Class A-I-6 Certificates, the Group I Net WAC Cap Carry-Forward Amount;

    thirteenth, to pay to the reserve fund which is available to pay to the holders of the Class A-II Certificates the Group II Basis Risk Shortfall Carry-Forward Amount, to the extent not covered by the Excess Cash Flow for the Group II Loans;

    fourteenth, to pay to the holders of the Class A-I Certificates, on a pro rata basis, based on the amount of Relief Act Shortfalls allocated thereto, the amount of any Relief Act Shortfalls allocated thereto with respect to the related mortgage loans for that distribution date;

    fifteenth, to pay to the holders of the Class A-II Certificates and Class A-III Certificates, on a pro rata basis, based on the amount of Relief Act Shortfalls allocated thereto, the amount of any Relief Act Shortfalls allocated thereto with respect to the related mortgage loans for that distribution date, to the extent not covered by the Excess Cash Flow for the Group II Loans;

    sixteenth, to pay to the holders of the Class A-I Certificates, pro rata, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

    seventeenth, to pay to the holders of the Class A-II Certificates and Class A-III Certificates, pro rata, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed, to the extent not covered by the Excess Cash Flow for the Group II Loans; and

    eighteenth, to pay to the holders of the related Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

     Excess Cash Flow for Loan Group II will be applied on any distribution date first to cover Class A-III Accrued Certificate Interest Shortfalls and then as follows:

    first, to pay to the holders of the Class A-II Certificates and Class A-III Certificates the principal portion of Realized Losses (other than Excess Realized Losses) incurred on Group II Loans and Group III Loans for the preceding calendar month, on a pro rata basis, based on the amount of these Realized Losses incurred on the Group II Loans and Group III Loans, respectively;

    second, to pay to the holders of the Class A-I Certificates the principal portion of Realized Losses (other than Excess Realized Losses) incurred on the Group I Loans for the preceding calendar month, to the extent not covered by the Excess Cash Flow for the Group I Loans;

    third, to pay the certificate insurer any Cumulative Insurance Payments in respect of the Class A-II Certificates and Class A-III Certificates that remain unpaid as of such distribution date;

    fourth, to pay the certificate insurer any Cumulative Insurance Payments in respect of the Class A-I Certificates, to the extent not covered by the Excess Cash Flow for the Group I Loans, that remain unpaid as of such distribution date;

    fifth, to pay any Overcollateralization Increase Amount to the Class A-I Certificates, but only to the extent the aggregate Certificate Principal Balance of the Class A-I Certificates exceeds the aggregate Stated Principal Balance of the Group I Loans after application of the Excess Cash Flow for the Group I Loans;

    sixth, to pay any related Overcollateralization Increase Amount to the Class A-II Certificates and Class A-III Certificates, pro rata, based on the amounts thereof;

    seventh, to pay any Overcollateralization Increase Amount for the Group I Loans to the Class A-I Certificates not covered pursuant to clause fifth above and to the extent not covered by the Excess Cash Flow for the Group I Loans;

    eighth, to pay the holders of the Class A-II Certificates and Class A-III Certificates, pro rata, based on Accrued Certificate Interest otherwise due thereon, the amount of any related Prepayment Interest Shortfalls allocated thereto with respect to the Group II Loans and Group III Loans, respectively, for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation for the related and non-related loan groups on that distribution date;

    ninth, to pay the holders of the Class A-I Certificates, based on Accrued Certificate Interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group I Loans for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation for the related and non-related loan groups on that distribution date, and to the extent not covered by the Excess Cash Flow for the Group I Loans;

    tenth, to pay to the holders of the Class A-II Certificates and Class A-III Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon;

    eleventh, to pay to the holders of the Class A-I Certificates, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, to the extent not covered by the Excess Cash Flow for the Group I Loans;

    twelfth, to pay to the reserve fund which is available to pay to the holders of the Class A-II Certificates the Group II Basis Risk Shortfall Carry-Forward Amount;

    thirteenth, to pay to the reserve fund which is available to pay to the holders of the Class A-I-1, Class A-I-4, Class A-I-5 and Class A-I-6 Certificates the Group I Net WAC Cap Carry-Forward Amount to the extent not covered by the Excess Cash Flow for the Group I Loans;

    fourteenth, to pay to the holders of the Class A-II Certificates and Class A-III Certificates, on a pro rata basis, based on the amount of Relief Act Shortfalls allocated thereto, the amount of any Relief Act Shortfalls allocated thereto with respect to the related mortgage loans for that distribution date;

    fifteenth, to pay to the holders of the Class A-I Certificates, on a pro rata basis, based on the amount of Relief Act Shortfalls allocated thereto, the amount of any Relief Act Shortfalls allocated thereto with respect to the Group I Loans for that distribution date, to the extent not covered by the Excess Cash Flow for the Group I Loans;

    sixteenth, to pay to the holders of the Class A-II Certificates and Class A-III Certificates, pro rata, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

    seventeenth, to pay to the holders of the Class A-I Certificates, pro rata, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed, to the extent not covered by the Excess Cash Flow for the Group I Loans; and

    eighteenth, to pay to the holders of the related Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

     On any distribution date, any amounts payable pursuant to clauses first, second, fifth, sixth and seventh of the two preceding paragraphs to the offered certificates shall be included in the related Principal Distribution Amount and shall be paid as described in "--Principal Distributions" above. Any amounts payable pursuant to clauses sixteenth and seventeenth of the preceding two paragraphs shall not accrue interest.

     On any distribution date, any amounts payable pursuant to clauses twelfth and thirteenth of the two preceding paragraphs to the offered certificates shall be distributed to the related Class A-I Certificates and Class A-II Certificates, pro rata, based on the amount of Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls, as applicable, for such classes of certificates.

     In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls, Group I Net WAC Cap Shortfalls, Group II Basis Risk Shortfalls or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

     The pooling and servicing agreement requires that (i) the Excess Cash Flow for Loan Group I, to the extent available as described above, will be applied as an accelerated payment of principal first, on the Class A-I Certificates and then to the Class A-II Certificates and Class A-III Certificates and (ii) the Excess Cash Flow for Loan Group II, to the extent available as described above, will be applied as an accelerated payment of principal first, on the Class A-II Certificates and Class A-III Certificates and then to the Class A-I Certificates, in each case to the extent that the related Required Overcollateralization Amount exceeds the related Overcollateralization Amount as of that distribution date. The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of those Class A Certificates relative to the amortization of the related mortgage loans.

     In the event that the Required Overcollateralization Amount for either Loan Group I or Loan Group II is permitted to decrease or "step down" on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the related Class A Certificates on that distribution date shall not be distributed to the holders of those Class A Certificates on that distribution date, and will be included in the related Excess Cash Flow for that distribution date. This has the effect of decelerating the amortization of those Class A Certificates relative to the amortization of the related mortgage loans, and of reducing the related Overcollateralization Amount.


ALLOCATION OF LOSSES

     Subject to its terms, a certificate guaranty insurance policy will cover all Realized Losses allocated to the related Class A Certificates. However, if payments are not made as required under a certificate guaranty insurance policy, Realized Losses on the mortgage loans will be allocable to the related Class A Certificates based on the following priorities.

     Realized Losses in Loan Group I that are not Excess Realized Losses will be allocated or covered as follows:

    first, to the related Excess Cash Flow for the related distribution date;

    second, to the Excess Cash Flow for Loan Group II for the related distribution date;

    third, by the reduction of the related Overcollateralization Amount until reduced to zero or until the aggregate Certificate Principal Balance of the offered certificates equals the aggregate Stated Principal Balance of the mortgage loans;

    fourth, by the reduction of the Overcollateralization Amount for Loan Group II and then Loan Group III, in each case until reduced to zero, meaning, that losses will not be allocated under any subsequent clause until after the aggregate Certificate Principal Balance of the offered certificates equals the aggregate Stated Principal Balance of the mortgage loans; and

    fifth, to all of the Class A-I Certificates on a pro rata basis, in each case until the Certificate Principal Balances thereof have been reduced to zero.

     Realized Losses in Loan Group II that are not Excess Realized Losses will be allocated or covered as follows:

    first, to the related Excess Cash Flow for the related distribution date;

    second, to the Excess Cash Flow for Loan Group I for the related distribution date;

    third, by the reduction of the related Overcollateralization Amount until reduced to zero or until the aggregate Certificate Principal Balance of the offered certificates equals the aggregate Stated Principal Balance of the mortgage loans;

    fourth, by the reduction of the Overcollateralization Amount for Loan Group I and then Loan Group III, in each case until reduced to zero, meaning, that losses will not be allocated under any subsequent clause until after the aggregate Certificate Principal Balance of the offered certificates equals the aggregate Stated Principal Balance of the mortgage loans; and

    fifth, for losses on the Group II-A Loans, to the Class A-II-A Certificates, and for losses on the Group II-B Loans, to the Class A-II-B Certificates, in each case until the Certificate Principal Balances thereof have been reduced to zero.

     Realized Losses in Loan Group III that are not Excess Realized Losses will be allocated or covered as follows:

    first, to the Excess Cash Flow for Loan Group II for the related distribution date;

    second, to the Excess Cash Flow for Loan Group I for the related distribution date;

    third, by the reduction of the related Overcollateralization Amount until reduced to zero or until the aggregate Certificate Principal Balance of the offered certificates equals the aggregate Stated Principal Balance of the mortgage loans;

    fourth, by the reduction of the Overcollateralization Amount for Loan Group II and then Loan Group I, in each case until reduced to zero, meaning, that losses will not be allocated under any subsequent clause until after the aggregate Certificate Principal Balance of the offered certificates equals the aggregate Stated Principal Balance of the mortgage loans; and

       fifth, to the Class A-III Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     Any Excess Realized Losses will be covered by the related certificate guaranty insurance policy; provided, that if a default by the certificate insurer exists:

   o these losses on the Group I Loans will be allocated to all of the Class A-I Certificates on a pro rata basis, and then to the remaining classes of Class A Certificates on a pro rata basis, in each case until the Certificate Principal Balances thereof have been reduced to zero;

   o these losses on the Group II-A Loans will be allocated first to the Class A-IIA Certificates, second to the Class A-IIB Certificates on a pro rata basis, and then to the remaining classes of Class A Certificates on a pro rata basis, in each case until the Certificate Principal Balances thereof have been reduced to zero;

   o these losses on the Group II-B Loans will be allocated first to the Class A-IIB Certificates on a pro rata basis, second to the Class A-IIA Certificates, and then to the remaining classes of Class A Certificates on a pro rata basis, in each case until the Certificate Principal Balances thereof have been reduced to zero; and

   o these losses on the Group III Loans will be allocated first to the Class A-III Certificates, and then to the remaining classes of Class A Certificates on a pro rata basis, in each case until the Certificate Principal Balances thereof have been reduced to zero;
     in case to the extent of a fraction of such Excess Realized Losses equal to (x) the then aggregate Certificate Principal Balance of the related Class A Certificates over (y) the then aggregate Stated Principal Balance of the related mortgage loans. Excess Cash Flow will not be available to cover Excess Realized Losses.

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

     The principal portion of any Realized Loss, other than a Debt Service Reduction, allocated to a Class A Certificate will be allocated in reduction of its Certificate Principal Balance, until reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to a Class A Certificate will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of Realized Loss may be made by operation of the payment priority for the Class A Certificates set forth in this prospectus supplement.

     In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates on each distribution date, holders of each class of Class A Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the Class SB Certificates and Class R Certificates. In addition, overcollateralization and the application of Excess Cash Flow will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates on each distribution date.

     In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the related certificateholders and the certificate insurer, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Securities--Servicing and Administration of Loans--Collection and Other Servicing Procedures" in the prospectus. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a fixed rate mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the cut-off date or below the sum of the servicing fee rate and the rate at which the related premium for the related certificate guaranty insurance policy is paid. No servicing modification with respect to an adjustable rate mortgage loan will have the effect of reducing the mortgage rate below (i) the greater of (a) one-half of the mortgage rate as in effect on the cut-off date and (b) one-half of the mortgage rate as in effect on the date of the servicing modification or
(ii) the sum of the servicing fee rate and the rate at which the related premium for the related certificate guaranty insurance policy is paid. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies and the certificate insurer.

     Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.


ADVANCES

     Prior to each distribution date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any payments of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

     Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an Event of Default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

     In addition, see "Description of the Securities--Withdrawals from the Custodial Account" and "--Advances" in the prospectus.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual certificate following the payment and certain other information as provided in the pooling and servicing agreement relating to the certificates and the mortgage loans. The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and other parties to the pooling and servicing agreement via the trustee's internet website, which can be obtained by contacting the trustee at (877) 722-1095. Certificateholders are entitled to have a paper copy mailed to them via first class mail upon request by contacting the trustee at
(800) 275-2048. The trustee may modify these distribution procedures if the modified procedures are no less convenient for the certificateholders. The trustee will provide prior notification to the master servicer and the certificateholders of any such modification.

LIMITED MORTGAGE LOAN PURCHASE RIGHT

     The pooling and servicing agreement will provide that Residential Funding, or an affiliate will have the option at any time to purchase any of the mortgage loans from the trust at a purchase price equal to the greater of par plus accrued interest or the fair market value of each mortgage loan so purchased, up to a maximum of five mortgage loans. In the event that this option is exercised as to any five mortgage loans in the aggregate, this option will thereupon terminate.


DESCRIPTION OF THE CERTIFICATE GUARANTY INSURANCE POLICIES

     The certificate insurer, in consideration of the payment of a premium (each, a "Premium") and subject to the terms of the related Policies, thereby unconditionally and irrevocably guarantees to any certificateholder that an amount equal to each Insured Payment will be received from the certificate insurer by the trustee or its successors for the benefit of the certificateholders for distribution by the trustee to each certificateholder of that certificateholder's proportionate share of the Insured Payment.

     Notwithstanding the foregoing paragraph, the Policies do not cover Group I Net WAC Cap Shortfalls, Group I Net WAC Cap Shortfall CarryForward Amounts, Group II Basis Risk Shortfalls or Group II Basis Risk Shortfall CarryForward Amounts, Prepayment Interest Shortfalls or Relief Act Shortfalls, as applicable, on Class A Certificates, nor does either Policy guarantee to the holders of the Class A Certificates any particular rate of principal distribution. In addition, the Policies do not cover shortfalls, if any, attributable to the liability of the depositor or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policies also do not cover the failure of the trustee to make any payment required under the pooling and servicing agreement to the holder of any offered certificates.

     The certificate insurer will pay any Insured Payment that is a Preference Amount on the next distribution date after the second business day following receipt on a business day by the certificate insurer of the following:

   o a certified copy of the order requiring the return of a preference payment;

   o an opinion of counsel satisfactory to the certificate insurer that the order is final and not subject to appeal;

   o an assignment in a form that is reasonably satisfactory to the certificate insurer, irrevocably assigning to the certificate insurer all rights and claims of the trustee and/or such certificateholder relating to or arising under such Preference Amount and appointing the certificate insurer as the agent of the trustee and/or such certificateholder in respect of such Preference Amount; and

   o a Notice appropriately completed and executed by the trustee or such certificateholder, as the case may be;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, such documents will be deemed to be received on the following business day. Payments by the certificate insurer will be disbursed to the receiver, conservator, debtorinpossession or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the certificateholder and not to the trustee or any certificateholder directly unless the certificateholder has paid such amount to such receiver, conservator, debtorinpossession or trustee named in such final order in which case payment shall be made to the trustee for distribution to the certificateholder upon proof of such payment reasonably satisfactory to the certificate insurer). Notwithstanding the foregoing, in no event shall the certificate insurer be (i) required to make any payment under a Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the certificate insurer hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any certificates, prior to the time the certificate insurer otherwise would have been required to make a payment in respect of such principal, in which case the certificate insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required. All payments made by the certificate insurer in respect of Preference Amounts will be made with the certificate insurer's own funds.

     The certificate insurer will pay any Deficiency Amount with respect to the offered certificates no later than 12:00 p.m., New York time, on the later of the payment date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by the certificate insurer of a Notice from the trustee specifying the Insured Payment which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any Notice received by the certificate insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under a Policy, it will be deemed not to have been received by the certificate insurer, and the certificate insurer will promptly so advise the trustee, and the trustee may submit an amended Notice.

     Upon such payment, the certificate insurer will be subrogated to the rights of the certificateholders to receive the amount so paid. The certificate insurer's obligations with respect to the offered certificates with respect to each distribution date will be discharged to the extent funds consisting of the related Deficiency Amount are received by the trustee on behalf of the certificateholders for distribution to the certificateholders, as provided in the pooling and servicing agreement, whether or not those funds are properly applied by the trustee.

     Capitalized terms used in the related Policy and not otherwise defined in such Policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of such Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the certificate insurer

     The Policies are not cancelable for any reason. The Premium on the Policies are not refundable for any reason including payment, or provision being made for payment, prior to the respective maturities of the offered certificates. Each of the Policies shall expire and terminate without any action on the part of the certificate insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the related offered certificates shall have been paid in full and
(ii) if any insolvency proceeding with respect to which the depositor is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, nonappealable order in resolution or settlement of such proceeding.

     Each Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     THE INSURANCE PROVIDED BY EACH POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     In the event that payments under any offered certificate are accelerated, nothing contained in the Policies shall obligate the certificate insurer to make any payment of principal or interest on that offered certificate on an accelerated basis, unless such acceleration of payment is at the sole option of the certificate insurer, it being understood that a payment shortfall in respect of the optional termination of either trust pursuant to the pooling and servicing agreement does not constitute acceleration for purposes of the Policies.

     The certificate guaranty insurance policies will not cover any interest shortfalls caused by the failure of the yield maintenance agreement provider to make required payments pursuant to the yield maintenance agreements

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity on the offered certificates will be primarily affected by the following factors:

   o The rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

   o The allocation of principal payments among the various classes of certificates;

   o The rate and timing of realized losses and interest shortfalls on the mortgage loans;

   o The pass-through rate on the offered certificates; and

   o The purchase price paid for the offered certificates.

     In addition, the Class A-I-6 Certificates have special yield considerations because they are lockout certificates.

     For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

PREPAYMENT CONSIDERATIONS

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting inRealized Losses. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

     The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately 31.6%, 66.9% and 18.5% of the Group I Loans, Group II Loans and Group III Loans, respectively, provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool--Mortgage Loan Characteristics--Group I Loans," "--Group II Loans--Mortgage Loan Characteristics", "--Group III Loans--Mortgage Loan Characteristics" and "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus. Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates.

     The Group I Loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. The Group II Loans and Group III Loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors" in this prospectus supplement.

     A subservicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans.

     The rate of default on mortgage loans that are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. As a result of the underwriting standards applicable to the mortgage loans, the mortgage loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs. In addition, because of these underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans, the mortgage loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event mortgage loan delinquencies and defaults occur, than would be the case if the mortgage loans were serviced in accordance with those other programs. The master servicer has a limited right, but not an obligation, to repurchase defaulted mortgage loans at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest, resulting in a payment of principal on the offered certificates earlier than might have been the case if foreclosure proceedings had been commenced.


ALLOCATION OF PRINCIPAL PAYMENTS

     The yields to maturity of the offered certificates will be affected by the allocation of principal payments among the offered certificates. The offered certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the offered certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal payments on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans in the related loan group. Similarly, the rate and timing of principal payments on and the weighted average lives of the Class AIIA Certificates and Class AIIB Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, and losses on the mortgage loans in Loan Group IIA and Loan Group IIB, respectively.

     The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate payments of principal on the offered certificates and to the extent of any related Overcollateralization Reduction Amount. In addition, the amount of the related Overcollateralization Increase

Amount paid to the offered certificates on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, and the level of One-Month LIBOR, to the extent the Class A-I-1 Certificates and Class A-II Certificates are outstanding. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement. Investors should note that there is no Excess Cash Flow with respect to the Group III Loans available to make distributions to the certificates.

     Approximately 8.6%, 4.4% and 65.0% of the group I loans, group II loans and group III loans, respectively, will have an initial interest only period of not greater than ten years. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.


REALIZED LOSSES AND INTEREST SHORTFALLS

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses, to the extent such losses are not covered by credit support in the form of Excess Cash Flow, overcollateralization, cross-collateralization or by the related certificate guaranty insurance policy. Excess Realized Losses will be covered solely by the related certificate guaranty insurance policy. Any Excess Realized Losses allocated to the offered certificates which are not covered by the related certificate guaranty insurance policy or other credit support will not be reimbursed from Excess Cash Flow or any other source. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses or delinquencies if losses or delinquencies result in a change in the related Required Overcollateralization Amount.

     The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls on the mortgage loans to the extent not covered by the master servicer, as described in this prospectus supplement, including Prepayment Interest Shortfalls. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfalls, Group II Basis Risk Shortfalls and Relief Act Shortfalls will not be covered by the certificate guaranty insurance policy and will only be covered by Excess Cash Flow to the extent described in this prospectus supplement. See "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS (Registered Trademark) System, it becomes necessary to remove any mortgage loan from registration on the MERS (Registered Trademark) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.


PASS-THROUGH RATES

     The yields to maturity on the offered certificates will be affected by their pass-through rates. The mortgage rates on the Group I Loans and the Pass-Through Rates on the Class A-I Certificates, other than the Class A-I-1 Certificates, are fixed, and therefore such rates will not change in response to changes in market interest rates, except to the extent the Pass-Through Rate on any such class of Class A-I Certificates is reduced to the Group I Net WAC Cap Rate. Accordingly, if market interest rates or market yields for securities similar to those classes of Class A-I Certificates, other than the Class A-I-1 Certificates, were to rise, the market value of these certificates may decline. In addition, the Pass-Through Rates on the Class A-I-4, Class A-I-5 and Class A-I-6 Certificates are subject to a cap equal to the Group I Net WAC Cap Rate. Therefore, the prepayment of the Group I Loans with higher mortgage rates may result in a lower Pass-Through Rate on these classes of Class A-I Certificates. To the extent the Group I Net WAC Cap Rate becomes the Pass-Through Rate on the Class A-I-4, Class A-I-5 or Class A-I-6 Certificates, then in any such case there will be a Group I Net WAC Cap Shortfall that will carry forward with interest thereon. These shortfalls will only be payable from the portion of the reserve fund that receives payments from Excess Cash Flow. These shortfalls may remain unpaid on the optional termination date and final distribution date. If on any distribution date the application of the Group I Net WAC Cap Rate results in an interest payment lower than the related per annum fixed rate on the Class A-I-4, Class A-I-5 and Class A-I-6 Certificates during the related Interest Accrual Period, the value of those Class AI Certificates may be temporarily or permanently reduced.

     The Class A-I-1 Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Group I Net WAC Cap Rate is less than One-Month LIBOR plus the related Margin, the Pass-Through Rate on the Class A-I-1 Certificates will be limited to the Group I Net WAC Cap Rate. Thus, the yield to investors in the Class A-I-1 Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the Group I Net WAC Cap Rate. Therefore, the prepayment of the Group I Loans with higher mortgage rates may result in a lower Pass-Through Rate on the Class A-I-1 Certificates. If on any distribution date the application of the Group I Net WAC Cap Rate results in an interest payment lower than One-Month LIBOR plus the related Margin during the related Interest Accrual Period, the value of the Class A-I-1 Certificates may be temporarily or permanently reduced.

     Investors in the Class A-I-1 Certificates should be aware that the Group I Loans have fixed interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period may be less than interest that would accrue on the Class A-I-1 Certificates at the rate of One-Month LIBOR plus the related Margin. In a rising interest rate environment, the Class A-I-1 Certificates may receive interest at the Group I Net WAC Cap Rate for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover losses and to create additional overcollateralization.

     The Class A-II Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Group II Net WAC Cap Rate is less than the lesser of One-Month LIBOR plus the related Margin and 14% per annum, the Pass-Through Rate on the Class A-II Certificates will be limited to the Group II Net WAC Cap Rate. Thus, the yields to investors in the Class A-II Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the Group II Net WAC Cap Rate. Therefore, the prepayment of the Group II Loans with higher mortgage rates may result in lower Pass-Through Rates on the Class A-II Certificates. If on any distribution date the application of the Group II Net WAC Cap Rate results in an interest payment lower than the lesser of One-

Month LIBOR plus the related Margin and 14% per annum on the Class A-II Certificates during the related Interest Accrual Period, the value of the Class A-II Certificates may be temporarily or permanently reduced.

     Investors in the Class A-II Certificates should be aware that the Group II Loans have adjustable interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in the related indices and may be less than interest that would accrue on the Class A-II Certificates at the rate of the lesser of One-Month LIBOR plus the related Margin and 14% per annum. In a rising interest rate environment, the Class A-II Certificates may receive interest at the Group II Net WAC Cap Rate or at 14% per annum for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover losses and to create additional overcollateralization.

     To the extent the Group II Net WAC Cap Rate is paid on the Class A-II Certificates, the difference between the Group II Net WAC Cap Rate and the lesser of One-Month LIBOR plus the related Margin and 14% per annum will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from the reserve fund that receives payments from Excess Cash Flow. These shortfalls may remain unpaid on the optional termination date and final distribution date.

     The Pass-Through Rate on the Class A-III Certificates is based upon the weighted average net mortgage rate of the Group III Loans. Accordingly, the yield on the Class A-III Certificates will be sensitive to changes in the mortgage rates on the Group III Loans, and will be adversely affected by prepayments on the Group III Loans with higher mortgage rates.


PURCHASE PRICE

     In addition, the yields to maturity on the offered certificates will depend on the price paid by the holders of the offered certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.


CLASS A-I-6 CERTIFICATES YIELD CONSIDERATIONS

     Investors in the Class A-I-6 Certificates should be aware that because it is expected that the Class A-I-6 Certificates will not receive any payments of principal prior to the distribution date occurring in August 2007 and will receive a disproportionately small portion of principal payments prior to the distribution date occurring in August 2010 with respect to the mortgage loans in Loan Group I, unless the Certificate Principal Balances of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4 and Class A-I-5 Certificates have been reduced to zero, the weighted average life of the Class A-I-6 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-I-6 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Class A-I Certificates. On or after the distribution date in August 2011, if the Certificate Principal Balance of the Class A-I-6 Certificates has not been reduced to zero, a disproportionately large portion of principal payments, including mortgagor prepayments, on the Group I Loans will be allocated to the Class A-I-6 Certificates.

FINAL SCHEDULED DISTRIBUTION DATES

     Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans, a Required Overcollateralization Amount of $0, and no Excess Cash Flow on any distribution date, the final distribution date on the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4 and Class A-II-B1 Certificates will be as follows:

   o for the Class A-I-1 Certificates, the distribution date in August 2022;

   o for the Class A-I-2 Certificates, the distribution date in September
     2025;

   o for the Class A-I-3 Certificates, the distribution date in July 2028;

   o for the Class A-I-4 Certificates, the distribution date in June 2032; and


   o for the Class A-II-B1 Certificates, the distribution date in March 2027.

     The final scheduled distribution date with respect to the Class A-I-5, Class A-I-6, Class A-II-A, Class A-II-B2 and Class A-III Certificates will be the distribution date in July 2034, which is the 360th distribution date. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of Class A Certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date. Each certificate guaranty insurance policy guarantees the final payment of the related Class A Certificates on the distribution date in July 2034. No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of offered certificates on or before its final scheduled distribution date

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of the principal balance of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment assumption used in this prospectus supplement with respect to the Group I Loans, HEP, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the Group I Loans, a 20% HEP assumes (i) a constant prepayment rate of 2.0% CPR of the then outstanding principal balance of the related mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 2.0% CPR in each month thereafter through the tenth month and (iii) a constant prepayment rate of 20% CPR thereafter. The prepayment assumption used in this prospectus supplement with respect to the Group II Loans, PPC, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the Group II Loans, a 100% PPC assumes (i) a constant prepayment rate of 2.0% CPR of the then outstanding principal balance of the related mortgage loans in the first month of the life of the mortgage loans, (ii) an additional approximately 2.545% CPR in each month thereafter through the twelfth month, (iii) a constant prepayment rate of 30% CPR in each month thereafter through the twenty-second month, (iv) a constant prepayment rate of 50% CPR thereafter through the twenty-seventh month and (v) a constant prepayment rate of 35% thereafter. The prepayment assumption used in this prospectus supplement with respect to the Group III Loans, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the Group III Loans, the prepayment assumption used in this prospectus supplement assumes a constant prepayment rate of 20% CPR. HEP, PPC and CPR do not purport to be historical descriptions of prepayment experience or predictions of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the applicable mortgage pool.

     The tables set forth below have been prepared on the basis of assumptions as described below regarding the characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, the following structuring assumptions:

   o as of the date of issuance of the offered certificates, the mortgage loans have the weighted average characteristics described in Appendix A hereto;

   o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity;

   o none of Residential Funding, the master servicer or the depositor will repurchase any mortgage loan and the master servicer does not exercise its option to purchase the Group I Loans, Group II Loans or Group III Loans on the related optional termination date, except where indicated;

   o all delinquencies of payments due on or prior to the cut-off date are brought current, and thereafter there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the constant percentages of HEP, PPC and CPR set forth in the tables;

   o there is no Prepayment Interest Shortfall, Relief Act Shortfall, Group I Net WAC Cap Shortfall or Group II Basis Risk Shortfall in any month;

   o payments on the certificates will be received on the 25th day of each month, commencing in August 2004;

   o payments on the mortgage loans earn no reinvestment return;

   o the expenses described under "Description of the Certificates--Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

   o One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year U.S. Treasury remain constant at 1.42% per annum, 1.86% per annum, 2.2625% per annum and 1.94579% per annum, respectively; and

   o the certificates will be purchased on July 29, 2004.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of HEP, PPC or CPR, as applicable, until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of HEP, PPC and CPR specified. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances of the certificates outstanding over time and the weighted average lives of the offered certificates.


     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of HEP, PPC and CPR.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                                                            CLASS A-I-1 CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................        90          69          58          47          36          25
July 2006 .........................................        86          37          14           0           0           0
July 2007 .........................................        82           9           0           0           0           0
July 2008 .........................................        78           0           0           0           0           0
July 2009 .........................................        74           0           0           0           0           0
July 2010 .........................................        69           0           0           0           0           0
July 2011 .........................................        65           0           0           0           0           0
July 2012 .........................................        61           0           0           0           0           0
July 2013 .........................................        56           0           0           0           0           0
July 2014 .........................................        52           0           0           0           0           0
July 2015 .........................................        46           0           0           0           0           0
July 2016 .........................................        40           0           0           0           0           0
July 2017 .........................................        33           0           0           0           0           0
July 2018 .........................................        26           0           0           0           0           0
July 2019 .........................................        18           0           0           0           0           0
July 2020 .........................................        11           0           0           0           0           0
July 2021 .........................................         3           0           0           0           0           0
July 2022 .........................................         0           0           0           0           0           0
July 2023 .........................................         0           0           0           0           0           0
July 2024 .........................................         0           0           0           0           0           0
July 2025 .........................................         0           0           0           0           0           0
July 2026 .........................................         0           0           0           0           0           0
July 2027 .........................................         0           0           0           0           0           0
July 2028 .........................................         0           0           0           0           0           0
July 2029 .........................................         0           0           0           0           0           0
July 2030 .........................................         0           0           0           0           0           0
July 2031 .........................................         0           0           0           0           0           0
July 2032 .........................................         0           0           0           0           0           0
July 2033 .........................................         0           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....      9.45        1.67        1.23        1.00        0.86        0.76
Weighted Average Life in Years*** (to Call) .......      9.45        1.67        1.23        1.00        0.86        0.76

--------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                                                            CLASS A-I-2 CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................       100         100         100         100         100         100
July 2006 .........................................       100         100         100          75           8           0
July 2007 .........................................       100         100          28           0           0           0
July 2008 .........................................       100          54           0           0           0           0
July 2009 .........................................       100           0           0           0           0           0
July 2010 .........................................       100           0           0           0           0           0
July 2011 .........................................       100           0           0           0           0           0
July 2012 .........................................       100           0           0           0           0           0
July 2013 .........................................       100           0           0           0           0           0
July 2014 .........................................       100           0           0           0           0           0
July 2015 .........................................       100           0           0           0           0           0
July 2016 .........................................       100           0           0           0           0           0
July 2017 .........................................       100           0           0           0           0           0
July 2018 .........................................       100           0           0           0           0           0
July 2019 .........................................       100           0           0           0           0           0
July 2020 .........................................       100           0           0           0           0           0
July 2021 .........................................       100           0           0           0           0           0
July 2022 .........................................        83           0           0           0           0           0
July 2023 .........................................        53           0           0           0           0           0
July 2024 .........................................        21           0           0           0           0           0
July 2025 .........................................         0           0           0           0           0           0
July 2026 .........................................         0           0           0           0           0           0
July 2027 .........................................         0           0           0           0           0           0
July 2028 .........................................         0           0           0           0           0           0
July 2029 .........................................         0           0           0           0           0           0
July 2030 .........................................         0           0           0           0           0           0
July 2031 .........................................         0           0           0           0           0           0
July 2032 .........................................         0           0           0           0           0           0
July 2033 .........................................         0           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     19.11        4.10        2.84        2.20        1.81        1.54
Weighted Average Life in Years*** (to Call) .......     19.11        4.10        2.84        2.20        1.81        1.54

--------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION




                                                                            CLASS A-I-3 CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................       100         100         100         100         100         100
July 2006 .........................................       100         100         100         100         100          51
July 2007 .........................................       100         100         100          45           0           0
July 2008 .........................................       100         100          45           0           0           0
July 2009 .........................................       100          89           0           0           0           0
July 2010 .........................................       100          40           0           0           0           0
July 2011 .........................................       100           0           0           0           0           0
July 2012 .........................................       100           0           0           0           0           0
July 2013 .........................................       100           0           0           0           0           0
July 2014 .........................................       100           0           0           0           0           0
July 2015 .........................................       100           0           0           0           0           0
July 2016 .........................................       100           0           0           0           0           0
July 2017 .........................................       100           0           0           0           0           0
July 2018 .........................................       100           0           0           0           0           0
July 2019 .........................................       100           0           0           0           0           0
July 2020 .........................................       100           0           0           0           0           0
July 2021 .........................................       100           0           0           0           0           0
July 2022 .........................................       100           0           0           0           0           0
July 2023 .........................................       100           0           0           0           0           0
July 2024 .........................................       100           0           0           0           0           0
July 2025 .........................................        89           0           0           0           0           0
July 2026 .........................................        57           0           0           0           0           0
July 2027 .........................................        23           0           0           0           0           0
July 2028 .........................................         0           0           0           0           0           0
July 2029 .........................................         0           0           0           0           0           0
July 2030 .........................................         0           0           0           0           0           0
July 2031 .........................................         0           0           0           0           0           0
July 2032 .........................................         0           0           0           0           0           0
July 2033 .........................................         0           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     22.22        5.85        3.97        3.00        2.43        2.04
Weighted Average Life in Years*** (to Call) .......     22.22        5.85        3.97        3.00        2.43        2.04

--------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         Following Percentages of the Applicable Prepayment Assumption

                                                                            CLASS A-I-4 CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................       100         100         100         100         100         100
July 2006 .........................................       100         100         100         100         100         100
July 2007 .........................................       100         100         100         100          87          54
July 2008 .........................................       100         100         100          79          41          10
July 2009 .........................................       100         100          89          44           8           0
July 2010 .........................................       100         100          63          20           0           0
July 2011 .........................................       100         100          42           2           0           0
July 2012 .........................................       100          87          32           0           0           0
July 2013 .........................................       100          73          20           0           0           0
July 2014 .........................................       100          60           8           0           0           0
July 2015 .........................................       100          46           0           0           0           0
July 2016 .........................................       100          33           0           0           0           0
July 2017 .........................................       100          22           0           0           0           0
July 2018 .........................................       100          11           0           0           0           0
July 2019 .........................................       100           1           0           0           0           0
July 2020 .........................................       100           0           0           0           0           0
July 2021 .........................................       100           0           0           0           0           0
July 2022 .........................................       100           0           0           0           0           0
July 2023 .........................................       100           0           0           0           0           0
July 2024 .........................................       100           0           0           0           0           0
July 2025 .........................................       100           0           0           0           0           0
July 2026 .........................................       100           0           0           0           0           0
July 2027 .........................................       100           0           0           0           0           0
July 2028 .........................................        92           0           0           0           0           0
July 2029 .........................................        71           0           0           0           0           0
July 2030 .........................................        47           0           0           0           0           0
July 2031 .........................................        22           0           0           0           0           0
July 2032 .........................................         0           0           0           0           0           0
July 2033 .........................................         0           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     25.87       10.84        7.09        5.00        3.90        3.19
Weighted Average Life in Years*** (to Call) .......     25.87       10.84        7.09        5.00        3.90        3.19

--------
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                                                            CLASS A-I-5 CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................       100         100         100         100         100         100
July 2006 .........................................       100         100         100         100         100         100
July 2007 .........................................       100         100         100         100         100         100
July 2008 .........................................       100         100         100         100         100         100
July 2009 .........................................       100         100         100         100         100          70
July 2010 .........................................       100         100         100         100          81          45
July 2011 .........................................       100         100         100         100          59          31
July 2012 .........................................       100         100         100          92          54          29
July 2013 .........................................       100         100         100          78          43          22
July 2014 .........................................       100         100         100          63          32          15
July 2015 .........................................       100         100          95          49          23           9
July 2016 .........................................       100         100          79          38          16           5
July 2017 .........................................       100         100          65          28          11           2
July 2018 .........................................       100         100          53          21           7           *
July 2019 .........................................       100         100          42          15           4           0
July 2020 .........................................       100          88          34          11           2           0
July 2021 .........................................       100          75          27           8           *           0
July 2022 .........................................       100          64          21           5           0           0
July 2023 .........................................       100          54          16           3           0           0
July 2024 .........................................       100          45          12           1           0           0
July 2025 .........................................       100          37           9           0           0           0
July 2026 .........................................       100          30           6           0           0           0
July 2027 .........................................       100          23           4           0           0           0
July 2028 .........................................       100          18           2           0           0           0
July 2029 .........................................       100          13           *           0           0           0
July 2030 .........................................       100           9           0           0           0           0
July 2031 .........................................       100           5           0           0           0           0
July 2032 .........................................        92           2           0           0           0           0
July 2033 .........................................        44           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     28.89       20.13       15.19       11.65        8.89        6.86
Weighted Average Life in Years*** (to Call) .......     28.40       17.23       12.47        9.48        7.17        5.71

--------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                                                            CLASS A-I-6 CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................       100         100         100         100         100         100
July 2006 .........................................       100         100         100         100         100         100
July 2007 .........................................       100         100         100         100         100         100
July 2008 .........................................        99          95          92          90          87          85
July 2009 .........................................        99          89          85          81          76          72
July 2010 .........................................        97          81          74          67          60          53
July 2011 .........................................        95          71          61          52          44          36
July 2012 .........................................        89          49          35          25          16          11
July 2013 .........................................        83          33          20          12           6           3
July 2014 .........................................        77          22          11           5           2           1
July 2015 .........................................        70          15           6           2           1           *
July 2016 .........................................        63          10           3           1           *           *
July 2017 .........................................        57           6           2           *           *           *
July 2018 .........................................        50           4           1           *           *           *
July 2019 .........................................        43           3           *           *           *           0
July 2020 .........................................        38           2           *           *           *           0
July 2021 .........................................        33           1           *           *           0           0
July 2022 .........................................        28           1           *           *           0           0
July 2023 .........................................        23           *           *           *           0           0
July 2024 .........................................        19           *           *           *           0           0
July 2025 .........................................        15           *           *           0           0           0
July 2026 .........................................        11           *           *           0           0           0
July 2027 .........................................         8           *           *           0           0           0
July 2028 .........................................         6           *           *           0           0           0
July 2029 .........................................         4           *           *           0           0           0
July 2030 .........................................         2           *           0           0           0           0
July 2031 .........................................         1           *           0           0           0           0
July 2032 .........................................         *           *           0           0           0           0
July 2033 .........................................         *           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     14.65        8.32        7.42        6.84        6.42        6.10
Weighted Average Life in Years*** (to Call) .......     14.65        8.30        7.38        6.77        6.24        5.61

--------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                                                            CLASS A-II-A CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................        94          84          79          74          69          64
July 2006 .........................................        93          67          55          44          33          23
July 2007 .........................................        92          53          38          27          18          11
July 2008 .........................................        91          42          28          17          10           5
July 2009 .........................................        90          34          20          11           6           2
July 2010 .........................................        89          28          15           7           3           1
July 2011 .........................................        88          23          11           5           1           *
July 2012 .........................................        87          18           8           3           1           0
July 2013 .........................................        85          15           6           2           *           0
July 2014 .........................................        84          12           4           1           0           0
July 2015 .........................................        82          10           3           *           0           0
July 2016 .........................................        80           8           2           *           0           0
July 2017 .........................................        78           6           1           0           0           0
July 2018 .........................................        76           5           1           0           0           0
July 2019 .........................................        74           4           *           0           0           0
July 2020 .........................................        71           3           *           0           0           0
July 2021 .........................................        68           2           0           0           0           0
July 2022 .........................................        65           2           0           0           0           0
July 2023 .........................................        61           1           0           0           0           0
July 2024 .........................................        58           1           0           0           0           0
July 2025 .........................................        53           1           0           0           0           0
July 2026 .........................................        49           *           0           0           0           0
July 2027 .........................................        44           *           0           0           0           0
July 2028 .........................................        39           0           0           0           0           0
July 2029 .........................................        34           0           0           0           0           0
July 2030 .........................................        28           0           0           0           0           0
July 2031 .........................................        22           0           0           0           0           0
July 2032 .........................................        15           0           0           0           0           0
July 2033 .........................................         7           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     19.51        4.75        3.24        2.45        1.95        1.61
Weighted Average Life in Years*** (to Call) .......     19.46        4.49        3.07        2.32        1.86        1.54

---------------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above. *** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                                                            CLASS A-II-B1 CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................        88          67          57          47          37          26
July 2006 .........................................        86          32           8           0           0           0
July 2007 .........................................        85           4           0           0           0           0
July 2008 .........................................        83           0           0           0           0           0
July 2009 .........................................        81           0           0           0           0           0
July 2010 .........................................        78           0           0           0           0           0
July 2011 .........................................        76           0           0           0           0           0
July 2012 .........................................        73           0           0           0           0           0
July 2013 .........................................        70           0           0           0           0           0
July 2014 .........................................        67           0           0           0           0           0
July 2015 .........................................        63           0           0           0           0           0
July 2016 .........................................        59           0           0           0           0           0
July 2017 .........................................        55           0           0           0           0           0
July 2018 .........................................        50           0           0           0           0           0
July 2019 .........................................        45           0           0           0           0           0
July 2020 .........................................        40           0           0           0           0           0
July 2021 .........................................        34           0           0           0           0           0
July 2022 .........................................        27           0           0           0           0           0
July 2023 .........................................        20           0           0           0           0           0
July 2024 .........................................        12           0           0           0           0           0
July 2025 .........................................         4           0           0           0           0           0
July 2026 .........................................         0           0           0           0           0           0
July 2027 .........................................         0           0           0           0           0           0
July 2028 .........................................         0           0           0           0           0           0
July 2029 .........................................         0           0           0           0           0           0
July 2030 .........................................         0           0           0           0           0           0
July 2031 .........................................         0           0           0           0           0           0
July 2032 .........................................         0           0           0           0           0           0
July 2033 .........................................         0           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     12.49        1.58        1.20        1.01        0.86        0.76
Weighted Average Life in Years*** (to Call) .......     12.49        1.58        1.20        1.01        0.86        0.76

--------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                                                            CLASS A-II-B2 CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................       100         100         100         100         100         100
July 2006 .........................................       100         100         100          86          65          46
July 2007 .........................................       100         100          75          53          36          22
July 2008 .........................................       100          83          55          34          20          10
July 2009 .........................................       100          67          40          22          11           5
July 2010 .........................................       100          55          29          14           6           2
July 2011 .........................................       100          45          21           9           3           *
July 2012 .........................................       100          36          15           6           1           0
July 2013 .........................................       100          29          11           3           *           0
July 2014 .........................................       100          24           8           2           0           0
July 2015 .........................................       100          19           6           1           0           0
July 2016 .........................................       100          15           4           *           0           0
July 2017 .........................................       100          12           3           0           0           0
July 2018 .........................................       100          10           2           0           0           0
July 2019 .........................................       100           8           1           0           0           0
July 2020 .........................................       100           6           *           0           0           0
July 2021 .........................................       100           5           0           0           0           0
July 2022 .........................................       100           4           0           0           0           0
July 2023 .........................................       100           3           0           0           0           0
July 2024 .........................................       100           2           0           0           0           0
July 2025 .........................................       100           1           0           0           0           0
July 2026 .........................................        95           1           0           0           0           0
July 2027 .........................................        85           *           0           0           0           0
July 2028 .........................................        76           0           0           0           0           0
July 2029 .........................................        66           0           0           0           0           0
July 2030 .........................................        54           0           0           0           0           0
July 2031 .........................................        42           0           0           0           0           0
July 2032 .........................................        29           0           0           0           0           0
July 2033 .........................................        14           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     26.15        7.79        5.21        3.83        3.00        2.42
Weighted Average Life in Years*** (to Call) .......     26.04        7.29        4.86        3.59        2.82        2.29

--------
*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
         FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION

                                                                            CLASS A-III CERTIFICATES
                                                      ---------------------------------------------------------------------
DISTRIBUTION DATE                                         0%         50%         75%         100%        125%        150%
---------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Initial Percentage ................................       100%        100%        100%        100%        100%        100%
July 2005 .........................................       100          90          85          80          75          70
July 2006 .........................................        99          80          71          63          55          48
July 2007 .........................................        98          72          60          50          41          33
July 2008 .........................................        98          64          51          40          31          23
July 2009 .........................................        97          57          43          31          23          16
July 2010 .........................................        95          50          35          25          16          11
July 2011 .........................................        93          44          29          19          12           7
July 2012 .........................................        90          39          24          15           9           5
July 2013 .........................................        88          34          20          11           6           3
July 2014 .........................................        85          29          16           9           4           2
July 2015 .........................................        83          26          13           7           3           1
July 2016 .........................................        80          22          11           5           2           1
July 2017 .........................................        77          19           9           4           1           *
July 2018 .........................................        74          16           7           3           1           *
July 2019 .........................................        70          14           6           2           *           0
July 2020 .........................................        67          12           5           1           *           0
July 2021 .........................................        63          10           4           1           0           0
July 2022 .........................................        60           9           3           1           0           0
July 2023 .........................................        56           7           2           *           0           0
July 2024 .........................................        52           6           2           *           0           0
July 2025 .........................................        47           5           1           0           0           0
July 2026 .........................................        43           4           1           0           0           0
July 2027 .........................................        38           3           *           0           0           0
July 2028 .........................................        33           2           *           0           0           0
July 2029 .........................................        28           2           0           0           0           0
July 2030 .........................................        23           1           0           0           0           0
July 2031 .........................................        17           1           0           0           0           0
July 2032 .........................................        11           *           0           0           0           0
July 2033 .........................................         5           0           0           0           0           0
July 2034 .........................................         0           0           0           0           0           0
Weighted Average Life in Years** (to Maturity).....     19.24        7.69        5.50        4.17        3.30        2.70
Weighted Average Life in Years*** (to Call) .......     19.20        6.61        4.49        3.33        2.59        2.09

--------

*     Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement dated as of July 1, 2004, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will appoint Wells Fargo Bank, N.A., to serve as custodian for the mortgage loans. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Agreements--The Trustee" in the prospectus.


THE MASTER SERVICER

     The following information has been supplied by Residential Funding for inclusion in this prospectus supplement. No representation is made by the depositor or its affiliates as to the accuracy or completeness of such information.

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the depositor, will act as master servicer for the certificates pursuant to the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus and "Description of the Mortgage Pool--Residential Funding" in this prospectus supplement.

     The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's Negotiated Conduit Asset Program at the time of purchase by Residential Funding, were being master serviced by Residential Funding on the dates indicated and are included in previously securitized pools. BECAUSE OF THE VARYING TYPES OF LOANS IN THE PROGRAM, THE LOSS EXPERIENCE WITH RESPECT TO THESE MORTGAGE LOANS IS LIMITED AND IS NOT SUFFICIENT TO PROVIDE MEANINGFUL DISCLOSURE WITH RESPECT TO LOSSES.

     In addition, the following table:

   o includes some mortgage loans that were recently originated;

   o includes securitized pools of mortgage loans that, because of the nature of the Negotiated Conduit Asset Program, have distinct and materially different characteristics;

   o includes recently securitized pools of mortgage loans that were selected based in part by excluding loans that were delinquent more than 89 days; and

   o includes reperforming mortgage loans with bankruptcy, repayment or modification plans, which are not treated as delinquencies in the table as long as the related mortgagor is current under the related plan

     IN THE ABSENCE OF THESE FACTORS, THE DELINQUENCY EXPERIENCE SHOWN IN THE FOLLOWING TABLE WOULD BE HIGHER AND COULD BE SUBSTANTIALLY HIGHER.

     As noted above, the previously securitized pools under Residential Funding's Negotiated Conduit Asset Program included a wide variety of underlying mortgage loans that have distinct and materially different characteristics. In addition, each such mortgage pool has also experienced a wide range of historical delinquency rates as of the dates indicated. As a result, there can be no assurance that the aggregate delinquency experience set forth below will be representative of the results that may be experienced with respect to the mortgage loans related to this transaction, which may have a higher delinquency experience or substantially higher delinquency experience than the following table would indicate.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

             NEGOTIATED CONDUIT ASSET PROGRAM DELINQUENCY EXPERIENCE

                            AT DECEMBER 31, 1999       AT DECEMBER 31, 2000       AT DECEMBER 31, 2001      AT DECEMBER 31, 2002
                            --------------------       --------------------       --------------------      --------------------

                              BY        BY DOLLAR        BY        BY DOLLAR        BY       BY DOLLAR        BY        BY DOLLAR
                             NUMBER      AMOUNT        NUMBER       AMOUNT        NUMBER       AMOUNT       NUMBER       AMOUNT
                           OF LOANS     OF LOANS      OF LOANS     OF LOANS      OF LOANS     OF LOANS     OF LOANS     OF LOANS
                           --------     --------      --------     --------      --------     --------     --------     --------
                             (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN
                                 THOUSANDS)                 THOUSANDS)                 THOUSANDS)                THOUSANDS)
Total Loan
Portfolio.................       5,891     $908,909       12,750    $1,743,964       22,403    $2,792,938      35,330    $4,789,765
Period of
Delinquency
     30 to 59
     days.................         280       29,234          612        59,252          999        91,754         992       112,998
     60 to 89
     days.................         136       11,403          255        23,306          386        37,085         366        39,017
     90 days or
     more.................         224       18,756          616        50,426          875        73,685         869        79,909
Foreclosures
Pending...................         111       13,151          606        57,778        1,413       134,291       2,004       206,264
                                   ---     --------       ------    ----------        -----     ---------       -----     ---------
Total Delinquent
Loans.....................         751      $72,544        2,089      $190,763        3,673      $336,814       4,231      $438,188
                                   ===      =======        =====      ========        =====      ========       =====      ========

Percent of Loan
Portfolio.................     12.748%       7.981%      16.384%       10.938%      16.395%       12.059%     11.976%        9.148%


                            AT DECEMBER 31, 2003         AT MARCH 31, 2004
                            --------------------         -----------------

                              BY        BY DOLLAR        BY        BY DOLLAR
                            NUMBER        AMOUNT       NUMBER       AMOUNT
                           OF LOANS      OF LOANS     OF LOANS     OF LOANS
                           --------      --------     --------     --------
                             (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                 THOUSANDS)                  THOUSANDS)
Total Loan
Portfolio.................    101,350    $14,875,846     114,148    $16,679,676
Period of
Delinquency
     30 to 59
     days.................      2,799        352,358       2,281        299,810
     60 to 89
     days.................        871        110,478         732        100,402
     90 days or
     more.................      1,170        134,730       1,347        154,580
Foreclosures
Pending...................      2,876        364,936       3,487        451,228
                                -----      ---------       -----   ------------
Total Delinquent
Loans.....................      7,716       $962,501       7,847     $1,006,020
                                =====       ========       =====     ==========

Percent of Loan
Portfolio.................     7.613%         6.470%      6.874%         6.031%

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee for each mortgage loan is payable out of the interest payments on the mortgage loan. The servicing fee rate in respect of each Group I Loan will be at least 0.300% per annum, in respect of each Group II Loan will be at least 0.300% per annum, and in respect of each Group III Loan will be at least 0.300% per annum of the outstanding principal balance of the mortgage loan. The servicing fee consists of servicing compensation payable to the master servicer in respect of its master servicing activities, and subservicing and other related compensation payable to the related primary servicer or subservicer, as applicable, including any compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no primary servicer or subservicer. The primary compensation to be paid to the master servicer in respect of its master servicing activities will be 0.05% per annum of the outstanding principal balance of each mortgage loan. As of the cut-off date, the weighted average of the servicing fee rates is approximately 0.3165% per annum, 0.4844% per annum and 0.3003% per annum with respect to the Group I Loans, Group II Loans and Group III Loans, respectively.

         The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "Description of the Securities--Withdrawals from the Custodial Account" in the prospectus for information regarding other possible compensation to the master servicer and the primary servicer or subservicer, as applicable, and for information regarding expenses payable by the master servicer.


VOTING RIGHTS

         Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 97.00% of all voting rights will be allocated among all holders of the Class A Certificates, in proportion to their then outstanding Certificate Principal Balances, 1% and 1% of all voting rights will be allocated among the holders of the Class SB-I Certificates and Class SB-II Certificates, respectively, and 0.25%, 0.25%, 0.25% and 0.25% of all voting rights will be allocated to holders of the Class R-I, Class R-II, Class R-III and Class R-IV Certificates, respectively, in proportion to the percentage interests evidenced by their certificates. The percentage interest of a Class A Certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class. So long as there does not exist a default by the certificate insurer, the certificate insurer shall have the right to exercise all rights of the holders of the Class A Certificates under the pooling and servicing agreement without any consent of those holders, and those holders may exercise their rights only with the prior written consent of the certificate insurer except as provided in the pooling and servicing agreement.


TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Agreements--Termination; Retirement of Securities" in the prospectus. The master servicer will have the option on any distribution date
(i) when the aggregate Stated Principal Balance of the Group I Loans is less than 10% of the initial aggregate principal balance of the Group I Loans as of the cut-off date, (a) to purchase all remaining Group I Loans and other assets in the trust related thereto, except for the related certificate guaranty insurance policy, thereby effecting early retirement of the Class A-I Certificates or (b) to purchase in whole, but not in part, the Class A-I Certificates, (ii) when the aggregate Stated Principal Balance of the Group II Loans and Group III loans is less than 10% of the initial aggregate principal balance of the Group II Loans and Group III Loans as of the cut-off date, (a) to purchase all remaining Group II Loans and Group III Loans and other assets in the trust related thereto, except for the related certificate guaranty insurance policy, thereby effecting early retirement of the Class A-II Certificates and Class A-III Certificates, or (b) to purchase in whole, but not in part, the Class A-II Certificates and Class A-III Certificates; provided, however, in each case, that no early termination of the trust will be permitted if it would result in a draw on a certificate guaranty insurance policy with respect to the related loan group, and no early termination of the trust will be permitted if the certificate insurer can show a reasonable probability that it would result in a draw under a certificate guaranty insurance policy with respect to a non-related loan group, unless, in either case, the certificate insurer consents to the termination.

         Any such purchase of Group I Loans, Group II Loans and Group III Loans and the other assets of the trust related thereto shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each related mortgage loan, or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to such mortgage loan as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed Advance attributable to principal, as of the date of repurchase and (b) accrued interest thereon at the Net Mortgage Rate plus, in the case of any such purchased Group I Loan, Group II Loan or Group III Loan, the rate at which the premium for the related certificate guaranty insurance policy is paid to, but not including, the first day of the month in which the repurchase price is distributed and (c) with respect to any purchase of the Group I Loans, Group II Loans and Group III Loans, any amounts due to the certificate insurer pursuant to the insurance agreement.

         Distributions on the certificates in respect of any optional termination related to the Group I Loans will be paid, first, to the Class A-I Certificates on a pro rata basis, and second, except as set forth in the pooling and servicing agreement, to the Class SB-I Certificates and Class R Certificates. Distributions on the certificates in respect of any optional termination related to the Group II Loans and Group III Loans will be paid, first, to the Class A-II Certificates and Class A-III Certificates on a pro rata basis, and second, except as set forth in the pooling and servicing agreement, to the Class SB-II Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the related certificates if the purchase price for any mortgage loan is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan; provided, however, with respect to the related Class A Certificates, such amount will be paid under the related certificate guaranty insurance policy.

         Any such purchase of the offered certificates as discussed above, will be made at a price equal to 100% of its Certificate Principal Balance plus one month's interest accrued thereon, at the applicable Pass- Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any Group I Net WAC Cap Shortfalls, Group II Basis Risk Shortfalls or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination. Promptly upon the purchase of those offered certificates, the master servicer will retire the related REMIC in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of those offered certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon, plus any Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any Group I Net WAC Cap Shortfalls, Group II Basis Risk Shortfalls or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated July 26, 2004, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Residential Funding Securities Corporation have severally agreed to purchase and the depositor has agreed to sell approximately 25%, 25%, 25% and 25% of the Certificate Principal Balance of the Class A Certificates to Bear, Stearns

& Co. Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Residential Funding Securities Corporation, respectively. It is expected that delivery of the offered certificates will be made only in book- entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about July 29, 2004, against payment therefor in immediately available funds.

         The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 99.56% of the aggregate Certificate Principal Balance of the offered certificates, plus accrued interest from the cut-off date on the Class A-I Certificates, other than the Class A-I-1 Certificates, and the Class A-III Certificates. The underwriters may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         Residential Funding Securities Corporation is an affiliate of the master servicer and the depositor. Residential Funding Securities Corporation is also known as GMAC RFC Securities.

         J.P. Morgan Securities Inc. is an affiliate of the trustee.

         This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, one of the underwriters and an affiliate of the depositor and the master servicer, in connection with offers and sales related to market-making transactions in the offered certificates. In these market-making transactions, Residential Funding Securities Corporation may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. This discussion has been prepared with the advice of Thacher Proffitt & Wood LLP as counsel to the depositor.

         Upon issuance of the certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, excluding the reserve fund, will qualify as four REMICs under the Internal Revenue Code, which shall be referred to as REMIC I, REMIC II, REMIC III and REMIC IV.

         For federal income tax purposes:

         o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

         o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II;

         o the Class R-III Certificates will constitute the sole class of "residual interests" in REMIC III;

         o each class of offered certificates and the Class SB Certificates will represent ownership of "regular interests" in REMIC IV and will generally be treated as debt instruments of REMIC IV, and the Class A-I-1, Class A-I-4, Class A-I-5 and Class A-I-6 Certificates and the Class A-II Certificates, collectively referred to in this prospectus supplement as the Carry-Forward Certificates, will also represent the right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount, respectively, which will not be an entitlement from any REMIC but from a reserve fund; and

         o the Class R-IV Certificates will constitute the sole class of "residual certificates" in REMIC V.

         See "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

         For federal income tax reporting purposes, the offered certificates, will not be treated as having been issued with original issue discount. The Class A-III Certificates will represent ownership of two REMIC regular interests in REMIC IV, a principal only regular interest with a principal balance equal to the Certificate Principal Balance of the Class A-III Certificates and an interest only regular interest entitled to all interest on the Group III Loans with a notional balance equal to the Stated Principal Balance of the Group III Loans. For purposes of the OID regulations, the Class A-III Certificates will be subject to the aggregation rules, and will be treated as a single debt instrument issued without original issue discount as described in the first sentence of this paragraph. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Group I Loans, Group II Loans and Group III Loans will prepay at a rate equal to 20% HEP, 100% PPC and 20% CPR, respectively. No representation is made that the mortgage loans will prepay at those rates or at any other rate. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         The IRS has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A-I- 1 Certificates and Class A-II Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the Class A-I-1 Certificates and Class A-II Certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-I-1 Certificates and Class A-II Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A-I-1 Certificates and Class A-II Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         Each holder of a Carry-Forward Certificate, is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount, respectively. The treatment of amounts received by a holder of a Carry-Forward Certificate under such certificateholder's right to receive the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount, respectively, will depend on the portion, if any, of that holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Carry-Forward Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Group I Net WAC Cap Carry- Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount, respectively, in accordance with the relative fair market values of each property right. The trustee intends to treat payments made to the holders of the Carry-Forward Certificates with respect to the Group I Net WAC Cap Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount, respectively, as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the master servicer estimates that the right to receive Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amounts has a de minimis value. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount as discrete property rights. It is possible that the right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount could be treated as a partnership among the holders of the Carry-Forward Certificates, Class SB-I Certificates and Class SB-II Certificates in respect of the Class SB-I Certificateholders' and Class SB-II Certificateholders' entitlement to distributions from REMIC IV, in which case holders of the Carry-Forward Certificates would be subject to potentially different timing of income and foreign holders of the Carry-Forward Certificates could be subject to withholding in respect of any related Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount. Holders of the Carry-Forward Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Carry-Forward Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates. If the trustee's treatment of Group I Net WAC Cap Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amounts is respected, ownership of the right to the Group I Net WAC Cap Carry-Forward Amounts and Group II Basis Risk Shortfall Carry-Forward Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to the Group I Net WAC Cap Carry-Forward Amounts and Group II Basis Risk Shortfall Carry- Forward Amounts under the notional principal contract regulations.

         In the event that the right to receive the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Carry-Forward Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a Carry-Forward Certificate would have gain or loss from such a termination of the right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount.

         Gain or loss realized upon the termination of the right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         With respect to the Carry-Forward Certificates, this paragraph applies exclusive of any rights in respect of the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount. The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in offered certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase such offered certificates may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Carry- Forward Certificate will be required to allocate a portion of the purchase price paid for its Certificates to the right to receive payments in respect of the Group I Net WAC Cap Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount. The value of the right to receive any such Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount is a question of fact which could be subject to differing interpretations. Because the Group I Net WAC Cap Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount are treated as a separate right of the Carry-Forward Certificates, not payable by any REMIC, such rights will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect of the Group I Net WAC Cap Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount will not be qualifying real estate income for real estate investment trusts.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.


                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the prospectus so long as the Class A Certificates are rated "AA-" or better at the time of purchase. However, the RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

         The Department of Labor issued Prohibited Transaction Exemption, or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), which amended the RFC exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with the underwriter despite the restriction in PTE 2000- 58 to the contrary.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Class A Certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.


                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         One or more classes of the offered certificates may be viewed as "complex securities" under TB 73a and TB13a, which apply to thrift institutions regulated by the OTS. See "Legal Investment Matters" in the prospectus.

                                     EXPERTS

         The predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, have been included in the Form 8-K of the depositor, which is incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, and upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Financial Guaranty Insurance Company as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which is incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         Legal matters concerning the offered certificates will be passed upon for the depositor and Residential Funding Securities Corporation by Thacher Proffitt & Wood LLP, New York, New York and for Bear, Stearns & Co. Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. by Sidley Austin Brown & Wood LLP, New York, New York.


                                     RATINGS

         It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, and "Aaa" by Moody's Investors Service, Inc., or Moody's.

         Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Yield and Prepayment Considerations" in this prospectus supplement.

         The rating assigned by Moody's to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

         In addition, the ratings by Standard & Poor's and Moody's do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls.

         The depositor has not requested a rating on the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Standard & Poor's and Moody's. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RS7, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to

Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W- 8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                                      APPENDIX A

                   MORTGAGE LOAN ASSUMPTIONS -- GROUP I LOANS

                                                              REMAINING       REMAINING
                AGGREGATE                     SERVICING     AMORTIZATION       TERM TO                     REMAINING
   LOAN         PRINCIPAL        MORTGAGE      FEE RATE         TERM          MATURITY         AGE          IO TERM
  NUMBER       BALANCE ($)       RATE (%)        (%)          (MONTHS)        (MONTHS)       (MONTHS)      (MONTHS)
  ------       -----------       --------        ---          --------        --------       --------      --------
     1          333,443,266.48        6.882          0.319       359             359            1              0
     2           23,827,279.27        5.946          0.316       178             178            2              0
     3           37,632,472.87        5.932          0.301       359             359            1             119
     4              534,490.44        6.500          0.300       351             351            3              0
     5               97,512.20        7.625          0.300       358             358            1              0
     6            4,027,894.41        7.584          0.374       239             239            1              0
     7               76,344.53        7.250          0.300       360             360            1              0
     8              215,632.29        7.070          0.389       119             119            1              0
     9              145,107.51        9.000          0.300       353             173            7              0

                  MORTGAGE LOAN ASSUMPTIONS -- GROUP II-A LOANS

                                                              REMAINING             MONTHS TO      MONTHS    INITIAL
               AGGREGATE               SERVICING  REMAINING    TERM TO              NEXT RATE     BETWEEN   PERIODIC  SUBSEQUENT
   LOAN        PRINCIPAL     MORTGAGE   FEE RATE   IO TERM    MATURITY      AGE     ADJUSTMENT      RATE      RATE     PERIODIC
  NUMBER      BALANCE ($)    RATE (%)     (%)     (MONTHS)    (MONTHS)   (MONTHS)      DATE      ADJUSTMENT    CAP     RATE CAP
  ------      -----------    --------     ---     --------    --------   --------      ----      ----------    ---     --------
    10           864,969.98      4.444      0.349     0          359         1          5            10         4.414       2.963
    11           513,019.68      5.251      0.344    119         359         1          5            8          2.749       2.749
    12       257,299,728.20      7.597      0.490     0          358         2          23           6          2.906       1.015
    13         2,840,379.09      6.248      0.391     57         359         1          23           6          3.000       1.000
    14        74,233,625.19      7.218      0.486     0          359         1          35           6          3.067       1.055
    15         1,308,316.68      5.469      0.351     45         359         1          35           10         3.000       1.000
    16           206,994.14      6.650      0.550     0          358         2          35           6          3.000       1.000
    17           147,710.56      4.000      0.300     0          359         1          11           12         2.000       2.000
    18           973,170.69      7.467      0.300     0          357         3          21           11         2.000       2.000
    19         6,208,103.87      4.956      0.306     0          359         1          35           12         2.000       1.988
    20         4,730,553.14      4.552      0.313     37         358         2          38           12         2.123       2.000
    21           114,827.32      4.125      0.300     0          360         0          6            12         6.000       2.000
    22           278,913.81      4.625      0.300     0          359         1          35           12         2.000       2.000
    23           279,687.65      5.500      0.300     36         360         0          36           12         3.000       2.000



               GROSS    MINIMUM    MAXIMUM
   LOAN       MARGIN    MORTGAGE   MORTGAGE
  NUMBER        (%)     RATE (%)   RATE (%)     INDEX
  ------        ---     --------   --------     -----
    10           2.744      2.744     12.053     LM6
    11           3.107      3.107     12.081     LM6
    12           7.575      7.830     13.694     LM6
    13           6.284      6.387     12.248     LM6
    14           7.110      7.316     13.246     LM6
    15           3.984      4.022     11.469     LM6
    16           6.400      6.650     12.650     LM6
    17           2.250      2.250     10.000     LY1
    18           4.977      4.977     13.467     LY1
    19           2.438      2.438     10.956     LY1
    20           2.250      2.250     10.511     LY1
    21           3.125      3.125     12.000     TY1
    22           2.750      2.750     10.625     TY1
    23           2.250      2.250     11.500     TY1

                  MORTGAGE LOAN ASSUMPTIONS -- GROUP II-B LOANS

                                                               REMAINING             MONTHS TO                  INITIAL
                AGGREGATE               SERVICING  REMAINING    TERM TO              NEXT RATE      MONTHS      PERIODIC
    LOAN        PRINCIPAL    MORTGAGE    FEE RATE   IO TERM    MATURITY      AGE     ADJUSTMENT  BETWEEN RATE     RATE
   NUMBER      BALANCE ($)   RATE (%)      (%)     (MONTHS)    (MONTHS)    (MONTHS)     DATE      ADJUSTMENT    CAP (%)
   ------      -----------   --------      ---     --------    --------    --------     ----      ----------    -------
     24         3,479,200.63      5.112      0.342     0          359         1          5            10            4.257
     25           589,710.56      5.516      0.300    118         358         2          4             6            1.000
     26       227,618,932.77      7.676      0.490     0          358         2          23            6            2.859
     27         2,605,345.97      5.838      0.397    58          358         2          22            6            3.000
     28        61,640,107.32      7.246      0.494     0          359         1          34            6            3.152
     29         1,913,317.68      5.859      0.323    45          359         1          35            9            3.603
     30            89,908.61      9.557      0.550     0          281         79         2             6            3.000
     31           558,005.43      3.875      0.300     0          359         1          11           12            2.000
     32           959,779.91      7.391      0.300     0          358         2          22           12            2.000
     33         3,464,810.00      5.445      0.300     0          359         1          51           12            2.574
     34        10,795,482.27      4.662      0.316    42          359         1          41           12            2.236
     35         1,210,795.51      5.000      0.300    34          358         2          34           12            6.000
     36            74,603.35     10.125      0.550     0          274         86         10           12            3.000




              SUBSEQUENT    GROSS     MINIMUM    MAXIMUM
    LOAN    PERIODIC RATE  MARGIN    MORTGAGE   MORTGAGE
   NUMBER      CAP (%)       (%)     RATE (%)   RATE (%)    INDEX
   ------      -------       ---     --------   --------    -----
     24           3.426    3.239       3.239     12.064      LM6
     25           1.000    3.500       3.500     11.516      LM6
     26           1.007    7.415       7.822     13.749      LM6
     27           1.000    5.902       5.968     11.838      LM6
     28           1.089    6.908       7.201     13.274      LM6
     29           1.129    3.944       3.999     11.859      LM6
     30           1.500    7.703      10.842     17.842      LM6
     31           2.000    2.250       2.250      9.875      LY1
     32           2.000    4.371       4.371     13.391      LY1
     33           2.000    2.679       2.679     11.254      LY1
     34           2.000    2.251       2.251     10.439      LY1
     35           2.000    2.250       2.250      7.000      TY1
     36           2.000    5.000      10.125     16.125      TY1


                  MORTGAGE LOAN ASSUMPTIONS -- GROUP III LOANS

                                                              REMAINING             MONTHS TO      MONTHS    INITIAL  SUBSEQUENT
               AGGREGATE               SERVICING  REMAINING    TERM TO              NEXT RATE     BETWEEN   PERIODIC   PERIODIC
   LOAN        PRINCIPAL     MORTGAGE   FEE RATE   IO TERM    MATURITY      AGE     ADJUSTMENT      RATE      RATE     RATE CAP
  NUMBER      BALANCE ($)    RATE (%)     (%)     (MONTHS)    (MONTHS)   (MONTHS)      DATE      ADJUSTMENT  CAP (%)      (%)
  ------      -----------    --------     ---     --------    --------   --------      ----      ----------  -------      ---
    37        21,503,141.15      5.929      0.302     0          359         1          59           6          5.928       1.975
    38         7,746,592.40      5.803      0.300    58          359         1          59           9          5.511       1.511
    39           145,003.44      6.750      0.300    59          359         1          60           6          6.000       2.000
    40         1,236,788.77      5.840      0.300     0          359         1          83           6          6.000       2.000
    41           428,932.91      6.065      0.300    83          359         1          83           8          5.000       1.000
    42         1,077,728.29      4.375      0.350    58          358         2          46           12         5.000       2.000
    43        20,002,484.32      4.984      0.323     0          359         1          59           12         5.000       2.000
    44        69,598,844.85      4.659      0.341    58          358         2          58           12         4.962       2.000
    45         2,072,435.40      5.539      0.300     0          359         1          83           12         5.762       2.000
    46           399,347.32      5.450      0.300    83          359         1          83           12         5.000       2.000
    47           788,701.16      4.875      0.350    58          358         2          58           12         2.000       2.000



             GROSS    MINIMUM    MAXIMUM
   LOAN     MARGIN    MORTGAGE   MORTGAGE
  NUMBER      (%)     RATE (%)   RATE (%)     INDEX
  ------      ---     --------   --------     -----
    37         3.181      3.183     11.895     LM6
    38         2.934      2.934     11.314     LM6
    39         3.500      3.500     12.750     LM6
    40         3.237      3.237     11.840     LM6
    41         2.250      2.250     11.065     LM6
    42         2.250      2.250      9.375     LY1
    43         2.257      2.257      9.984     LY1
    44         2.250      2.250      9.676     LY1
    45         2.250      2.250     11.301     LY1
    46         2.250      2.250     10.450     LY1
    47         2.250      2.250      9.875     TY1

EXPLANATORY NOTES AND ADDITIONAL ASSUMPTIONS

         The hypothetical Loan Numbers 1 through 9 represent Group I Loans. The hypothetical Loan Numbers 10 through 23 represent Group II-A Loans. The hypothetical Loan Numbers 24 through 36 represent Group II-B Loans. The hypothetical Loan Numbers 37 through 47 represent Group III Loans.

         The indices under the heading "Index" with respect to the Group II Loans and Group III Loans mean the following: LM6 means Six-Month LIBOR, which remains constant at 1.86% per annum, LY1 means One-Year LIBOR, which remains constant at 2.2625% per annum and TY1 means a One-Year U.S. Treasury Rate, which remains constant at 1.94579% per annum.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES AND
ASSET -BACKED NOTES


RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor





The depositor may periodically form separate trusts to issue securities in series, secured by assets of that trust.

OFFERED SECURITIES           The  securities  in a series  will  consist  of
certificates  or  notes  representing  interests  in a trust  and will be paid
only from  the  assets  of  that   trust.   Each  series  may  include
multiple  classes of securities with differing  payment terms and priorities.
Credit   enhancement   will  be  provided  for  all  offered securities.

TRUST ASSETS Each trust will consist primarily of:


      o mortgage loans secured by first or junior liens on one- to four-family residential properties;
      o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;
      o       mortgage loans secured by first or junior liens on mixed-use properties;
      o       home equity  revolving lines of credit secured by
              first  or  junior  liens  on one- to  four-family
              residential    properties,    including   partial
              balances of those lines of credit;
      o home improvement installment sales contracts and installment loan agreements, either unsecured or secured;
      o       mortgage loans secured by unimproved land;
      o manufactured housing installment sales contracts and installment loan agreements; or
      o mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

December 17, 2003

                     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of securities; and

o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference." You can request information incorporated by reference from Residential Asset Mortgage Products, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.


                                TABLE OF CONTENTS

                                           Page



Introduction............................... 1
The Trusts................................. 1
    General................................ 1
    Characteristics of Loans............... 4
    Revolving Credit Loans................. 13
    The Contracts.......................... 15
    Mexico Loans........................... 16
    The Mortgaged Properties............... 18
    The Agency Securities.................. 19
    Private Securities..................... 21
Trust Asset Program........................ 22
    Underwriting Standards................. 22
    The Negotiated Conduit Asset Program... 28
Description of the Securities.............. 30
    General................................ 30
    Form of Securities..................... 31
    Assignment of Loans.................... 33
    Representations with Respect to Loans.. 36
    Repurchases of Loans................... 37
    Limited Right of Substitution.......... 39
    Certain Insolvency and Bankruptcy Issues40
    Assignment of Agency or Private
        Securities .........................40
    Excess Spread and Excluded Spread...... 41
    Payments on Loans...................... 41
    Withdrawals from the Custodial Account. 44
    Distributions of Principal and Interest
        on the Securities ..................45
    Advances............................... 47
    Prepayment Interest Shortfalls......... 48
    Funding Account........................ 49
    Reports to Securityholders............. 49
    Servicing and Administration of Loans.. 50
Description of Credit Enhancement.......... 58
    General................................ 58
    Letters of Credit...................... 60
    Subordination.......................... 60
    Overcollateralization and Excess Cash
        Flow ...............................62
    Mortgage Pool Insurance Policies and
        Mortgage Insurance Policies ........62
    Special Hazard Insurance Policies...... 64
    Bankruptcy Bonds....................... 65
    Reserve Funds.......................... 65
    Financial Guaranty Insurance Policies;
        Surety Bonds .......................66
    Maintenance of Credit Enhancement...... 66
    Reduction or Substitution of Credit
        Enhancement ........................67
Other Financial Obligations Related To The
        Securities .........................68
    Swaps and Yield Supplement Agreements.. 68
    Purchase Obligations................... 68
Insurance Policies on Loans................ 69
    Primary Insurance Policies............. 69
    Standard Hazard Insurance on Mortgaged
        Properties .........................71
    Standard Hazard Insurance on Manufactured
        Homes ..............................72
    Description of FHA Insurance Under
        Title I ............................73
    FHA Mortgage Insurance................. 75
    VA Mortgage Guaranty................... 76
The Depositor.............................. 76
Residential Funding Corporation............ 77
The Agreements............................. 77
    Events of Default; Rights Upon Event of
        Default ............................77
    Amendment.............................. 80
    Termination; Retirement of Securities.. 82
    The Trustee............................ 83
    The Owner Trustee...................... 83
    The Indenture Trustee.................. 83
Yield Considerations....................... 84
Maturity and Prepayment Considerations..... 89
Certain Legal Aspects of the Loans......... 94
    The Mortgage Loans..................... 94
    The Manufactured Housing Contracts..... 107
    The Home Improvement Contracts......... 110
    Enforceability of Certain Provisions... 111
    Consumer Protection Laws............... 112
    Applicability of Usury Laws............ 112
    Environmental Legislation.............. 113
    Soldiers' and Sailors' Civil Relief
        Act of 1940 ........................114
    Default Interest and Limitations on
        Prepayments ........................115
    Forfeitures in Drug and RICO Proceedings115
    Negative Amortization Loans............ 116
Material Federal Income Tax Consequences... 116
    General................................ 116
    Classification of REMICs and FASITs.... 117
    Taxation of Owners of REMIC and FASIT
        Regular Certificates ...............118
    Pass-through Entities Holding FASIT
        Regular Certificates ...............124
    Taxation of Owners of REMIC Residual
        Certificates .......................124
    Backup Withholding with Respect to
        Securities .........................135
    Foreign Investors in Regular
        Certificates .......................135
State and Other Tax Consequences........... 136
ERISA Considerations....................... 136
    Plan Asset Regulations................. 137
    Prohibited Transaction Exemptions...... 138
    Insurance Company General Accounts..... 143
    Representations From Investing ERISA
        Plans ..............................143
    Tax-Exempt Investors; REMIC Residual
        Certificates .......................144
    Consultation With Counsel.............. 144
Legal Investment Matters................... 144
Use of Proceeds............................ 146
Methods of Distribution.................... 147
Legal Matters.............................. 148
Financial Information...................... 148
Additional Information..................... 148
Reports to Securityholders................. 149
Incorporation of Certain Information by
        Reference ..........................149
Glossary................................... 150

                                  INTRODUCTION

        The securities offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer, or a trust agreement between the depositor and trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless the context indicates otherwise, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

                                   THE TRUSTS

GENERAL

        As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include any combination of the following:

o one- to four-family first or junior lien mortgage loans, including closed-end home equity loans, Home Loans and Cooperative Loans;

o one- to four-family first or junior lien home equity revolving lines of credit, which are referred to in this prospectus as revolving credit loans;

o home improvement installment sales contracts and installment loan agreements, which are referred to in this prospectus as home improvement contracts, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

o manufactured housing installment sales contracts and installment loan agreements, which are referred to in this prospectus as manufactured housing contracts, secured by security interests in manufactured homes;

o multifamily first lien mortgage loans;

o mortgage loans secured by unimproved land;

o partial balances of, or partial interests in, any of the assets described above;

o Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described above, including pass-through certificates, participation certificates or other instruments that evidence interests in or are secured by these assets;

o all payments and collections derived from the trust assets described above after the related cut-off date, other than Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

o property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure, and portions of proceeds from the disposition of any related Additional Collateral or Pledged Assets;

o hazard insurance policies and primary insurance policies, if any; and

o any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

        Unless the context indicates otherwise, as used in this prospectus, mortgage loans includes:

o mortgage loans or closed-end home equity loans secured by first or junior liens on one-to four- family residential properties;

o Home Loans;

o Cooperative Loans;

o mortgage loans secured by first liens on multifamily property;

o mortgage loans secured by first or junior liens on Mixed-Use Properties; and

o mortgage loans secured by unimproved land.

     Unless the context indicates otherwise, as used in this prospectus, Contracts includes:

o manufactured housing contracts; and

o home improvement contracts.

        The mortgage loans, revolving credit loans and, if applicable, the contracts will be evidenced by mortgage notes secured by mortgages, deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties, unimproved land, multifamily property or Mixed-Use Property. Unless the context indicates otherwise, mortgage notes includes Cooperative Notes; mortgages include security agreements for Cooperative Notes; and mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a mortgage pool may contain Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

        The mortgage loans, revolving credit loans and the contracts are referred to in this prospectus collectively as the loans. In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term "revolving credit loans" in this prospectus refers only to those balances.

        If  specified  in the  accompanying  prospectus  supplement,  the  trust underlying a series of securities may include Agency Securities or private securities. For any series of securities backed by Agency Securities or private securities, the entity that administers the private securities or Agency Securities may be referred to as the manager, if stated in the accompanying prospectus supplement. The private securities in the trust may have been issued previously by the depositor or an affiliate, an unaffiliated financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in those trusts. As to any series of securities, the accompanying prospectus supplement will include a description of any private securities along with any related credit enhancement, and the trust assets underlying those private securities will be described together with any other trust assets included in the pool relating to that series.

        In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement.

        Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

     o directly or through its affiliates, including Residential Funding Corporation;

     o sellers who are affiliates of the depositor including HomeComings Financial Network, Inc. and GMAC Mortgage Corporation; or

     o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, or other regulated and unregulated mortgage loan originators or sellers, including brokers, not affiliated with the depositor, all as described in the accompanying prospectus supplement.

        The  sellers  may  include  state or local  government  housing  finance agencies.  If so  described  in  the  accompanying  prospectus  supplement,  the depositor may issue one or more classes of securities to a seller as consideration for the purchase of the trust assets securing such series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

        The trust assets may also be delivered to the depositor in a Designated Seller Transaction. Those securities may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information provided by the designated seller about the designated seller, the trust assets and the underwriting standards applicable to the loans. None of the depositor, Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates will make any representation or warranty with respect to the trust assets sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the designated seller, unless that entity is the designated seller. GMAC Mortgage Corporation, an affiliate of the depositor, may be a designated seller.

        Any seller, including any designated seller, or Residential Funding Corporation may retain or acquire any Excluded Balances for any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool.

        The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. The master servicer or servicer, which may be an affiliate of the depositor, named in the accompanying prospectus supplement will service the loans, either directly or through subservicers or a Special Servicer, under a servicing agreement and will receive a fee for its services. See "The Trusts" and "Description of the Securities." As to those loans serviced by the master servicer or a servicer through a subservicer, the master servicer or servicer, as applicable, will remain liable for its servicing obligations under the related servicing agreement as if the master servicer or servicer alone were servicing the trust assets. With respect to those mortgage loans serviced by a Special Servicer, the Special Servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the Special Servicer, and will receive the fee specified in that agreement; however, the master servicer or servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer or servicer alone were servicing the related trust assets. In addition to or in place of the master servicer or servicer for a series of securities, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer or servicer will also apply to the Administrator to the extent applicable. The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of Residential Funding Corporation or, in some instances, the Special Servicer, the designated seller or seller, as described in this prospectus under "Description of the Securities--Representations with Respect to Loans" and "--Assignment of Loans" or under the terms of any private securities.

CHARACTERISTICS OF LOANS

        The loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.

        The proceeds of the loans, other than the loans made to finance the purchase of the mortgaged properties, may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

        The loans may include loans insured by the Federal Housing Administration, known as FHA, a division of HUD, loans partially guaranteed by the Veterans Administration, known as VA, and loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the loans may be of one or more of the following types, and may include one or more of the following characteristics:

o       adjustable rate loans, known as ARM loans;

o       negatively amortizing ARM loans;

o       Balloon Loans;

o       Convertible Mortgage Loans;

o       Buy-Down Loans;

o       Additional Collateral Loans;

o       Pledged Asset Mortgage Loans;

o       simple interest loans;

o       actuarial loans;

o       delinquent loans;

o       re-performing loans;

o       Mexico Loans;

o       Cooperative Loans;

o       Homeownership Act Loans;

o       GPM Loans;

o       GEM Loans;

o       fixed rate loans;

o       loans that have been modified;

o loans that provide for payment on a bi-weekly or other non-monthly basis during the term of the loan; and

o loans that provide for the reduction of the interest rate based on the payment performance of the loans.

        The accompanying prospectus supplement will provide information concerning the types and characteristics of the loans and other assets included in the related trust. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis. No more than five percent (5%) of the trust assets by aggregate principal balance as of the cut-off date will have characteristics that materially deviate from those characteristics described in the accompanying prospectus supplement. Other trust assets available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a pool but were not selected for inclusion in a pool at that time.

        The information in the accompanying prospectus supplement may include, if applicable:

     o    the aggregate principal balance of the trust assets;

     o the type of property securing the loans and related lien priority, if any;

     o the original or modified and/or remaining terms to maturity of the loans;

     o the range of principal balances of the loans at origination or modification;

     o the aggregate credit limits and the range of credit limits of the related credit line agreements in the case of revolving credit loans;

     o    the range of the years of origination of the loans;

     o the earliest origination or modification date and latest maturity date of the loans;

     o the loan-to-value ratios, known as LTV ratios, or the combined LTV ratios, known as CLTV ratios, of the loans, as applicable;

     o the weighted average loan rate and range of loan rates borne by the loans;

     o the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate;

     o    the geographic distribution of the mortgaged properties;

     o the number and percentage of home improvement contracts that are partially insured by the FHA under Title I;

     o    the weighted average junior ratio and Credit Utilization Rate;

     o    the weighted average and range of debt-to-income ratios;

     o the weighted average and range of debt service coverage ratios, in the case of multifamily residential rental properties;

     o    the distribution of loan purposes; and

     o    the range of Credit Scores.

        A Current Report on Form 8-K will be available on request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements that are included in the pool. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement but prior to the closing date, other than as a result of any Draws, the addition or deletion will be noted in the Form 8-K.

        Some of the loans may be "equity refinance" loans, as to which a portion of the proceeds are used to refinance an existing loan, and the remaining proceeds may be retained by the borrower or used for purposes unrelated to the mortgaged property. Alternatively, the loans may be "rate and term refinance" loans, as to which substantially all of the proceeds, net of related costs incurred by the borrower, are used to refinance an existing loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing loan.

        The loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans. If a loan is a modified loan, references to origination typically shall refer to the date of modification.

        Prepayment on the Loans

        In some cases, loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. In addition, the borrower under a revolving credit loan has the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or servicer or another entity described in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments."

        ARM Loans

        In most cases, ARM loans will have an original or modified term to maturity of not more than 30 years. The loan rate for ARM loans usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the loan, and at any time is equal the sum of a fixed percentage described in the related mortgage note, known as the gross margin, and an index, subject to the maximum rate specified in the mortgage note and permitted by applicable law. The accompanying prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin for the ARM loans in the related pool. The accompanying prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum loan rate at the time of any adjustment. An ARM loan may include a provision that allows the borrower to convert the adjustable loan rate to a fixed rate at specified times during the term of the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

     o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

     o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

     o the daily bank prime loan rate as quoted by financial industry news sources;

     o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

     o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the accompanying prospectus supplement; or

     o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

        ARM loans have features that provide different investment considerations than fixed-rate loans. Adjustable loan rates can cause payment increases that may exceed some borrowers' capacity to cover those payments. Some ARM loans, may be teaser loans, with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin, subject to any rate caps applicable to the first adjustment date. An ARM loan may provide that its loan rate may not be adjusted to a rate above the applicable maximum loan rate or below the applicable minimum loan rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their loan rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest, or may have other features relating to payment adjustment as described in the accompanying prospectus supplement.

        Negatively Amortizing ARM Loans

        Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization results if the accrued monthly interest exceeds the scheduled payment. In addition, negative amortization often results from either the adjustment of the loan rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the loans is added to the principal balance of the ARM loan, bears interest at the loan rate and is repaid from future scheduled payments.

        Negatively amortizing ARM loans in most cases do not provide for the extension of their original stated maturity to accommodate changes in their loan rate. Investors should be aware that a loan secured by a junior lien may be subordinate to a negatively amortizing senior loan. An increase in the principal balance of the loan secured by a senior lien on the related mortgaged property may cause the sum of the outstanding principal balance of the senior loan and the outstanding principal balance of the junior loan to exceed the sum of the principal balances at the time of origination of the junior loan. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage, if known, of any loans that are subordinate to any related senior loan that allows for negative amortization.

        Balloon Loans

        As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the Balloon Amount, which, based on the amortization schedule of those loans, is expected to be a substantial amount and will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer or servicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

        Convertible Mortgage Loans

        On any conversion of a Convertible Mortgage Loan, the depositor, the master servicer or servicer or a third party may be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Corporation or another party may agree to act as remarketing agent for the converted mortgage loans and, in that capacity, to use its best efforts to arrange for the sale of the converted mortgage loans under specified conditions. On the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of any converted mortgage loan or the unwillingness of the remarketing agent to exercise any election to purchase any converted mortgage loan for its own account, the related pool will thereafter include both fixed rate and adjustable rate mortgage loans. If specified in the accompanying prospectus supplement, neither the depositor nor any other party will be obligated to repurchase or remarket any converted mortgage loan, and, as a result, converted mortgage loans will remain in the related pool.

        Buy-Down Loans

        In the case of Buy-Down Loans, the monthly payments made by the borrower during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

     o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

     o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

     o additional buydown funds to be contributed over time by the borrower's employer or another source.

        Additional Collateral Loans

        If stated in the accompanying prospectus supplement, a trust will contain Additional Collateral Loans. The Additional Collateral Requirement will in most cases terminate when the LTV ratio of the mortgage loan is reduced to a predetermined level, which in most cases shall not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the borrower under the mortgage loan or an increase in the appraised value of the related mortgaged property.

        The servicer of the Additional Collateral Loan will be required, in accordance with the master servicer's or servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated on default. The right to receive proceeds from the realization of Additional Collateral on any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the Additional Collateral and thereafter remitted to the trustee.

        Unless otherwise specified in the accompanying prospectus supplement, an insurance company whose claims-paying ability is rated by at least one nationally recognized rating agency in a rating category at least as high as the highest long-term rating category assigned to one or more classes of the applicable series of securities will have issued a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

        Pledged Asset Mortgage Loans

        If stated in the accompanying prospectus supplement, a mortgage pool may include Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of securities. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but in most cases will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

        If, following a default by the borrower and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, a limited liability company will be required to pay to the master servicer or the servicer on behalf of the trustee the amount of that loss, up to the pledged amount for that mortgage loan. If the borrower becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the securityholders. At the borrower's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

        Actuarial Loans

        Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

        Simple Interest Loans

        If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

        Delinquent Loans

        Some pools may include loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of loans that are so delinquent. Delinquent loans are more likely to result in losses than loans that have a current payment status.

        Re-Performing Loans

               The term "re-performing loans" includes (i) repayment plan loans and bankruptcy plan loans that had arrearages when the repayment plan was entered into, and (ii) trial modification loans. These loans may be acquired by a designated seller or Residential Funding Corporation from a wide variety of sources through bulk or periodic sales. The re-performing loans were originally either:

     o acquired by the designated seller or Residential Funding Corporation as a performing loan;

     o acquired under Residential Funding Corporation's negotiated conduit asset program; or

     o acquired by the designated seller or Residential Funding Corporation as a delinquent loan with a view toward establishing a repayment plan.

        In  the  case  of  loans  that  are  acquired  by  Residential   Funding
Corporation as delinquent loans with a view toward establishing a repayment plan, no determination is made as to whether the loans complied with the underwriting criteria of any specific origination program. In each case, however, at the time of purchase, every loan is evaluated by Residential Funding Corporation. This includes obtaining an evaluation of the related property value, a review of the credit and collateral files, and a review of the servicing history on the loan. The information is used to assess both the borrower's willingness and capacity to pay, and the underlying collateral value.

The rate of default on re-performing loans is more likely to be higher than the rate of default on loans that have not previously been in arrears.

        Repayment Plan Loans and Bankruptcy Plan Loans. Some of the loans may be loans where the borrower in the past has failed to pay one or more required scheduled monthly payments or tax and insurance payments, and the borrower has entered into either a repayment plan, or a confirmed bankruptcy plan in a case under Chapter 13 of Title 11 of the United States Code, known as the Bankruptcy Code, under which the borrower has agreed to repay these arrearages in installments under a schedule, in exchange for the related master servicer or servicer agreeing not to foreclose on the related mortgaged property or other security. For each loan subject to a repayment plan, or a confirmed bankruptcy plan, the borrower shall have made at least an aggregate of its three most recent scheduled monthly payments prior to the cut-off date.

        The right to receive all arrearages payable under the repayment plan will not be included as part of the trust and, accordingly, payments made on these arrearages will not be payable to the securityholders. The borrowers under any confirmed bankruptcy plan will make separate payments for their scheduled monthly payments and for their arrearages. The borrowers under any repayment plan will make a single payment, which will be applied first to their scheduled monthly payment and second to the arrearage. In either case, the master servicer or servicer may immediately commence foreclosure if, in the case of a bankruptcy plan, both payments are not received and the bankruptcy court has authorized that action or, in the case of a repayment plan, the payment is insufficient to cover both the monthly payment and the arrearage.

        Trial Modification Loans. Some of the loans may be loans where the borrower in the past has failed to pay scheduled monthly payments, and the borrower has entered into a trial modification agreement. Generally, under this arrangement:

o the borrower agrees to pay a reduced monthly payment for a specified trial period typically lasting 3 to 6 months;

o if the borrower makes all required monthly payments during the trial period, at the end of the trial period, the original loan terms will be modified to reflect terms stated in the trial modification agreement. The modifications may include a reduced interest rate, the forgiveness of some arrearages, the capitalization of some arrearages, an extension of the maturity, or a provision for a balloon payment at maturity;

o if the borrower makes all required payments during the trial period, the monthly payment amount will continue to be the monthly payment in effect during the trial period, with no additional repayment of arrearages; and

o if the borrower fails to make any of the required payments during the trial period, the modified terms will not take effect, and a foreclosure action may be commenced immediately. None of the depositor, the seller, the designated seller, the master servicer or the servicer, as applicable, will have any obligation to repurchase the related loan under those circumstances unless that repurchase obligation is described in the related prospectus supplement.

        For each trial modification loan, the borrower shall have made at least an aggregate of the three most recent scheduled monthly payments as of the cut-off date under the terms of the trial modification agreement.

REVOLVING CREDIT LOANS

        General

        The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of
(a) the index on the day specified in the accompanying prospectus supplement, and (b) the gross margin specified in the related mortgage note, which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin. The index or indices will be specified in the related prospectus supplement and may include one of the indices mentioned under "--Characteristics of Loans,."

        Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the accompanying prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. Prior to the Repayment Period, or prior to the date of maturity for loans without Repayment Periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a Repayment Period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

        The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the seller, designated seller or other entity specified in the accompanying prospectus supplement.

        Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance;

o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

        Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related Draws outstanding.

        The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related Draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each Draw or portion of Draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

        In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

        As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

     o    a materially adverse change in the borrower's financial circumstances;

     o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

     o    a payment default by the borrower.

However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

     o    the borrower's failure to make any payment as required;

     o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

     o any fraud or material misrepresentation by a borrower in connection with the loan.

        The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances described in the related agreement.

        Allocation of Revolving Credit Loan Balances

        For any series of securities backed by revolving credit loans, the related trust may include either (i) the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or (ii) the Trust Balance of each revolving credit loan.

        The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either on a pro rata basis, or first to the Trust Balance until reduced to zero, then to the Excluded Balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

        Even where a trust initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust may not include balances attributable to additional Draws made after that time. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

        Home Improvement Contracts

        The trust for a series may include a contract pool evidencing interests in home improvement contracts. The home improvement contracts may be conventional home improvement contracts or, to the extent specified in the accompanying prospectus supplement, the home improvement contracts may be partially insured by the FHA under Title I.

        In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

        The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

        Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract.

        Manufactured Housing Contracts

        The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. The manufactured housing contracts may be conventional manufactured housing contracts or manufactured housing contracts insured by the FHA or partially guaranteed by the VA. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

        The manufactured homes securing the manufactured housing contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. ss. 5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

        Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

MEXICO LOANS

        Each Mexico Loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the borrower. The borrower of a Mexico Loan may be a U.S. borrower or an international borrower.

        Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in some areas of Mexico, the nature of the security interest and the manner in which the Mexico Loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a Mexican financial institution acting as Mexican trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the borrower. To secure the repayment of the

Mexico Loan, the lender is named as a beneficiary of the Mexican trust. The lender's beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The borrower's beneficial interest in the Mexican trust grants to the borrower the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations relating to the Mexico Loan.

        As security for repayment of the Mexico Loan, under the loan agreement, the borrower grants to the lender a security interest in the borrower's beneficial interest in the Mexican trust. If the borrower is domiciled in the United States, the borrower's beneficial interest in the Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender's security interest. Because the lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property, the depositor either will rely on its remedies that are available in the United States under the applicable Uniform Commercial Code, or UCC, and under the trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the borrower's beneficial interest or the Mexican property under the trust agreement. If a borrower is not a resident of the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of the borrower and the lender under the loan agreement will be governed under applicable United States state law. See "Certain Legal Aspects of the Loans--The Mortgage Loans."

        In connection with the assignment of a Mexico Loan into a trust created under the related pooling and servicing agreement or trust agreement, the depositor will transfer to the trustee, on behalf of the securityholders, all of its right, title and interest in the mortgage note, the lender's beneficial interest in the Mexican trust, the lender's security interest in the borrower's beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico Loan or the Mexican property. The percentage of mortgage loans, if any, that are Mexico Loans will be specified in the accompanying prospectus supplement.

THE MORTGAGED PROPERTIES

        The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings, multifamily residential rental property, unimproved land and Mixed-Use Properties. A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property. Each mortgaged property, other than a Cooperative dwelling or Mexican property, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. The ownership of the Mexican properties will be held in a Mexican trust. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwellings on non-contiguous properties or multiple dwellings on one property. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of the Loans."

        Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

        Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

        Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in Mixed-Use Property. Similarly, mortgage loans secured by multifamily residential rental property will consist of mortgage loans secured by first mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in multifamily residential rental property consisting of five or more dwelling units. The mixed-use mortgage loans and multifamily mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the borrower defaults, the right of the borrower terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

        Mixed-use and multifamily real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Mixed-use and multifamily real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Mixed-use and multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Mortgage loans secured by Mixed-Use Properties, multifamily residential rental properties and unimproved land in the aggregate will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

        The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. In addition, if specified in the accompanying prospectus supplement, the trust assets may contain Mexico Loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico Loans will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

        The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

     o the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence;

     o a representation by the originator of the loan, which may be based solely on the above clause; or

     o the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings and multifamily residential rental properties, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

        A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the related trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

THE AGENCY SECURITIES

        Government National Mortgage Association

        Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

        Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

        Ginnie Mae Securities

        In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

        Federal Home Loan Mortgage Corporation

        Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

        Freddie Mac Securities

        In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by Freddie Mac. Each of those pools will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multifamily residential rental properties. The characteristics of any Freddie Mac securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

        Federal National Mortgage Association

        Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

        Fannie Mae Securities

        In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Those mortgage loans may be secured by either one- to four-family or multifamily residential rental properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

PRIVATE SECURITIES

        Any private securities underlying any securities will (i) either (a) have been previously registered under the Securities Act of 1933, as amended, or
(b) will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the private securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the private securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities.

        References in this prospectus to Advances to be made and other actions to be taken by the master servicer or servicer in connection with the loans may include Advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust, and not in any other pool or trust related to securities issued in this prospectus.

        In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

                               TRUST ASSET PROGRAM

UNDERWRITING STANDARDS

        General

        The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

        The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated generally in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

        The mortgage loans in any mortgage pool may be underwritten by Residential Funding Corporation, a seller or a designated third party through the use of an automated underwriting system. In the case of a designated seller transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to Residential Funding Corporation or the designated seller of all or a portion of the related credit files. For additional information regarding automated underwriting systems that are used by Residential Funding Corporation to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "--Automated Underwriting," below.

        The depositor anticipates that loans, other than the Mexico Loans and some loans secured by mortgaged properties located in Puerto Rico, included in pools for certain series of securities will have been originated based on underwriting standards and documentation requirements that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related loan. In addition, some loans with LTV ratios over 80% will not be required to have and may not have the benefit of primary mortgage insurance. Loans and contracts that are secured by junior liens generally will not be required by the depositor to be covered by primary mortgage insurance. Likewise, loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses. As discussed above, in evaluating seasoned loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated loans.

        Loan Documentation

        In most cases, under a traditional "full documentation" program, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower's assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes.

        The underwriting standards applied by originators in some cases allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

        As described in the accompanying prospectus supplement, some loans may have been originated under "limited documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation or no documentation program, minimal or no investigation into the borrower's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal or other valuation of the mortgaged property and the LTV or combined LTV ratio at origination.

        Appraisals

        The adequacy at origination of a mortgaged property as security for repayment of the related loan will typically have been determined by an appraisal. Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with guidelines established by or acceptable to the originator. The appraisal procedure guidelines in most cases will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or combined LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the seller or originator. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

o       a statistical valuation;

o       a broker's price opinion;

o an automated appraisal, drive by appraisal or other certification of value; or

o       a statement of value by the borrower.

        A statistical valuation estimates the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application. Unless otherwise specified in the accompanying prospectus supplement, an appraisal of any manufactured home will not be required.

        Loan-to-Value and Combined Loan-to-Value Ratios

        In the case of each first lien loan made to finance the purchase of a mortgaged property, the LTV ratio, in most cases is the ratio, expressed as a percentage, of the original principal amount or credit limit, as applicable, of the related loan to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the related loan and (2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price.

        In the case of some non-purchase first lien mortgage loans, including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

o       a representation by the related seller as to value;

o       an appraisal or other valuation obtained prior to origination; or

o the sales price, if the related mortgaged property was purchased within the previous twelve months.

        In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property as determined by an appraisal or other valuation.

        For any loan secured by a junior lien on the related mortgaged property, the CLTV ratio, in most cases, will be the ratio, expressed as a percentage, of
(A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property. The appraised value for any junior lien loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will in most cases be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

        As to each loan secured by a junior lien on the mortgaged property, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of
(1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

        Some of the loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

        The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described above, currently supports, except with respect to Home Loans, and is anticipated to support in the future, the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Loans." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these loans to exceed the value of the mortgaged properties.

        Credit Scores

        Credit Scores are obtained by some mortgage lenders in connection with loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation or the designated seller after the origination of a loan if the seller does not provide a current Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

        The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases, does not correspond to the life of a loan. Furthermore, many Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score may not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

        Application of Underwriting Standards

        Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been generally made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of loans secured by a junior lien on the related mortgaged property, payments required to be made on any senior mortgage. The originator's guidelines for loans will, in most cases, specify that scheduled payments on a loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective borrower's gross income. The originator may also consider the amount of liquid assets available to the borrower after origination. The loan rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Loans, GEM Loans or other graduated payment loans will, and on negative amortization loans may, increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of loans that are subject to negative amortization, the principal balances of those loans are more likely to equal or exceed the value of the underlying mortgaged properties due to the addition of deferred interest, thereby increasing the likelihood of defaults and losses. For Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

        In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates, in limited circumstances preferential note rates may be allowed.

        A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Corporation or the designated seller, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation or the designated seller, as applicable. Residential Funding Corporation or the designated seller, as the case may be, on behalf of the depositor or a designated third party, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Corporation or the designated seller. Loans purchased under Residential Funding Corporation's negotiated conduit asset program are not typically purchased pursuant to master commitments.

        The level of review by Residential Funding Corporation, if any, will vary depending on several factors, including its experience with the seller. Residential Funding Corporation, on behalf of the depositor, typically will review a sample of the loans purchased by Residential Funding Corporation for conformity with Residential Funding Corporation's underwriting standards or applicable underwriting standards specified in this prospectus or the accompanying prospectus supplement, and to assess the likelihood of repayment of the loan from the various sources for such repayment, including the borrower, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of securities. In reviewing seasoned loans, or loans that have been outstanding for more than 12 months, Residential Funding Corporation may take into consideration, in addition to or in lieu of the factors described above, the borrower's actual payment history in assessing a borrower's current ability to make payments on the loan. In addition, Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of statistical valuations, drive-by appraisals or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of borrower financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Corporation may also consider the applicable Credit Score of the related borrower used in connection with the origination or acquisition of the loan, as determined based on a credit scoring model acceptable to the depositor. Residential Funding Corporation will not undertake any review of loans sold to the depositor in a Designated Seller Transaction.

        Mixed-Use and Multifamily Underwriting Standards

        The underwriting standards applicable to Mixed-Use Properties and multifamily residential rental properties will be described in the accompanying prospectus supplement.

        Automated Underwriting

        In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. In general, these systems are programmed to review most of the information that is set forth in Residential Funding Corporation's underwriting criteria that is necessary to satisfy each underwriting program.

        In some cases, Residential Funding Corporation enters the information into the automated underwriting system using the documentation delivered to Residential Funding Corporation by the seller. In other cases, the seller enters the information directly into the automated underwriting system. If a seller enters the information, Residential Funding Corporation will verify that the information relating to the underwriting criteria that it considers most important accurately reflects the information contained in the underwriting documentation.

        Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, some mortgage loans may be approved by an automated system that would have been rejected through a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the applicable underwriting criteria, which could in turn be applied to numerous mortgage loans that the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

        Any automated underwriting system utilized by a designated seller for a material portion of the loans in the related loan pool will be described in the accompanying prospectus supplement.

THE NEGOTIATED CONDUIT ASSET PROGRAM

        Some of the loans included in a trust may have been acquired and evaluated under Residential Funding Corporation's negotiated conduit asset program. The negotiated conduit asset program allows for loans with document deficiencies, program violations, unusual property types, seasoned loans, delinquent loans, and loans not eligible for Residential Funding Corporation's other programs. In most cases, the negotiated conduit asset program loans fall into three categories: Portfolio Programs, Program Exceptions and Seasoned Loans.

        Portfolio Programs: These loans are originated by various originators for their own mortgage loan portfolio and not under any of Residential Funding Corporation's standard programs or any other secondary market program. Typically, these loans are originated under programs offered by financial depository institutions that were designed to provide the financial institution with a competitive origination advantage. This is achieved by permitting loan terms and underwriting criteria that did not conform with typical secondary market standards, with the intention that these loans would be held in the originating institution's portfolio rather than sold in the secondary market. However, for various reasons including merger or acquisition or other financial considerations specific to the originating institution, that institution may offer the loans for sale, and the loans are then acquired by Residential Funding Corporation in the secondary market.

        Program Exceptions: These loans are originated for sale in the secondary market with the intention that the loans will meet the criteria and underwriting guidelines of a standard loan purchase program of Residential Funding Corporation, Fannie Mae, Freddie Mac, or another secondary market participant. However, after origination it may be determined that the loans do not meet the requirements of the intended program for any of a number of reasons, including the failure to reach required loan-to-value ratios, debt-to-income ratios or credit scores, or because the mortgage file has document deficiencies.

        Seasoned Loans: These loans are acquired by Residential Funding Corporation through the exercise of a right to repurchase loans in a pool previously securitized by the depositor or any of its affiliates, or are other seasoned loans. In most cases, these loans are seasoned longer than twelve months. Due to the length of time since origination, no assurance can be given as to whether such loans will conform with current underwriting criteria or documentation requirements. Although at origination some of the loans may have been purchased through one of Residential Funding Corporation's standard loan purchase programs, seasoned loans are typically not purchased through these programs because these programs require current information regarding the mortgagor's credit and the property value.

        Evaluation Standards for Negotiated Conduit Asset Program Loans: Most negotiated conduit asset program loans are evaluated by Residential Funding Corporation to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent a prudent lending risk. The factors considered include:

     o    the mortgage loan's payment terms and characteristics;

     o    the borrower's credit score;

     o the value of the mortgaged property, which may be estimated using a broker's price opinion or a statistical valuation;

     o    the credit and legal documentation associated with the loan;

     o    the seasoning of the loan;

     o an evaluation of the financial capacity, eligibility and experience of the seller and/or servicer of the loan; and

     o    the representations and warranties made by the seller.

        In most cases, Residential Funding Corporation orders an updated credit score for each loan reviewed. For seasoned loans, an updated credit score is ordered for the primary borrower as reported on the tape data or loan file submitted by the seller. Periodic quality control reviews are performed. Broker's price opinions are obtained if, among other reasons, the loan is delinquent or the principal balance of the mortgage loan exceeds $400,000. In addition, statistical property valuations and drive-by appraisals may be used, or a review may be done of the original appraisal.

        Many of the negotiated conduit asset program loans include characteristics representing underwriting deficiencies as compared to other mortgage loans originated in compliance with standard origination programs for the secondary mortgage market. In addition, some of the mortgaged properties for these loans are not typically permitted in the secondary market, including mixed-use properties, incomplete properties, properties with deferred maintenance, and properties with excess acreage.

        The negotiated conduit asset program loans may have missing or defective loan documentation. Neither Residential Funding Corporation nor the seller will be obligated to repurchase a negotiated conduit asset program loan because of such missing or defective documentation unless the omission or defect materially interferes with the servicer's or master servicer's ability to foreclose on the related mortgaged property.

                          DESCRIPTION OF THE SECURITIES

GENERAL

        The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes of which this prospectus forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe all material terms and provisions relating to the securities common to each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

        Each series of securities may consist of any one or a combination of the following:

o         a single class of securities;

o one or more classes of senior securities, of which one or more classes of securities may be senior in right of payment to any other class or classes of securities subordinate to it, and as to which some classes of senior securities may be senior to other classes of senior securities, as described in the respective prospectus supplement;

o one or more classes of mezzanine securities which are subordinate securities but which are senior to other classes of subordinate securities relating to such distributions or losses;

o one or more classes of strip securities which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes," or on the basis of collections from designated portions of the pool, which series may include one or more classes of accrual securities for which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which will be specified in the accompanying prospectus supplement; or

o          other  types  of  classes  of   securities,   as   described  in  the
           accompanying prospectus supplement.

        Credit support for each series of securities may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, excess spread, overcollateralization, financial guaranty insurance policy, derivative products, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of securities as described under "Description of Credit Enhancement--Subordination" or by any combination of the foregoing.

FORM OF SECURITIES

        As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or indenture to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

        If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

        Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer or the servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical securities evidencing the securities and because DTC may act only on behalf of participants.

        Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

        Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

        Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

        Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

        The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

        Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF LOANS

        At the time of issuance of a series of securities, the depositor will cause the loans and any other assets included in the related trust to be assigned without recourse to the trustee or owner trustee or its nominee, which may be the custodian, together with, unless specified in the accompanying prospectus supplement, all principal and interest received on the trust assets after the cut-off date, but not including principal and interest due on or before the cut-off date or any Excluded Spread. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. Each schedule of loans will include, among other things, information as to the principal balance of each loan as of the cut-off date, as well as information respecting the loan rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

        If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS(R), assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. For trust assets registered through the MERS(R) System, MERS(R) shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

        In addition, except as provided below for some series of securities backed by Trust Balances of revolving credit loans or as described in the accompanying prospectus supplement, the depositor will, as to each loan that is a trust asset, deliver to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee, the legal documents relating to each loan that are in possession of the depositor. Depending on the type of trust asset, the legal documents may include the following, as applicable:

o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or owner trustee or a nominee or a lost note affidavit together with a copy of the related mortgage note;

o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan or a Mexico Loan, the respective security agreements and any applicable UCC financing statements;

o an assignment in recordable form of the mortgage, except in the case of a mortgage registered with MERS(R), or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, for a mixed-use mortgage loan and multifamily mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of the assignment of leases, rents and profits and, with respect to a Mexico Loan, an assignment of the borrower's beneficial interest in the Mexican trust;

o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related agreement; and

o if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the related contract.

        Assignments of the loans, including contracts secured by liens on mortgaged property, will be recorded in the appropriate public recording office, except for mortgages registered with MERS(R) or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans, or except as otherwise specified in the accompanying prospectus supplement. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

        If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the loans were purchased. For example, in the case of loans purchased under Residential Funding Corporation's negotiated conduit asset program, the depositor will not be required to deliver documentation that was missing from the files of the seller.

        In the case of contracts, the depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of the Loans --The Manufactured Housing Contracts" and "--The Home Improvement Contracts."

        Any mortgage for a loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the fifth preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

        If, for any loan including any contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related master servicer or servicer.

        In most cases, the trustee or the custodian will review the legal documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee or the custodian shall notify the master servicer or servicer and the depositor, and the master servicer, the servicer or the trustee shall notify the seller, including a designated seller. Other than with respect to loans purchased under Residential Funding Corporation's negotiated conduit asset program or other loans as specified in the accompanying prospectus supplement, if the seller cannot cure the defect within 60 days, or within the other period specified in the related prospectus supplement, after notice of the defect is given to the seller, the seller is required to, not later than 90 days after such notice, or within the other period specified in the related prospectus supplement, either repurchase the related loan or any property acquired in respect of it from the trustee or, if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. There can be no assurance that the applicable seller or designated seller will fulfill its obligation to purchase or substitute any loan as described above. In most cases only the seller or the designated seller, and not Residential Funding Corporation, will be obligated to repurchase a loan for a material defect in a constituent document. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholder or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

        For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, for the Trust Balances thereof, and on behalf of any other applicable entity for any Excluded Balance thereof, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and such review covered all documentation for any Trust Balance.

        Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

REPRESENTATIONS WITH RESPECT TO LOANS

        Sellers will typically make certain limited representations and warranties with respect to the trust assets that they sell. However, trust assets purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

        Except in the case of a Designated Seller Transaction, all of the representations and warranties of a seller relating to a trust asset will have been made as of the date on which the related seller sold the trust asset to the depositor, Residential Funding Corporation, GMAC Mortgage Corporation or one of their affiliates or the date that the trust asset was originated. The date as of which the representations and warranties were made typically will be a date prior to the date of issuance of the related series of securities. A substantial period of time may elapse between the date as of which the representations and warranties were made and the date of issuance of the related series of securities. The seller's repurchase obligation if any, or, if specified in the accompanying prospectus supplement, limited substitution option, will not arise if, after the sale of the related trust asset, an event occurs that would have given rise to such an obligation had the event occurred prior to that period.

        Except in the case of (i) a Designated Seller Transaction or unless otherwise specified in the related prospectus supplement, (ii) loans acquired under Residential Funding Corporation's negotiated conduit asset program, or
(iii) loans underlying any private securities, for any loan, in most cases, Residential Funding Corporation generally will represent and warrant that:

o as of the cut-off date, the information set forth in a listing of the related loans was true and correct in all material respects;

o to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards or unless otherwise stated in the accompanying prospectus supplement, each loan that is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

o Residential Funding Corporation had good title to the loan and the loan is not subject to offsets, defenses or counterclaims except as may be provided under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, and except for any buydown agreement for a Buy-Down Loan;

o to the best of Residential Funding Corporation's knowledge, each mortgaged property is free of material damage and is in good repair;

o each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

o       to the best of Residential Funding Corporation's knowledge,  there is no
        delinquent  tax  or  assessment  lien  against  the  related   mortgaged
        property; and

o to the best of Residential Funding Corporation's knowledge, any home improvement contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

To the extent described in the accompanying prospectus supplement, enforcement of any remedies for a breach of a representation and warranty may be limited to a specific period of time.

        In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation will be obligated to repurchase or substitute for any loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related agreement on or, in the case of a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

o       liens of real property taxes and assessments not yet due and payable;

o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

o liens of any senior mortgages, in the case of loans secured by junior liens on the related mortgaged property; and

o       other encumbrances to which like properties are commonly subject that do
        not  materially   adversely   affect  the  value,   use,   enjoyment  or
        marketability of the mortgaged property.

        In a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, the designated seller will have made representations and warranties regarding the loans to the depositor in most cases similar to those made by Residential Funding Corporation and described above.

REPURCHASES OF LOANS

        If a designated seller or Residential Funding Corporation cannot cure a breach of any representation or warranty made by it relating to any loan, or if a seller cannot cure a breach of any representation or warranty made by it that is assigned to the trust, within 90 days after notice from the master servicer, the servicer or the trustee, and the breach materially and adversely affects the interests of the securityholders in the loan, the designated seller, Residential Funding Corporation or the seller, as the case may be, will be obligated to purchase the loan. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

        In most instances, Residential Funding Corporation will not be required to repurchase or substitute for any loan if the circumstances giving rise to the requirement also constitute fraud in the origination of the related loan. Furthermore, because the listing of the related loan in most cases contains information for the loan as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made for one or more of the related loans between the cut-off date and the closing date. No seller will be required to repurchase or substitute for any loan as a result of any such prepayment or modification.

        In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, the loan files for certain of the loans may be missing the original executed mortgage notes as a result of being lost, misfiled, misplaced or destroyed. With respect to all such loans, the depositor in most cases will deliver a lost note affidavit to the trustee or custodian certifying that the original mortgage note has been lost or destroyed, together with a copy of the related mortgage note. In addition, some of the loans may be missing intervening assignments. None of the depositor, Residential Funding Corporation or the seller will be obligated to purchase loans acquired under the negotiated conduit asset program, or other loans as specified in the accompanying prospectus supplement, for missing or defective documentation. However, in the event of foreclosure on one of these loans, to the extent those missing documents materially and adversely affect the master servicer's or servicer's ability to foreclose on the related loan, Residential Funding Corporation will be obligated to repurchase or substitute for the loan.

        The master servicer or the servicer, as applicable, will be required under the related pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligations of the designated seller, Residential Funding Corporation or, if applicable, the seller, for the benefit of the trustee and the securityholders, with respect to breaches of representations and warranties of which the master servicer or servicer has knowledge, using practices it would employ in its good faith business judgment and that are normal and usual in its general servicing activities. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related securityholders.

        The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing these purchase or substitution obligations, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected loans or coverage of some loss amounts. Any such settlement could lead to losses on the loans that would be borne by the related credit enhancement, and to the extent not available, on the related securities.

        Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Corporation or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a designated seller, Residential Funding Corporation in its capacity as a seller of loans to the depositor or the seller, or for any other event giving rise to the obligations.

        Neither the depositor nor the master servicer or servicer will be obligated to purchase a loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. However, to the extent that a breach of the representations and warranties of a seller or designated seller also constitutes a breach of a representation made by Residential Funding Corporation, Residential Funding Corporation may have a purchase or substitution obligation. Any loan not so purchased or substituted for shall remain in the related trust and any losses related to it will be allocated to the related credit enhancement, and to the extent not available, to the related securities.

        For any seller that requests the master servicer's or servicer's consent to the transfer of subservicing rights relating to any loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations and warranties described above, on the assumption of the successor servicer of the seller's liability for the representations and warranties as of the date they were made. In that event, the master servicer's or servicer's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

LIMITED RIGHT OF SUBSTITUTION

        In the case of a loan required to be repurchased from the trust, a designated seller or Residential Funding Corporation may substitute a new loan for the repurchased loan that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the securities for a trust. For a trust for which a REMIC election is to be made, except as otherwise provided in the accompanying prospectus supplement, the substitution must be effected within two years of the date of the issuance of the securities, and may not be made if the substitution would cause the trust to fail to qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

        In most cases, any qualified substitute loan will, on the date of substitution:

o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased loan;

o have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the repurchased loan as of the date of substitution;

o have an LTV ratio or combined LTV ratio, as applicable, at the time of substitution no higher than that of the repurchased loan;

o have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased loan;

o be secured by mortgaged property located in the United States, unless the repurchased loan was a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, in which case the qualified substitute loan may be a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, respectively; and

o comply with all of the representations and warranties made with respect to the repurchased loans as of the date of substitution.

        If the outstanding principal balance of a qualified substitute loan is less than the outstanding principal balance of the related repurchased loan, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related securityholders. There may be additional requirements relating to ARM loans, revolving credit loans, negative amortization loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a seller will have no option to substitute for a loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

CERTAIN INSOLVENCY AND BANKRUPTCY ISSUES

        Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that such seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such seller, or such seller as a debtor-in-possession, were to assert that the sale of the trust assets from such seller to the depositor should be recharacterized as a pledge of such trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

        If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

        The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor's business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

ASSIGNMENT OF AGENCY OR PRIVATE SECURITIES

        The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any Excluded Spread. The depositor will cause the Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

EXCESS SPREAD AND EXCLUDED SPREAD

        The depositor, the servicer, the seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due for the related trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive for the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread or will be excluded from the assets transferred to the related trust, referred to as Excluded Spread. The interest portion of a Realized Loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest.

PAYMENTS ON LOANS

        Collection of Payments on Loans

        The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, except as otherwise provided, will include the following:

     o    all payments on account of principal of the loans comprising a trust;

     o all payments on account of interest on the loans comprising that trust, net of the portion of each payment thereof retained by the master servicer or servicer, if any, as Excess or Excluded Spread, and its servicing compensation;

     o    Liquidation Proceeds;

     o to the extent specified in the prospectus supplement, Subsequent Recoveries;

     o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's or servicer's normal servicing procedures;

     o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to securityholders;

     o all proceeds of any loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the depositor, the designated seller, Residential Funding Corporation, any seller or any other person under the terms of the related agreement as described under "Description of the Securities--Representations with Respect to Loans" and "--Repurchases of Loans";

     o any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments of funds held in the Custodial Account; and

     o any amounts required to be transferred from the Payment Account to the Custodial Account.

        In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

     o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

     o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

     o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

     o in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

     o    any other Eligible Account.

        The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under "Description of the Securities--Payments on Loans." The Custodial Account may contain funds relating to more than one series of securities as well as payments received on other loans and assets serviced or master serviced by the master servicer or servicer that have been deposited into the Custodial Account.

        Unless otherwise described in the accompanying prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

     o the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

     o any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Description of Credit Enhancement";

     o any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the loans as described under "Insurance Policies on Loans" below;

     o any distributions received on any Agency Securities or private securities included in the trust; and

     o    any other amounts as described in the related agreement.

        The portion of any payment received by the master servicer or the servicer relating to a trust asset that is allocable to Excess Spread or Excluded Spread will typically be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of securities and will be distributed as provided in the related agreement.

        Any payments or other amounts collected by a Special Servicer with respect to any specially serviced mortgage loans will be deposited by the related Special Servicer as described in the accompanying prospectus supplement.

        Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer or the master servicer out of its own funds at the time of the realization of the loss.

        For each Buy-Down Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus for a Subservicing Account. Unless otherwise specified in the accompanying prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buydown plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon will support the scheduled level of payments due under the Buy-Down Loan.

        Neither the master servicer nor the servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the borrower or, in an appropriate case, from the subservicer, distributions to securityholders may be affected. For each Buy-Down Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer or servicer on or before the date specified in the subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment which would be due on the

Buy-Down Loan if it were not subject to the buydown plan. The Buy-Down Funds will in no event be a part of the related trust.

        If the borrower on a Buy-Down Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the borrower or any other designated party in accordance with the related buydown plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a borrower during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer or servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer or servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

        Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related borrower or any other designated party under the buydown agreement. If the borrower defaults during the Buy-Down Period for a Buy-Down Loan and the property securing that Buy-Down Loan is sold in liquidation either by the master servicer, the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

        Collection of Payments on Agency Securities or Private Securities

        The trustee will deposit in the Payment Account all payments on the Agency Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

        The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the pooling and servicing agreement or servicing agreement, which in most cases will include the following:

o to make deposits to the Payment Account as described above under "--Payments on Loans;"

o to reimburse itself or any subservicer or Special Servicer for any Advances, or for any Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Loan or collections on the loan for which those Advances or Servicing Advances were made;

o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the loans, and, if so provided in the related agreement, any profits realized on the disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

o to pay to itself, a subservicer, Residential Funding Corporation, the depositor or the designated seller all amounts received for each loan purchased, repurchased or removed under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each loan, including any loan as to which title to the underlying mortgaged property was acquired;

o to reimburse itself or any subservicer or Special Servicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the related agreement;

o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the related agreement;

o to withdraw any amount deposited in the Custodial Account that was not required to be deposited in the Custodial Account;

o to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable, or against which it or the depositor is indemnified under the related agreement;

o to pay to itself or any subservicer for the funding of any draws made on the revolving credit loans, if applicable;

o to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

o to clear the Custodial Account of amounts relating to the corresponding loans in connection with the termination of the trust under the related agreement, as described in "The Agreements--Termination; Retirement of Securities."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THE SECURITIES

        Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the accompanying prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee, the master servicer or servicer, as applicable, acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

        Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer or the servicer, as applicable, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. Except as otherwise provided in the related agreement, the final distribution in retirement of the securities of any class, other than a subordinate class, will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.

        Unless otherwise specified in the accompanying prospectus supplement, as a result of the provisions described below under "--Servicing and Administration of Loans--Realization upon Defaulted Loans," under which the principal balance of a subordinate class of securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

        The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

        On each distribution date for a series of securities, the trustee or the master servicer or servicer, as applicable, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

        In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise set forth in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement.

        On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer or servicer, as applicable, will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or servicer, as applicable, will furnish a statement to the trustee, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

ADVANCES

        If specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future distribution, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool, but only to the extent that the Advances would, in the judgment of the master servicer or servicer, as applicable, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with revolving credit loans, Home Loans, home improvement contracts, closed-end home equity loans, negative amortization loans and loans acquired under Residential Funding Corporation's negotiated conduit asset program, except as otherwise provided in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer's or servicer's, as applicable, advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. Unless specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will not make any advance with respect to principal on any simple interest loan.

        The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Loans," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related loans for which those amounts were advanced, including late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any loans purchased by the depositor, Residential Funding Corporation, a subservicer, a seller, or a designated seller.

        Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to securityholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under "--Servicing and Administration of Loans." For any senior/subordinate series, so long as the related subordinate securities remain outstanding and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses, in each case in excess of specified amounts, and Extraordinary Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to some taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the related agreement.

        In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.

        The master servicer's or servicer's obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

        When a borrower prepays a loan in full between scheduled due dates for the loan, the borrower pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Prepayments in full in most cases will be applied as of the date of prepayment so that interest on the related securities will be paid only until that date. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

        If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any loan that prepaid during the related prepayment period equal to the Compensating Interest for that loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the accompanying prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. Compensating Interest is not generally paid with respect to closed-end home equity loans, Home Loans and revolving credit loans. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable for one or more classes of securities of a series. See "Yield Considerations."

FUNDING ACCOUNT

        If specified in the accompanying prospectus supplement, a pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional loans to the related trust after the closing date for the related securities. Any additional loans will be required to conform to the requirements set forth in the related agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in such account to be released as additional loans are transferred. Unless otherwise specified in the accompanying prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. Unless otherwise specified in the accompanying prospectus supplement, the related agreement providing for the transfer of additional loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

        On each distribution date, the master servicer or servicer will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the accompanying prospectus supplement, a statement or statements for the related trust setting forth the information described in the related agreement. Except as otherwise provided in the related agreement, the information will in most cases include the following (as applicable):

     o    the   aggregate   amount  of  interest   collections   and   principal
          collections;

     o    the amount, if any, of the distribution allocable to principal;

     o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

     o the aggregate unpaid principal balance of the trust assets after giving effect to the distribution of principal on that distribution date;

     o the outstanding principal balance or notional amount of each class of securities after giving effect to the distribution of principal on that distribution date;

     o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of loans in the related trust that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

     o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

     o the balance of the reserve fund, if any, at the close of business on that distribution date;

     o the percentage of the outstanding principal balances of the senior securities, if applicable, after giving effect to the distributions on that distribution date;

     o in the case of securities benefiting from alternative credit enhancement arrangements described in the prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any alternative credit enhancement;

     o    if  applicable,  the  Special  Hazard  Amount,  Fraud Loss  Amount and
          Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts, as well as the aggregate amount of each type of loss;

     o the servicing fee payable to the master servicer or the servicer and the subservicer;

     o    the aggregate amount of any Draws;

     o    the FHA insurance amount, if any; and

     o for any series of securities as to which the trust includes Agency Securities or private securities, any additional information as required under the related agreement.

        In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, servicers and the master servicer and losses borne by the related trust.

        In addition, within a reasonable period of time after the end of each calendar year, the master servicer or servicer will furnish or cause to be furnished on request a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of principal and interest distributions for that calendar year or, if the person was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.

SERVICING AND ADMINISTRATION OF LOANS

        General

        The master servicer or any servicer, as applicable, that is a party to a pooling and servicing agreement or servicing agreement, will be required to perform the services and duties specified in the related agreement. The master servicer or servicer may be an affiliate of the depositor. As to any series of securities secured by Agency Securities or private securities the requirements for servicing the underlying assets will be described in the accompanying prospectus supplement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including but not limited to:

     o    collection  of  payments  from   borrowers  and  remittance  of  those
          collections to the master servicer or servicer in the case of a subservicer;

     o maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower, if applicable;

     o processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer or servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

     o    attempting to cure delinquencies;

     o    supervising foreclosures;

     o    collections on Additional Collateral;

     o inspection and management of mortgaged properties under various circumstances; and

     o    maintaining accounting records relating to the trust assets.

        Under each servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such loans.

        In the event of a bankruptcy, receivership or conservatorship of the master servicer or servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer, servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.

        Collection and Other Servicing Procedures

        The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. For any series of securities as to which the trust includes private securities, the master servicer's or servicer's servicing and administration obligations will be under the terms of those private securities.

        Under some circumstances, as to any series of securities, the master servicer or servicer may have the option to purchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. All provisions relating to these optional purchase provisions will be described in the accompanying prospectus supplement.

        In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

        Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or servicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the servicer for processing that request will be retained by the master servicer or servicer as additional servicing compensation.

        In connection with any significant partial prepayment of a loan, the master servicer or servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the loan for federal income tax purposes.

        The master servicer or servicer for a given trust may establish and maintain an escrow account in which borrowers will be required to deposit amounts  sufficient  to pay  taxes,  assessments,  certain  mortgage  and hazard insurance premiums and other comparable items unless, in the case of loans secured by junior liens on the related mortgaged property, the borrower is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate such account. The master servicer or any servicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer or servicer will be entitled to reimbursement for any advances from the Custodial Account.

        Other duties and responsibilities of each servicer and master servicer are described above under "--Payments on Loans."

        Special Servicing

        The related agreement or servicing agreement for a series of securities may name a Special Servicer, which may be an affiliate of Residential Funding Corporation. The Special Servicer will be responsible for the servicing of certain delinquent loans including multifamily mortgage loans and mortgage loans secured by Mixed-Use Properties, as described in the prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. The Special Servicer may have certain discretion to extend relief to borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a liquidating plan providing for repayment by the borrower, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable. The Special Servicer may also institute foreclosure proceedings with respect to the delinquent mortgage loans.

        In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent loans:

o instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to securityholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

o instruct the master servicer or servicer to purchase the loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the loans to the holder at such purchase price, in which case any subsequent loss on the loans will not be allocated to the securityholders; or

o become, or designate a third party to become, a subservicer for the loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the loans according to the master servicer's or servicer's servicing guidelines.

        In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

        Enforcement of "Due-on-Sale" Clauses

        Unless otherwise specified in the accompanying prospectus supplement, when any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of the proposed conveyance, in most cases will be obligated to exercise the trustee's rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of the Loans--Enforceability of Certain Provisions."

        If the master servicer or servicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer or servicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of such due-on-sale clause, the master servicer or servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a loan if the master servicer or servicer shall have determined in good faith that such release will not adversely affect the collectability of the loan. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer or servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer or servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property in most cases will be retained by the master servicer or servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

        Realization upon Defaulted Loans

        If a loan, including a contract secured by a lien on a mortgaged property, is in default, the master servicer or servicer may take a variety of actions, including foreclosing on the mortgaged property, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note. Realization on other contracts may be accomplished through repossession and subsequent resale of the underlying home improvement. In connection with that decision, the master servicer or servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, unless foreclosure proceeds for that loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that that loan will be written off as bad debt with no foreclosure proceeding. Similarly, the expense and delay that may be associated with foreclosing on the borrower's beneficial interest in the Mexican trust following a default on a Mexico Loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Loans uneconomical, thus significantly increasing the amount of the loss on the Mexico Loan. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holders of any Excluded Balances.

        Any acquisition of title and cancellation of any REO Loan will be considered for most purposes to be an outstanding loan held in the trust until it is converted into a Liquidated Loan.

        For purposes of calculations of amounts distributable to securityholders relating to an REO Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to securityholders.

        For a loan in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior lien positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of the Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan or a Pledged Asset Mortgage Loan, the master servicer or the servicer may proceed against the related mortgaged property or the related Additional Collateral or Pledged Assets first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral or Pledged Assets are held, including any third-party guarantee.

        If a loan is foreclosed upon, brokers may be engaged to sell the related property and other third party expenses may be incurred. Any fees and expenses incurred by the master servicer or servicer in pursuing foreclosure and liquidation of a loan will be reimbursed, resulting in a reduction of Liquidation Proceeds. The master servicer or servicer may engage affiliates or may itself perform certain services that might otherwise be performed by third parties, and may receive fees that it believes in good faith to be reasonable and consistent with its general servicing activities.

        On the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received. In some cases, the master servicer or servicer will treat a loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the loan incurred after the initial liquidation will be reimbursable to the master servicer or servicer from any amounts otherwise distributable to the related securityholders, or may be offset by any Subsequent Recovery related to the loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. On foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

        For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer, the servicer or the holder of the most subordinate class of certificates of a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a defaulted loan or REO Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

        Unless otherwise specified in the accompanying prospectus supplement, if a final liquidation of a loan resulted in a Realized Loss and thereafter the master servicer or servicer receives a Subsequent Recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise, such Subsequent Recovery shall be distributed to the securityholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities. In addition, if so specified in the accompanying prospectus supplement, the principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such Subsequent Recoveries are distributed as principal to any classes of securities. However, the principal balance of that class of subordinate securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities. The amount of any remaining Subsequent Recoveries will be applied to increase the principal balance of the class of securities with the next lower payment priority; however the principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities, and so on. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

        In the case of a series of securities other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a loan and a draw under the related credit enhancement, Subsequent Recoveries are received. For a description of the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the loans, see "Description of Credit Enhancement" and "Insurance Policies on Loans."

        The market value of any Mixed-Use Property or multifamily property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units and, in the case of Mixed-Use Property, the commercial units. Since a default on a mortgage loan secured by Mixed-Use Property or multifamily property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

        For a discussion of legal rights and limitations associated with the foreclosure of a loan, see "Certain Legal Aspects of the Loans."

        The master servicer or servicer will deal with any defaulted private securities in the manner set forth in the accompanying prospectus supplement.

        Servicing Compensation and Payment of Expenses

        Each servicer or the master servicer, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each loan. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the loans underlying the securities of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Excess Spread or Excluded Spread retained by a seller, the master servicer or servicer will not constitute part of the servicing fee. Regardless of the foregoing, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer or servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer or the servicer may be performed by an affiliate of the master servicer or the servicer who will be entitled to compensation for performance of those duties.

        The master servicer or the servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable for some credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer or the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under some circumstances. In addition, as indicated in "--Servicing and Administration of Loans--Collection and Other Servicing
Procedures," the master servicer or the servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

        Evidence as to Compliance

        Each pooling and servicing agreement or servicing agreement will provide that the master servicer or the servicer will, for each series of securities, deliver to the trustee, on or before the date in each year specified in the agreement, an officer's certificate stating that a review of the activities of the master servicer or the servicer during the preceding calendar year relating to its servicing of loans and its performance under pooling and servicing agreements or servicing agreements, as applicable, including the related agreement, has been made under the supervision of that officer.

        Certain Other Matters Regarding Servicing

        Each servicer or the master servicer, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the securities except on a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or master servicer has assumed the servicer's or the master servicer's obligations and duties under the related pooling and servicing agreement.

        Each pooling and servicing agreement or servicing agreement will also provide that neither the servicer, the master servicer, nor any director, officer, employee or agent of the master servicer or servicer, as applicable, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer, the master servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the related agreement. The servicer or the master servicer, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer or the master servicer will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

        The master servicer or the servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer or the servicer in connection with its activities under the related servicing agreement.

        If the servicer or the master servicer subcontracts the servicing of mortgaged loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related prospectus supplement, pooling and servicing agreement or servicing agreement.

        A servicer or the master servicer may have other business relationships with the depositor, any seller or their affiliates.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

        As described in the accompanying prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

     o    a letter of credit;

     o subordination provided by any class of subordinated securities for the related series;

     o    overcollateralization;

     o a mortgage repurchase bond, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

     o    a reserve fund;

     o    a financial guaranty insurance policy or surety bond;

     o derivatives products, as described in the accompanying prospectus supplement; or

     o another form as may be described in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, the loans or home improvement contracts may be partially insured by the FHA under Title I.

        Credit support for each series of securities may be comprised of one or more of the above components. Each component will have a dollar limit and may provide coverage for Realized Losses that are:

o       Defaulted Mortgage Losses;

o       Special Hazard Losses;

o       Bankruptcy Losses; and

o       Fraud Losses.

        Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

        Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the related agreement, credit support may apply to all of the loans or to some loans contained in a pool.

        For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided for the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See "The Trusts--Revolving Credit Loans."

        Each prospectus supplement will include a description of:

     o the amount payable under the credit enhancement arrangement, if any, provided for a series;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o the material provisions of any agreement relating to the credit support.

        Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for a series of securities may cover one or more other series of securities.

        The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of securities.

LETTERS OF CREDIT

        If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the loans. The letter of credit bank, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Payment Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

        A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the accompanying prospectus supplement.

        For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities.

        If so provided in the related agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the repurchase price. If specified in the accompanying prospectus supplement, any Realized Loss subsequently incurred in connection with any such loan will be passed through to the then outstanding securityholders of the related series in the same manner as Realized Losses on loans that have not been so purchased, unless that purchase was made on the request of the holder of the most junior class of securities of the related series. See "Description of the Securities--Servicing and Administration of Loans--Special Servicing" above.

        In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of Excluded Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

        Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

        Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses, Special Hazard Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount, Special Hazard Amount and Bankruptcy Amount, and the subordinate securities may provide no coverage for Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

        In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

        The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

        If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

        In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate securities to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

        For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

        If stated in the accompanying prospectus supplement, interest collections on the loans may exceed interest payments on the securities and other fees and expenses of the trust for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the aggregate outstanding balance of the loans, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the securities against some Realized Losses by making an additional payment of principal on the securities up to the amount of the Realized Loss.

MORTGAGE POOL INSURANCE POLICIES AND MORTGAGE INSURANCE POLICIES

        Protection against losses on all or a portion of the loans in a loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the loans that are subject to the policy. The insurer's payment obligations will be limited to the amount stated in the prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses on loans in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer or servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

        As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. On satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted loan at a price described in the prospectus supplement, or (b) to pay the portion of the loss specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments
(i) may be reduced because of an aggregate payment  limitation on the policy and
(ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

        Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses on the related securities in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer or servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer or servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer or servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

        Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the seller or other persons involved in the origination of the loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of representation made by a seller may also have occurred. That breach, if it materially and adversely affects the interests of securityholders and cannot be cured, may give rise to a repurchase obligation on the part of the seller, as described under "Description of the Securities--Repurchases of Loans." However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.

        The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or servicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See "Certain Legal Aspects of the Loans." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Advances." If specified in the prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

        Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

        Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies and mortgage insurance policies described above.

SPECIAL HAZARD INSURANCE POLICIES

        Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related agreement and will be subject to reduction as described in the related agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

        In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer or servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer or servicer for the related property.

        If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented for the defaulted loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a loan under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

        To the extent described in the accompanying prospectus supplement, coverage of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.

BANKRUPTCY BONDS

        In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

        In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

RESERVE FUNDS

        If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Excess Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess Spread or other cash flows attributable to the related loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

        For any series of securities as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific loans. Unless otherwise specified in the accompanying prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities, if described in the accompanying prospectus supplement.

        The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

        Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer or any other person named in the accompanying prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

        The depositor may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

        Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer or servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MAINTENANCE OF CREDIT ENHANCEMENT

        If credit enhancement has been obtained for a series of securities, the master servicer or the servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer or the servicer, as applicable, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

        The master servicer or the servicer will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or the servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

        If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer or the servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the loan after reimbursement of the master servicer or the servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy other credit enhancement or any related primary insurance policy is not available because the master servicer or the servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

        The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, on the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected and with the consent of the related credit enhancer, if applicable.

        Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, unless otherwise specified in the accompanying prospectus supplement, neither the master servicer, the servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer or the servicer, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

                    OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

        The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

        An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

        The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

        Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

        There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

        Some types of loans and classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation for loans may apply to the loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, each purchase obligation for loans will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

                           INSURANCE POLICIES ON LOANS

        The  mortgaged  property  related to each loan (other than a Cooperative
Loan) will be required to be covered by a hazard insurance policy (as described under "--Standard Hazard Insurance on Mortgaged Properties," below). In addition, some loans will be required to be covered by a primary insurance policy. FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

        If specified in the accompanying prospectus supplement and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Trust assets secured by a junior lien on the related mortgaged property usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan. Mortgage loans secured by multifamily properties will not be covered by a primary insurance policy, regardless of the related LTV ratio.

        A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

        Under a federal statute, borrowers with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The borrower's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

        If the private mortgage insurance is not otherwise canceled or terminated by borrower request in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the mortgage loan's amortization period, if on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or master servicer's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

        In most cases, Mexico Loans will have LTV ratios of less than 80% and will not be insured under a primary insurance policy. Primary mortgage insurance or similar credit enhancement on a Mexico Loan may be issued by a private corporation or a governmental agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

        Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required on their origination, regardless that subsequent negative amortization may cause that mortgage loan's LTV ratio based on the then-current balance, to subsequently exceed the limits which would have required coverage on their origination.

        While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

     o    the insured percentage of the loss on the related mortgaged property;

     o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

        The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

o       amounts expended but not approved by the primary insurer;

o       claim payments previously made on the mortgage loan; and

o       unpaid premiums and other amounts.

        As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the borrower, the insured will typically be required, among other things, to:

o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

        For any securities offered under this prospectus, the master servicer or the servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

        The terms of the mortgage loans (other than Cooperative Loans) require each borrower to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, and, in the case of loans secured by junior liens on the related mortgaged property, the principal balance of any senior mortgage loans, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or the servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. If that blanket policy contains a deductible clause, the master servicer or servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause. The master servicer or the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or on the extent to which information in this regard is furnished to the master servicer or the servicer by borrowers or subservicers. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of the Loans--The Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees."

        The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or the servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

        The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related borrower at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related borrower's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

        Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

        With respect to mixed-use mortgage loans and multifamily mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement or servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any mortgaged properties relating to REO Loans.

        Hazard insurance on the Mexican properties will usually be provided by insurers located in Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain for companies based in the United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

        The terms of the related agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured housing contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the borrower on the related manufactured housing contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the manufactured housing contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured housing contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

        If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

DESCRIPTION OF FHA INSURANCE UNDER TITLE I

        Some of the home improvement contracts contained in a trust may be Title I loans which are insured under the Title I Program as described in this section and in the accompanying prospectus supplement. The regulations, rules and procedures promulgated by the FHA under the Title I, or FHA Regulations, contain the requirements under which a lender approved for participation in the Title I Program may obtain insurance against a portion of losses incurred on eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in that Title I lender's FHA reserve, as described in this section and in the accompanying prospectus supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. FHA Regulations permit the Secretary of the Department of Housing and Urban Development, or HUD, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, provided the Title I lender has substantially complied with the FHA Regulations in good faith and has credited the borrower for any excess charge. In general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

        Unlike some other government loan insurance programs, loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds for defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for that loan have been paid to that lender. Under the FHA Regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to that lender. FHA Regulations permit the FHA to disallow an insurance claim for any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

        The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot, or cooperative interest in a manufactured home and/or lot, on which to place that home.

        Subject to the limitations described below, eligible Title I loans are in most cases insured by the FHA for 90% of an amount equal to the sum of:

     o the net unpaid principal amount and the uncollected interest earned to the date of default,

     o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum,

     o    uncollected court costs,

     o amount of attorney's fees on an hourly or other basis for time actually expended and billed not to exceed $500, and

     o amount of expenses for recording the assignment of the security to the United States.

        However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I lender's FHA reserve maintained by the FHA. Accordingly, if sufficient insurance coverage is available in that FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and various expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I lender for losses in the portfolio of insured loans held by that Title I lender is limited to the amount in an FHA reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

        Under Title I, the FHA maintains an FHA insurance coverage reserve account, referred to as an FHA reserve for each Title I lender. The amount in each Title I lender's FHA reserve is 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with some adjustments permitted or required by FHA Regulations. The balance of that FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Title I loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit those loans for FHA insurance coverage within its FHA reserve by delivering a transfer report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations. The increase in the FHA insurance coverage for those loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer report for those loans. The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the FHA insurance amount as specified in the accompanying prospectus supplement.

        Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve relating to loans insured under that Title I lender's contract of insurance by:

     o the amount of FHA insurance claims approved for payment related to those loans, and

     o the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance.

        This insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

        In most cases, the FHA will insure home improvement contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a

$60,000 limit for an apartment house or a dwelling for two or more families. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

        Following a default on a home improvement contract partially insured by the FHA, the master servicer or the servicer, either directly or through a subservicer, may, subject to various conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA insurance following a default on a home improvement contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the home improvement contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a home improvement contract in default and submitting a claim to FHA, the master servicer or the servicer must take steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, the master servicer or the servicer or other entity as specified in the accompanying prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following that judgment.

FHA MORTGAGE INSURANCE

        The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221,
Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

        Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

        The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

        When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to underlying a series of securities will be described in the accompanying prospectus supplement.

VA MORTGAGE GUARANTY

        The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Regardless of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

        Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be set forth in the accompanying prospectus supplement. Any VA guaranty relating to underlying a series of securities will be described in the accompanying prospectus supplement.

                                  THE DEPOSITOR

        The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware on November 17, 1999. The depositor was organized for the limited purpose of acquiring loans and issuing securities backed by such loans. The depositor anticipates that it will in many cases have acquired loans indirectly through Residential Funding Corporation, which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor anticipates that it will in many cases acquire loans from GMAC Mortgage Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

        The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of securities will be the limited representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

        The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                         RESIDENTIAL FUNDING CORPORATION

        If specified in the accompanying prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or the servicer for each series of securities.

        Residential Funding Corporation buys loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas and Maryland.

                                 THE AGREEMENTS

        As described in this prospectus under "Introduction" and "Description of the Securities--General," each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        Pooling and Servicing Agreement; Servicing Agreement

        Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

     o any failure by the servicer or master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of securities of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or the servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

     o    any  failure by the master  servicer  or  servicer  duly to observe or perform  in  any  material  respect  any  other  of its  covenants  or agreements in the related agreement for that series of securities which continues unremedied for a period of not more than 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25%, 33% in the case of a trust including private securities or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable; and

o some events of insolvency, bankruptcy or similar proceedings regarding the master servicer or servicer and certain actions by the master servicer or servicer indicating its insolvency or inability to pay its obligations.

        A default under the terms of any private securities included in any trust will not constitute an event of default under the related agreement.

        So long as an event of default remains unremedied, except as otherwise provided for in the related agreement with respect to any third party credit enhancer, either the depositor or the trustee may, and, in the case of an event of default under a pooling and servicing agreement, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or servicer and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or servicer under the related agreement, other than any rights of the master servicer or servicer as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer or the servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer or the servicer but is unwilling to do so, it may appoint or if it is unable to act as master servicer or servicer, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer or the servicer under the related agreement, unless otherwise described in the agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the servicer under the related agreement.

        No securityholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

        Indenture

         An event of default under the indenture for each series of notes, in most cases, will include:

     o default for five days or more in the distribution of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

     o any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

     o certain bankruptcy, insolvency, or similar events relating to the depositor or the trust; and

     o    any other event of default provided for securities of that series.

        If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

        If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

        In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

        If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

        In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

o the holder previously has given to the trustee written notice of default and the continuance of that default,

o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

o the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and

o no direction inconsistent with that written request has been given to the trustee during that 60 day period by the holders of a majority of the security balances of that class, except as otherwise provided for in the related agreement regarding the credit enhancer.

        However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

AMENDMENT

        In most cases, each agreement may be amended by the parties to the agreement, except as otherwise provided for in the related agreement with respect to the credit enhancer, without the consent of the related securityholders:

     o    to cure any ambiguity;

     o    to  correct  or  supplement   any  provision   therein  which  may  be
          inconsistent with any other provision therein or to correct any error;

     o to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency, unless specified in the accompanying prospectus supplement;

     o if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or
          (b) to modify the provisions regarding the transferability of the REMIC Residual Certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax for the transfer of the REMIC Residual Certificates to a non-permitted transferee;

o to make any other provisions for matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

o to amend any provision that is not material to holders of any class of related securities.

        In most cases, each agreement may also be amended by the parties to the agreement, except as otherwise provided for in the related agreement with respect to the credit enhancer, with the consent of the holders of securities of each class affected thereby evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage.

        Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF SECURITIES

        The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, other than some limited payment and notice obligations of the applicable trustee and depositor, will terminate on the distribution to the related securityholders of all amounts held in the Payment Account or by the master servicer or any servicer and required to be paid to the securityholders following the earlier of:

o the final payment or other liquidation or disposition or any related Advance of the last trust asset subject to that agreement and all property acquired on foreclosure or deed in lieu of foreclosure of any loan, and

o the purchase by the master servicer or the servicer from the trust, or from the special purpose entity, if applicable for that series, of all remaining loans and all property acquired relating to the loans.

        Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the trust assets or such other time as may be specified in the accompanying prospectus supplement. In addition to the foregoing, the master servicer or the servicer may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such securities, the master servicer or the servicer will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

        Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the master servicer or the servicer at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, set forth in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

        In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of the master servicer or the servicer become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the certificateholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to certificateholders.

        The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

THE TRUSTEE

        The  trustee  under  each  pooling  and  servicing  agreement  or  trust agreement under which a series of securities is issued will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

        The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

THE OWNER TRUSTEE

        The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

        The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

THE INDENTURE TRUSTEE

        The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

        The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the

Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                              YIELD CONSIDERATIONS

        The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws in the case of revolving credit loans, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

        In general, defaults on loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. The rate of default on mortgage loans secured by unimproved land may be greater than that of mortgage loans secured by residential properties and the amount of the loss may be greater because the market for unimproved land may be limited. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on loans with LTV ratios or combined LTV ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under "Description of the Securities--Servicing and Administration of Loans," in connection with a loan that is in default, or if a default is reasonably foreseeable.

        The risk of loss on loans made on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Loans."

        Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico Loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss for Mexico Loans may be greater than for mortgage loans secured by mortgaged properties located in the United States. The risk of loss on loans made to international borrowers may be greater than loans that are made to U.S. borrowers located in the United States. See "Certain Legal Aspects of the Loans."

        The application of any withholding tax on payments made by borrowers of Mexico Loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid.

        To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of Liquidation Proceeds received by the trustee. See "Description of the Securities--Assignment of Loans."

        The amount of interest payments on trust assets distributed or accrued in the case of deferred interest on accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual securities, on the basis of a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Securities - Distributions of Principal and Interest on the Securities." Holders of strip securities or a class of securities having a pass-through rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher net interest rates or higher rates applicable to the strip securities, as applicable.

        The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including private securities, such other day that is specified in the accompanying prospectus supplement.

        A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Loan Rates of the related loan or certain balances thereof for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

        The aggregate payments of interest on a class of securities, and the yield to maturity on that class, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Loan Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of loans following borrower defaults, optional repurchases and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the master servicer or the servicer and others, or conversions of ARM loans to a fixed interest rate. See "Description of the Securities - Representations with Respect to Loans."

        In most cases, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Loan Rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

        The outstanding principal balances of revolving credit loans, closed-end home equity loans, home improvement contracts and Home Loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

        The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a prepayment of principal on the loans or a repurchase of loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

        There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. For revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical first lien loans.

        When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full or final liquidations of loans in most cases may reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan, other than a revolving credit loan, as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan, other than a revolving credit loan, will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

        For some loans, including revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result from the sum of the applicable index and gross margin. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

        For any loans secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance may also affect the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, unless stated in the accompanying prospectus supplement, under the applicable agreement the master servicer or the servicer may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding loan.

        The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

        Depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan.

Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the seller, the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

        The loan rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate. Unless otherwise specified in the accompanying prospectus supplement, revolving credit loans will not be subject to negative amortization.

        The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders thereof.

        If stated in the accompanying prospectus supplement, a trust may contain GPM Loans, GEM Loans or Buy-Down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

        If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

        The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

        As indicated above under "The Trusts," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

        If the related agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities--Funding Account," and the trust is unable to acquire any additional loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

        Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

        The  following  is  a  list  of  factors  that  may  affect   prepayment
experience:

o       homeowner mobility;

o       economic conditions;

o       changes in borrowers' housing needs;

o       job transfers;

o       unemployment;

o       borrowers' equity in the properties securing the mortgages;

o       servicing decisions;

o       enforceability of due-on-sale clauses;

o       mortgage market interest rates;

o       mortgage recording taxes;

o       solicitations and the availability of mortgage funds; and

o       the obtaining of secondary financing by the borrower.

        All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans. The depositor is not aware of any historical prepayment experience for loans secured by properties located in Mexico or Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as more traditional loans.

        An increase in the amount of the monthly payments owed on a Mexico Loan due to the imposition of withholding taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms is available.

        There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end home equity loans may provide for a prepayment charge. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts, but in most cases expects that prepayments on home improvement contracts will be higher than other loans due to the possibility of increased property value resulting from the home improvement and greater refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. Home equity loans are not always viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for revolving credit loans may be much more volatile than for typical first lien mortgage loans.

        The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws.
Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

        The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the loan rates for a series of securities is different from the index applicable to the loan rates of the underlying loans, the yield on the securities may be reduced by application of a cap on the loan rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement. For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

        As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

        Unless otherwise specified in the accompanying prospectus supplement, in most cases mortgage loans (other than ARM loans) and revolving credit loans will, and closed-end home equity loans and home improvement contracts may, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer or servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

        An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the master servicer or the servicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Securities--Servicing and Administration of Loans--Enforcement of `Due-on-Sale' Clauses" and "Certain Legal Aspects of the Loans--Enforceability of Certain Provisions" for a description of provisions of the related agreement and legal developments that may affect the prepayment rate of loans.

        While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer or servicer, as applicable, may permit proposed assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the manufactured housing contract. FHA loans and VA loans are not permitted to contain "due-on-sale" clauses, and are freely assumable.

        In addition, some private securities included in a pool may be backed by underlying loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to some extent, depend on the interest rates on the underlying loans.

        Some types of loans included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through securities from other mortgage purchase programs. The depositor anticipates including "limited documentation" and "no documentation" mortgage loans, loans acquired under Residential Funding Corporation's negotiated conduit asset program, Mexico Loans, loans secured by mortgaged properties located in Puerto Rico and mortgage loans that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to borrowers with imperfect credit histories and prior bankruptcies. Likewise, a trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or are secured by junior liens on the related mortgaged property. Such loans may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related securities.

        The mortgage loans may in most cases be prepaid by the borrowers at any time without payment of any prepayment fee or penalty, although some of the mortgage loans as described in the accompanying prospectus supplement provide for payment of a prepayment charge. This may have an effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

        The master servicer or the servicer may allow the refinancing of loans in any trust by accepting prepayments and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust, so the refinancing would have the same effect as a prepayment in full of the related loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, reduced or no documentation or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the master servicer's or servicer's judgment as to the likelihood of refinancing. In addition, servicers or the master servicer may encourage assumption of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of the loans, which may be removed from the related pool. As a result of these programs, for the pool underlying any trust:

     o the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

     o in some cases, the average credit or collateral quality of the loans remaining in the pool may decline; and

     o the weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

        Although the loan rates on revolving credit loans and ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

     o as to ARM loans, not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;

     o not increase the loan rates over a fixed percentage amount during the life of any revolving credit loan or ARM loan; and

     o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable rate loans.

        As a result, the loan rates on the revolving credit loans or ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate loans or lines of credit, and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher that would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments or Draws, if applicable, on the loans during any period or over the life of any series of securities.

        For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying loans, there are a number of factors that affect the performance of those indices and may cause those indices to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

        Mortgage loans made with respect to multifamily residential rental properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of multifamily property and Mixed-Use Property.

        No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of any Mexican property could also be adversely affected by, among other things, adverse political and economic developments in Mexico. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of the Loans."

        To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

        Under some circumstances, the master servicer or a servicer may have the option to purchase the loans in a trust. See "The Agreements--Termination; Retirement of Securities." Any repurchase will shorten the weighted average lives of the related securities.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

        The following discussion contains summaries of some legal aspects of the loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in "Description of FHA Insurance" in this prospectus and in the accompanying prospectus supplement regarding the home improvement contracts partially insured by FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

THE MORTGAGE LOANS

        General

        The loans, other than Cooperative Loans, Mexico Loans and contracts, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

        There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

        Leases and Rents

        Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

        Cooperative Loans

        If specified in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

        In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

        An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

        Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

        Tax Aspects of Cooperative Ownership

        In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.
Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

        Mexico Loans

        If specified in the accompanying prospectus supplement, the mortgage loans may include Mexico Loans. See "The Trusts--Mexico Loans" for a description of the security for the Mexico Loans.

        Foreclosure on Mortgage Loans

        Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

        In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

        An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

        Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the securityholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

        In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

        Foreclosure on Junior Mortgage Loans

        If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Certificates -- Realization Upon Defaulted Mortgage Loans or Contracts."

        In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

        The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

        Foreclosure on Mexico Loans

        Foreclosure on the borrower's beneficial interest in the Mexican trust typically is expected to be accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to that beneficial interest or by public auction held by the Mexican trustee under the Mexico trust agreement. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted. Under the trust agreement, the lender may direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust to the purchaser on completion of the public sale and notice from the lender. That purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. If there are proceeds remaining, the lender must account to the borrower for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the borrower is usually responsible for the deficiency. However, some states limit the rights of lenders to obtain deficiency judgments. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. The costs of sale may be substantially higher than the costs associated with foreclosure sales for property located in the United States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale, and the cost of amending or terminating the Mexico trust agreement and preparing a new trust agreement. Additional costs associated with realizing on the collateral may include eviction proceedings, the costs of defending actions brought by the defaulting borrower and enforcement actions. Any of the additional foreclosure costs may make the cost of foreclosing on the collateral uneconomical, which may increase the risk of loss on the Mexico Loans substantially.

        Where the borrower does not maintain its principal residence in the United States, or, if a borrower residing in the United States moves its principal residence from the state in which the UCC financing statements have been filed, and the lender, because it has no knowledge of the relocation of the borrower or otherwise, fails to refile in the state to which the borrower has moved within four months after relocation, or if the borrower no longer resides in the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected. In those circumstances, if the borrower defaults on the Mexico Loan, the Mexico loan agreement will nonetheless permit the lender to terminate the borrower's rights to occupy the Mexican property, and the Mexico trust agreement will permit the lender to instruct the Mexican trustee to transfer the Mexican property to a subsequent purchaser or to recognize the subsequent purchaser as the beneficiary of the borrower's beneficial interest in the Mexican trust. However, because the lender's security interest in the borrower's beneficial interest in the Mexican trust will be unperfected, no assurance can be given that the lender will be successful in realizing on its interest in the collateral under those circumstances. The lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property. The depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the Mexico trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or follow the procedures described below.

        In the case of some Mexico Loans, the Mexico trust agreement may permit the Mexican trustee, on notice from the lender of a default by the borrower, to notify the borrower that the borrower's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the Mexico trust agreement. Under the terms of the Mexico trust agreement, the borrower may avoid foreclosure by paying in full prior to sale the outstanding principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico Loan. At the auction, the Mexican trustee may sell the borrower's beneficial interest in the Mexican trust to a third party, sell the Mexican property to another trust established to hold title to that property, or sell the Mexican property directly to a Mexican citizen.

        The depositor is not aware of any other mortgage loan programs involving mortgage loans that are secured in a manner similar to the Mexico Loans. As a result, there may be uncertainty and delays in the process of attempting to realize on the mortgage collateral and gaining possession of the mortgaged property, and the process of marketing the borrower's beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

     Foreclosure on Mortgaged  Properties  Located in the Commonwealth of Puerto
          Rico

        Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

        There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

        Under Commonwealth of Puerto Rico law, in the case of the public sale on foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

        Foreclosure on Shares of Cooperatives

        The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

        In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

        Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

        Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

        A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

        Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

        Rights of Redemption

        In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

        Anti-Deficiency Legislation and Other Limitations on Lenders

        Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

        In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

        Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

        In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

        In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

        Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

        The United States Supreme Court has held that so long as a mortgage loan or revolving credit loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan or revolving credit loan secured by the related mortgaged property may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

        In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

        Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

        In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors' rescinding the mortgage loans either against either the originators or assignees.

        Homeownership Act and Similar State Laws

        Some mortgage loans or revolving credit loans, referred to herein as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

        In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

        Except in the case of a Designated Seller Transaction or unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential Funding Corporation will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the securityholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

        Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

        Alternative Mortgage Instruments

        Alternative mortgage instruments, including ARM loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.

These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks,

o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions, and

o          all  other  non-federally  chartered  housing  creditors,   including
           state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

        Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

        Junior Mortgages; Rights of Senior Mortgagees

        The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or mortgage loans or revolving credit loans. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the mortgage loan or revolving credit loan which applicable law may provide.

        The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

        Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

        The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE MANUFACTURED HOUSING CONTRACTS

        General

        A manufactured housing contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the manufactured housing contracts are described below.


        Security Interests in Manufactured Homes

        Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.


        The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

        The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Securities--Assignment of Loans." Unless otherwise specified in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

        If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

        When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

        Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

        To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are
"chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the master servicer, the servicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the master servicer or the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. Unless otherwise specified in the accompanying prospectus supplement, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The Mortgage Loans" above.

        Enforcement of Security Interests in Manufactured Homes

        The servicer or the master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is
"peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

        Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's manufactured housing contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

        Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

        THE HOME IMPROVEMENT CONTRACTS

        General

        The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are "chattel paper" and include "purchase money security interests" each as defined in the UCC. Those home improvement contracts are referred to in this section as "contracts." Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. In addition, if the depositor were to become insolvent or a debtor in a bankruptcy case while in possession of the contracts, competing claims to the contracts could arise. Even if unsuccessful, these claims could delay payments to the trust and the securityholders. If successful, losses to the trust and the securityholders also could result.

        The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement in most cases is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must in most cases be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

        Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations relating to home improvement contracts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans and/or home improvement contracts.

        Enforcement of Security Interest in Home Improvements

        So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful," that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

        Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

        Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

ENFORCEABILITY OF CERTAIN PROVISIONS

        Unless the accompanying prospectus supplement indicates otherwise, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

        The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

        The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

        On foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CONSUMER PROTECTION LAWS

        Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, as implemented by Regulation Z, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Debt Collection Practices Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act, the Uniform Consumer Credit Code and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related loan. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees. In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that are applicable to Homeownership Act Loans as discussed under "--The Mortgage Loans--Homeownership Act and Similar State Laws."

        If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

APPLICABILITY OF USURY LAWS

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

        Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

        Usury limits apply to junior mortgage loans in many states and Mexico Loans. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

        In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ENVIRONMENTAL LEGISLATION

        Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

        The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

        Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

        Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer or servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer or the servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

        Except as otherwise specified in the applicable prospectus supplement, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

        Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

        Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

        Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans and/or contracts having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

        Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

        Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

        A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime on which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

        A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

        The following is a discussion of the material (and certain other) federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. This discussion does not purport to be as detailed and complete as the advice a securityholder may get from its tax advisor and accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the consequences to them of investing in the securities and the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders should consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered hereunder.

        The following discussion addresses REMIC and FASIT certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust (or a portion thereof) be treated as one or more REMICs or FASITs. The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or the "regular interests" and "high yield regular interests" in the FASIT, as the case may be. If interests in a FASIT ownership interest are offered for sale the federal income consequences of the purchase, ownership and disposition of those interests will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a security.

        If neither a REMIC nor FASIT election is to be made for a particular series because, for example, a grantor trust structure is being used, the tax consequences of that structure will be discussed in the prospectus supplement for that series.

        Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

CLASSIFICATION OF REMICS AND FASITS

     Upon the issuance of each series of REMIC or FASIT certificates, one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, indenture or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC or FASIT, as the case may be, and the certificates offered with respect thereto will be considered to be (or evidence the ownership of) "regular interests," in the related REMIC or FASIT or, solely in the case of REMICs, "residual interests," in that REMIC. Opinions of counsel only represent the views of that counsel and are not binding on the Internal Revenue Service, known as the IRS, or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

        The IRS published proposed Treasury regulations, known as the Proposed FASIT Regulations, supplementing the FASIT provisions of the Code on February 7, 2000, but many issues remain unresolved. The Proposed FASIT Regulations are subject to change with potentially retroactive effect before being adopted as final regulations. The Proposed FASIT Regulations contain an "anti-abuse" rule that, among other things, enables the IRS to disregard a FASIT election, treat one or more of the assets of a FASIT as held by a person other than the holder of the ownership interest in the FASIT, treat a FASIT regular interest as other than a debt instrument or treat a regular interest held by any person as having the tax characteristics of one or more of the assets held by the FASIT, if a principal purpose of forming or using the FASIT was to achieve results inconsistent with the intent of the FASIT provisions and the Proposed FASIT Regulations based on all the facts and circumstances. Among the requirements that the Proposed FASIT Regulations state for remaining within the intent of the FASIT provisions is that no FASIT provision be used to obtain a federal tax result that could not be obtained without the use of that provision unless the provision clearly contemplates that result. The only general intent that the Proposed FASIT Regulations attribute to the FASIT provisions is to promote the spreading of credit risk on debt instruments by facilitating their securitization. The "anti-abuse" provisions of the Proposed FASIT Regulations are proposed to be effective as of February 4, 2000. Although any FASIT whose certificates are offered pursuant to this prospectus will be structured to reduce the likelihood that the IRS would recharacterize the tax treatment of the offered certificates, the anti-abuse provisions of the Proposed FASIT Regulations are sufficiently broad and vague that the avoidance of recharacterization cannot be assured. Investors should be cautious in purchasing any of the certificates and should consult with their tax advisors in determining the federal, state, local and other tax consequences to them for the purchase, holding and disposition of the certificates.

        In addition, certain FASIT regular interests or FASIT Regular Certificates may be treated as "high-yield regular interests." Special rules, discussed below apply to those securities. Although the accompanying prospectus supplement will indicate which FASIT securities are expected to be treated as "high-yield regular interests," in many cases it will not be clear as of the date of the prospectus supplement (and possibly not even after the issuance of the securities) whether any particular class will actually be so treated.

        If an entity electing to be treated as a REMIC or FASIT fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC or FASIT for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC or FASIT will include provisions designed to maintain the trust's status as a REMIC or FASIT. It is not anticipated that the status of any trust as a REMIC or FASIT will be terminated.

TAXATION OF OWNERS OF REMIC AND FASIT REGULAR CERTIFICATES

        General

        In general, REMIC and FASIT Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or FASIT or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

        Original Issue Discount

        Some REMIC or FASIT Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

        The Internal Revenue Code requires that a prepayment assumption be used for loans held by a REMIC or FASIT in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the master servicer, the servicer, or the REMIC or FASIT administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC or FASIT administrator, as applicable, or the master servicer or the servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

        The original issue discount, if any, on a REMIC or FASIT Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC or FASIT Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate.

        In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer, the servicer, or REMIC or FASIT administrator, as applicable, for those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

        Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

        In  addition,   if  the  accrued  interest  to  be  paid  on  the  first
distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

        Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID regulations.

        If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

        As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods and (B) the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

        The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

        A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus
(ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day for the certificate.

        Market Discount

        A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or, in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

        A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

        However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

        Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

o          on the basis of a constant yield method,

o in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period, or

o in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

        Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

        To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

        In addition, under Section 1277 of the Internal Revenue Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        Premium

        A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

        Realized Losses

        Under Section 166 of the Internal Revenue Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

        Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

        Special Rules for FASIT High-Yield Regular Interests

        General. A high-yield interest in a FASIT is a subcategory of a FASIT regular interest. A FASIT high-yield regular interest is a FASIT regular interest that either (i) has an issue price that exceeds 125% of its stated principal amount, (ii) has a yield to maturity equal to or greater than a specified amount (generally 500 basis points above the appropriate applicable federal rate), or (iii) is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets. A holder of a FASIT high-yield regular interest is subject to treatment, described above, applicable to FASIT Regular Interests, generally.

        Limitations on Utilization of Losses. The holder of a FASIT high-yield regular interest may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of such holder will be at least equal to the taxable income derived from such interest (which includes gain or loss from the sale of such interests), any FASIT ownership interests and any excess inclusion income derived from REMIC Residual Interests. Thus, income from such interests generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular interest cannot be less than such holder's taxable income determined solely for such interests. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less than the group's "tainted" income (thereby preventing losses of one member from offsetting the tainted income of another member). However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to such income for both regular tax and alternative minimum tax purposes.

        Transfer Restrictions. Transfers of FASIT high-yield Regular Certificates to certain "disqualified holders" will (absent the satisfaction of certain conditions) be disregarded for federal income tax purposes. In such event, the most recent eligible holder (generally the transferring holder) will continue to be taxed as if it were the holder of the certificate (although the disqualified holder (and not the most recent eligible holder) would be taxable on any gain recognized by such holder for such interest). Although not free from doubt, the tax ownership of a FASIT high-yield Regular Certificate may (absent the satisfaction of certain conditions) revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer. Each applicable pooling and servicing agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield Regular Certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of such Certificate. For these purposes, a "disqualified holder" is any person other than a (i) FASIT or (ii) domestic C corporation (other than a corporation that is exempt from (or not subject to) federal income tax); provided, however, that all (a) regulated investment companies subject to the provisions of Part I of subchapter M of the Internal Revenue Code, (b) real estate investment trusts subject to the provisions of Part II of subchapter M of the Internal Revenue Code, (c) REMICs, and (d) cooperatives described in Section 1381(a) of the Internal Revenue Code are also "disqualified holders."

PASS-THROUGH ENTITIES HOLDING FASIT REGULAR CERTIFICATES

        If a Pass-Through Entity issues a high-yielding debt or equity interest that is supported by any FASIT Regular Interest, such entity will be subject to an excise tax unless no principal purpose of such resecuritization was the avoidance of the rules relating to FASIT high-yield interests (pertaining to eligible holders of such interests). See "-Taxation of Owners of REMIC and FASIT Regular Certificates-Special Rules for FASIT High-Yield Regular Interests - Transfer Restrictions." The tax will apply if the original yield to maturity of the debt or equity interest in the Pass-Through Entity exceeds the greater of
(i) the sum of (a) the applicable federal rate in effect for the calendar month in which the debt or equity interest is issued) and (b) five percentage points or (ii) the yield to maturity to such entity on the FASIT Regular Interest (determined as of the date that such entity acquired such interest). The Internal Revenue Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest. No such regulations have yet been issued. If such tax did apply, the tax would equal the product of (i) the highest corporate tax rate and (ii) the income of the holder of the debt or equity interest that is properly attributable to the FASIT Regular Interest supporting such interest.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

        General

        As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

        A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

        A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

        Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately on its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

        The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

        Taxable Income of the REMIC

        The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

        For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer, the servicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer, the servicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

        Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for Regular Certificateholders--under the constant yield method taking into account the prepayment assumption. However, a

REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC and FASIT Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

        A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

        A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of Regular Certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

        If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount."

        As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

        Basis Rules, Net Losses and Distributions

        The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

        A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

        Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

        The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "-- Sales of Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "--General."

        Excess Inclusions

        Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

        In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual

Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

        For REMIC residual certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

        See, however, "--Foreign Investors in Regular Certificates."

        Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

        In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

        Noneconomic REMIC Residual Certificates

        Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

        The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

        The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

        Possible Pass-Through of Miscellaneous Itemized Deductions

        Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates.

        For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

        If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of:

(1) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

(2) the highest marginal federal income tax rate applicable to corporations.

        The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in the entity are not held by Disqualified Organizations; and

     o information necessary for the application of the tax described in this prospectus will be made available.

        Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

(2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

(3) granting to the master servicer or the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

        In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

        Sales of Certificates

        If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

        Gain from the sale of a REMIC Regular Certificate (but not a FASIT regular interest) that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of
(i) the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the

"applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC and FASIT Regular Certificates--Market Discount."

        A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

        Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue
Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

        Losses on the sale of a REMIC Regular Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

        Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although the timing of such income is uncertain under current law and certain court cases suggest that, in the absence of other authority, any such payment would be includible in income immediately upon its receipt, the IRS has issued proposed regulations that, if adopted as final regulations, would require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual

Certificate over its expected life. The proposed regulations also would provide two more specific methods that would be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Certificate is transferred to the taxpayer. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

Tax Return Disclosure and Investor List Requirements

        Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors in REMIC Residual Certificates should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Taxes

        The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

        REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

        Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

        Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the servicer, the REMIC administrator or the trustee in either case out of its own funds, provided that the master servicer, the servicer, the REMIC administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the servicer's, the REMIC administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

        In the case of a FASIT, the holder of the ownership interest and not the FASIT itself will be subject to any prohibited transaction taxes.

        Termination

        A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the
REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

        Reporting and Other Administrative Matters

        Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer, the servicer, or the REMIC administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

        As the tax matters person, the master servicer, the servicer, or the REMIC administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, the servicer, or the REMIC administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

        Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

        Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular Interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

        As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer or the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC and FASIT Regular Certificates--Market Discount."

        The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or the servicer at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

BACKUP WITHHOLDING WITH RESPECT TO SECURITIES

        Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REGULAR CERTIFICATES

        A regular certificateholder (other than a holder of a FASIT high-yield regular interest) that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United State person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue
Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or a FASIT Regular Certificate held by a person that owns directly or indirectly a 10% or greater interest in the holder of the ownership interest in the FASIT. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

        Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

        In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

        Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

        Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

                        STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

        Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

        Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

        Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

PLAN ASSET REGULATIONS

        An investment of assets of an ERISA plan in securities may cause the underlying mortgage loans, contracts, private securities or any other assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest" in that entity. The DOL regulations define the term "equity interest" as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

        Exceptions contained in the DOL regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

        o  the entity is an operating company;

        o the equity investment made by the ERISA plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

        o "benefit plan investors" do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, "benefit plan investors" include ERISA plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

        Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment. Therefore, unless the accompanying prospectus supplement indicates otherwise, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates, or notes which may be deemed to have "substantial equity features," in reliance upon the availability of any exception under the DOL regulations described above. For purposes of this section, the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings assigned in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

        Under the DOL  regulations,  the  prohibited  transaction  provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the Administrator, the trustee, the owner trustee, the indenture trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, private securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have "substantial equity features." Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any servicer, any subservicer, the Administrator, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

     o has investment discretion with respect to the investment of the ERISA plan assets; or

     o has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

        Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, private securities or any other assets held in a trust were to constitute

ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, private securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed.
Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000),
and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) and referred to as the Issuer Exemption, to Residential Funding Corporation and a number of its affiliates. The Issuer Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts and private securities, which are held in a trust or by another "issuer" and the purchase, sale and holding of pass-through certificates or debt instruments, collectively referred to in this section as "securities," issued by a trust or other issuer as to which:

        o the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Issuer Exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

        o  the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions described in the Issuer Exemption are satisfied. For purposes of this section, the term "underwriter" includes:

        o  the depositor and a number of its affiliates;

        o  any   person   directly   or   indirectly,   through   one  or   more
           intermediaries, controlling, controlled by or under common control with the depositor and a number of its affiliates;

        o any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of securities; or

        o any entity which has received from the DOL an exemption called an asset-backed exemption relating to securities which is substantially similar to the Issuer Exemption.

        The Issuer Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Issuer Exemption.

o First, the acquisition of securities by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party.

o Second, the Issuer Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the securities.

     o Third, at the time of acquisition by an ERISA plan or with ERISA plan assets, the securities must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, which are collectively referred to as the exemption rating agencies. The securities must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, in that case the Issuer Exemption will not apply:

     o    to any of the certificates if:

     o any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the securities; or

     o any one- to four-family residential mortgage loan or closed-end home equity loan has a LTV or CLTV ratio that exceeds 125% at the date of issuance of the securities; or

     o    to any subordinate securities.

     o Fourth, the trustee cannot be an affiliate of any other member of the restricted group (which consists of the trustee, any underwriter, the depositor, the master servicer, any servicer, any subservicer, the swap counterparty under any eligible swap arrangement and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the securities) other than an underwriter.

     o Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

o Sixth, the investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

o Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the Issuer Exemption that are intended to protect the assets of the issuer from creditors of the Depositor.

        The exemptive relief afforded by the Issuer Exemption does not apply to any securities where the related trust contains revolving credit loans or unsecured loans. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Issuer Exemption may not apply to any securities where the related trust contains certain purchase obligations, a swap, a pre-funding arrangement or Mexico Loans.

        The Issuer Exemption also requires that each trust meet the following requirements:

     o the trust must consist solely of assets of the type that have been included in other investment pools;

     o securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of securities by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

     o securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of securities by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

        An ERISA plan fiduciary or other investor of ERISA plan assets contemplating purchasing securities must make its own determination that the general conditions described above will be satisfied with respect to those securities. In the case of notes, additional conditions to the exemptive relief available under the Issuer Exemption require that customary bankruptcy law opinions be provided to the trustee and that the trust agreement include specified bankruptcy law related protections for the noteholders. Unless otherwise specified in the prospectus supplement related to an issuance of notes, the depositor expects that those additional conditions will be satisfied.

        If the general conditions of the Issuer Exemption are satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a security by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the securities, an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

        If specific conditions of the Issuer Exemption are also satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and
Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

     o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

          o a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

           o   an affiliate of that person,

           provided that, if the securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Issuer Exemption are met;

     o the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by a person investing ERISA plan assets; and

     o    the holding of securities by an ERISA plan or with ERISA plan assets.

        Additionally, if specific conditions of the Issuer Exemption are satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. Unless otherwise described in the accompanying prospectus supplement, the depositor expects that the specific conditions of the Issuer Exemption required for this purpose will be satisfied with respect to the securities so that the Issuer Exemption would provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the Issuer Exemption are satisfied.

        The Issuer Exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

        Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates or notes constitute "securities" for purposes of the Issuer Exemption and that the specific and general conditions and the other requirements described in the Issuer Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Issuer Exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with ERISA plan assets.

        Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Issuer Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, Cooperative Loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap, a pre-funding arrangement or Mexico Loans. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the Issuer Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

        An ERISA plan fiduciary or other ERISA plan asset investor considering an investment in notes should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60; PTCE 84-14, regarding transactions effected by the "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an "in-house asset manager." The accompanying prospectus supplement may contain additional information regarding the application of these or other DOL exemptions for notes offered by this prospectus.

INSURANCE COMPANY GENERAL ACCOUNTS

        Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

REPRESENTATIONS FROM INVESTING ERISA PLANS

        If the criteria specified in the Issuer Exemption as described above are not satisfied by one or more classes of securities, or by a trust or the mortgage loans, contracts, private securities and other assets held by the trust, then, except as otherwise specified in the accompanying prospectus supplement, transfers of those securities to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA plan or with ERISA plan assets:

     o    is permissible under applicable law;

     o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

        Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinate security offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or interest therein), that either:

o it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

o it has acquired and is holding such subordinate securities in reliance on the Issuer Exemption and it understands that there are certain conditions to the availability of the Issuer Exemption including that the subordinate securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

o (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or interest therein) is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Section I and III of PTCE 95-60 have been satisfied.

        If any subordinate security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate security (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT INVESTORS; REMIC RESIDUAL CERTIFICATES

        An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences
- Taxation of Owners of REMIC Residual Certificates - Excess Inclusions." Income as to certificates and other equity interests in a trust which has issued notes would be "debt-financed income" and therefore would be UBTI for ERISA plans investing in those equity interests. In addition, the exemptive relief afforded by the Issuer Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual Certificates.

CONSULTATION WITH COUNSEL

        There can be no assurance that the Issuer Exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the securities or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

        Before purchasing a security in reliance on any DOL exemption, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the Issuer Exemption or one of the other DOL exemptions would be satisfied. Before purchasing a certificate or note in reliance on the Issuer Exemption, an ERISA plan fiduciary should itself confirm that the certificate or note constitutes a "security" for purposes of the Issuer Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Issuer Exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

        Each class of securities offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities for "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

        The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

        The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

        One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

o    that a savings  association  should  only use  ratings  and  analyses  from
     nationally   recognized   rating  agencies  in  conjunction  with,  and  in
     validation of, its own underwriting processes, and

o that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

        One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

         The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

        Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

        There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

        Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent on a number of factors, including the volume of loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

        The securities offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

        The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

        In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust securing the securities.

        If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

        In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

        The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

        The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

        This prospectus and the applicable prospectus supplement may also be used by Residential Funding Securities Corporation, an affiliate of the depositor, or another affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Residential Funding Securities Corporation or such other affiliate of the depositor may act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

        Certain legal matters, including certain federal income tax matters, will be passed on for the depositor by Thacher Proffitt & Wood LLP, New York, New York, by Orrick, Herrington & Sutcliffe LLP, New York, New York or by Mayer, Brown, Rowe & Maw LLP, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

        The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of securities will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

        The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

        Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations
Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                           REPORTS TO SECURITYHOLDERS

        Monthly reports which contain information concerning the trust fund for a series of securities will be sent by or on behalf of the master servicer, the servicer or the trustee to each holder of record of the securities of the related series. See "Description of the Securities--Reports to Securityholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust for a series of securities as are required under the Exchange Act.

                      INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

        The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

                                    GLOSSARY

        1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

        401(C)  REGULATIONS--The  regulations the DOL is required to issue under
Section 401(c) of ERISA, which were issued in final form on January 4, 2000.

        ADDITIONAL BALANCE --An additional principal balance in a revolving credit loan created by a Draw.

        ADDITIONAL COLLATERAL--For an Additional Collateral Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets.

        ADDITIONAL COLLATERAL LOANS--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100%, and secured by Additional Collateral in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance.

        ADDITIONAL COLLATERAL REQUIREMENT--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of that mortgage loan.

        ADMINISTRATOR--In addition to or in lieu of the master servicer or servicer for a series of notes, if specified in the accompanying prospectus supplement, an administrator for the trust. The Administrator may be an affiliate of the depositor, the master servicer or the servicer.

     ADVANCE--As to a particular loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

        AGENCY SECURITIES--Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

        BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

        BALLOON LOANS--Loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

        BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

        BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the loan rate on a mortgage loan or an extension of its maturity.

        BUY-DOWN ACCOUNT--As to a Buy-Down Loan, the custodial account where Buy-Down Funds are deposited.

        BUY-DOWN FUNDS--As to a Buy-Down Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buy-Down Account.

        BUY-DOWN LOAN--A mortgage loan, other than a closed-end home equity loan, subject to a temporary buydown plan.

        BUY-DOWN PERIOD--The early years of the term of or Buy-Down Loan when payments will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from the Buy-Down Funds.

        CALL CLASS--A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

        CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

        CALL SECURITY--Any security evidencing an interest in a Call Class.

        COMPENSATING INTEREST--For any loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer or the servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the loan rate, less the servicing fee and Excluded Spread, if any, for that loan from the date of the prepayment to the related due date.

        CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the borrowers to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

        COOPERATIVE--For a Cooperative Loan, the corporation that owns the related apartment building.

        COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

        COOPERATIVE NOTES--A promissory note with respect to a Cooperative Loan.

        CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

        CREDIT UTILIZATION RATE--For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

        CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in loans serviced or sold by the master servicer or the servicer and for the master servicer or the servicer, into which the amounts shall be deposited directly. Any such account shall be an Eligible Account.

        DEBT SERVICE REDUCTION--Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

        DEFAULTED MORTGAGE LOSS--A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

        DEFICIENT VALUATION--In connection with the personal bankruptcy of a borrower, the difference between the outstanding principal balance of the first and junior lien loans and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

        DESIGNATED SELLER TRANSACTION--A transaction in which the loans are provided directly to the depositor by one or more unaffiliated or affiliated sellers described in the accompanying prospectus supplement.

        DIRECT PUERTO RICO MORTGAGE--For any loan secured by mortgaged property located in Puerto Rico, a Mortgage to secure a specific obligation for the benefit of a specified person.

        DISQUALIFIED ORGANIZATION--As used in this prospectus means:

o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but does not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation),

o any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

        DISTRIBUTION AMOUNT--For a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;

o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

        DRAW--Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

        DRAW PERIOD--The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

        DUE PERIOD--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

        ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

        ENDORSABLE PUERTO RICO MORTGAGE--As to any loan secured by mortgaged property located in Puerto Rico, a mortgage to secure an instrument transferable by endorsement.

        ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

        EXCESS SPREAD--A portion of interest due on the loans or securities transferred as part of the assets of the related trust as specified in the accompanying prospectus supplement.

        EXCLUDED BALANCE--That portion of the principal balance of a revolving credit loan, if any, not included in the Trust Balance at any time, which will include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

        EXCLUDED SPREAD--A portion of interest due on the loans or securities, excluded from the assets transferred to the related trust.

        EXTRAORDINARY LOSS--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

        FASIT--A financial asset securitization trust as described in section 860L of the Internal Revenue Code.

        FASIT REGULAR CERTIFICATES--Certificates or notes representing ownership of one or more regular interests in a FASIT.

        FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

        FRAUD LOSSES--A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

        FUNDING ACCOUNT--An account established for the purpose of funding the transfer of additional loans into the related trust.

        GEM LOAN--A mortgage loan with monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and that provide a specified time period during which the monthly payments by the borrower are increased and the full amount of the increase is applied to reduce the outstanding principal balance of the related mortgage loan.

        GPM LOAN--A mortgage loan under which the monthly payments by the borrower during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

        GROSS MARGIN--For an ARM loan, the fixed or variable percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

        HOME LOANS--One- to four- family first or junior lien mortgage loans with LTV ratios or combined LTV ratios in most cases between 100% and 125%, and classified by the depositor as Home Loans.

        HOMEOWNERSHIP ACT LOANS--Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

        INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

        ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

        LIQUIDATED LOAN--A defaulted loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

        LIQUIDATION PROCEEDS--Amounts collected by the servicer or subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

        MEXICO LOAN--A mortgage loan secured by a beneficial interest in a trust, the principal asset of which is residential real property located in Mexico.

        MIXED-USE   PROPERTY--Mortgaged   property   on  which  a   mixed-use  -
residential and commercial - structure is located.

        NET LOAN RATE--As to any loan, the loan rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

        NONRECOVERABLE ADVANCE--Any Advance or Servicing Advance previously made which the master servicer or the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

        NOTE MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

        PARTIES IN INTEREST--For an ERISA plan, persons who are either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Internal Revenue Code, because they have specified relationships to the ERISA plan.

        PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

        PAYMENT ACCOUNT--An account established and maintained by the master servicer or the servicer in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

        PERMITTED INVESTMENTS--United States government securities and other investments that are rated, at the time of acquisition, in one of the categories specified in the related pooling and servicing agreement.

        PLEDGED ASSET MORTGAGE LOANS--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

        PLEDGED ASSETS--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

        PREPAYMENT INTEREST SHORTFALL--For a loan that is subject to a borrower prepayment, the amount that equals the difference between a full month's interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

        PRINCIPAL PREPAYMENTS--Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

        QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

        REALIZED LOSS--As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer or the servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the loan. For a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

        REGULAR   CERTIFICATES--FASIT  Regular  Certificates  or  REMIC  Regular
Certificates.

        REMIC--A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

        REMIC REGULAR CERTIFICATES--Certificates or notes representing ownership of one or more regular interests in a REMIC.

        REMIC RESIDUAL CERTIFICATE--A Certificate representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

        REO LOAN--A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

        REPAYMENT PERIOD--For a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

        SENIOR PERCENTAGE--At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the accompanying prospectus supplement.

        SERVICING ADVANCES--Amounts advanced on any loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans or contracts.

        SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

        SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the borrower.

        SPECIAL SERVICER--A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

        STATED PRINCIPAL BALANCE--As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any securities before that date, and increased by the amount of any interest or other amounts owing on the loan that have been capitalized in connection with a modification.

        SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

        SUBSERVICING   ACCOUNT--An  account  established  and  maintained  by  a
subservicer which is acceptable to the master servicer or the servicer.

        SUBSEQUENT   RECOVERIES--Subsequent   recoveries,  net  of  reimbursable
expenses, with respect to loans that have been previously liquidated and that resulted in a Realized Loss.

        TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

        TAX-FAVORED PLANS--An ERISA plan which is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code or is an individual retirement plan or annuity described in Section 408 of the Internal Revenue Code.

        TITLE I--Title I of the National Housing Act.

        TRUST BALANCE--A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                 $1,183,656,000

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-RS7








                             -----------------------

                              PROSPECTUS SUPPLEMENT

                             -----------------------






BEAR, STEARNS & CO. INC.
                              CITIGROUP
                                              JPMORGAN
                                                             GMAC RFC SECURITIES


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until October 25, 2004.